                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934





     DATE OF REPORT (Date of earliest reported event):    JULY 7, 1999



                     AMERICAN MOBILE SATELLITE CORPORATION
             (Exact name of registrant as specified in its charter)





         DELAWARE                            0-23044                         93-0976127
(State or other jurisdiction of       (Commission File No.)       (IRS Employer Identification No.)
incorporation or organization)
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                           10802 PARKRIDGE BOULEVARD
                          RESTON, VIRGINIA  20191-5416
                                 (703) 758-6000
              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        This report on Form 8-K contains forward-looking statements. All statements regarding our expected financial position and operating results, our business strategy and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the factors discussed under the caption "Risk Factors."

                           THE XM RADIO TRANSACTIONS
GENERAL

     On July 7, 1999, American Mobile Satellite Corporation ("American Mobile" or "we") acquired WorldSpace Inc.'s debt and equity interests in XM Satellite Radio Holdings Inc. ("XM Radio"),other than a $75 million loan from WorldSpace to XM Radio, in exchange for approximately 8.6 million shares of our common stock. Concurrently with this transaction, XM Radio issued $250 million of subordinated convertible notes to several new strategic and financial investors, including General Motors Corporation, Clear Channel Investments, DIRECTV, Telcom Ventures, Columbia Capital and Madison Dearborn Partners. XM Radio used $75 million of the proceeds from these notes to repay the outstanding loan payable to WorldSpace. As a result of these transactions, we own all of the issued and outstanding stock of XM Radio, subject to the possibility of our interest being reduced as described below. WorldSpace no longer owns any direct equity or debt interest in XM Radio.

     We decided to effect these transactions to provide XM Radio with more diversified and strategic sources of funding. We believe the infusion of funds to XM Radio by the new investors, together with the strategic and competitive advantages that such investors provide to XM Radio, are important to XM Radio's chances of successfully developing and offering satellite-based commercial radio service in accordance with its business plan.

THE EXCHANGE TRANSACTION

     Our exchange of approximately 8.6 million shares of our common stock for WorldSpace's interest in XM Radio was effected as follows:

     - WorldSpace transferred all of its right, title and interest in XM Radio, other than a portion of certain loans totaling $75 million issued by WorldSpace to XM Radio, to a new trust, XM Ventures, for the benefit of the stockholders of WorldSpace and certain other persons owning options and other rights to acquire WorldSpace stock. The assets transferred to XM Ventures included shares of XM Radio stock owned by WorldSpace, certain other indebtedness payable to WorldSpace, including notes convertible into shares of XM Radio stock, and options to acquire shares of XM Radio stock.

     - XM Ventures then transferred to American Mobile all of the assets described above relating to XM Radio that it received from WorldSpace in exchange for 8,614,244 shares of our common stock. Of these shares, 6,479,443 shares were issued to XM Ventures at the closing of the exchange transaction. We must obtain the approval of our stockholders before we can issue the remaining 2,134,801 shares to XM Ventures. After we obtain this stockholder approval, we will issue the remaining shares to XM Ventures.

     Concurrently with these transactions, XM Radio's capital structure was reorganized. Following such recapitalization, we hold 100% of XM Radio's Class B common stock, which are the only shares of XM Radio's capital stock outstanding. We also hold certain convertible debt of XM Radio, convertible into shares of XM Radio Class B common stock, which debt is subordinated to the Series A subordinated convertible notes of XM Radio described below. The Class B common stock of XM Radio has three votes per share. XM Radio also has Class A common stock, which is entitled to one vote per share.

ISSUANCE OF SERIES A SUBORDINATED CONVERTIBLE NOTES OF XM RADIO TO NEW INVESTORS

     On July 7, 1999, XM Radio issued $250 million of Series A subordinated convertible notes to six new strategic and financial investors, including General Motors, Clear Channel Investments, DIRECTV, Columbia Capital, Telcom Ventures, and Madison Dearborn Partners. The notes and accrued interest are convertible into either XM Radio's Class A common stock or XM Radio's Series A convertible preferred stock at a conversion price of $509,711 aggregate principal amount of notes for each share of XM Radio stock. The notes mature on December 31, 2004, or, if XM Radio issues at least $50 million aggregate principal amount of high yield debt securities, XM Radio will be entitled to extend the maturity date of the convertible notes to a date no later than the six-month anniversary of the stated maturity date of such high yield debt securities. The notes are senior to all existing XM Radio indebtedness, including our convertible debt in XM Radio that is convertible into XM Radio Class B common stock, but are subordinate to any future high yield debt securities issued by XM Radio.

     Using part of the proceeds from the issuance of its Series A subordinated convertible notes, XM Radio paid WorldSpace $75 million to repay an outstanding loan owed to WorldSpace.

OUR FULLY DILUTED OWNERSHIP POSITION IN XM RADIO

     As a result of the XM Radio Transactions we own all of the issued capital stock of XM Radio. In the event that all securities convertible into voting stock of XM Radio were converted, we would own approximately 37% of the economic interest and approximately 62% of the voting interest in XM Radio. The $250 million of Series A subordinated convertible notes are convertible into either XM Radio's Class A common stock or Series A convertible preferred stock at the election of the holders and, automatically, upon the occurrence of certain events, including an initial public offering of XM Radio yielding gross proceeds in excess of $100 million and above a prescribed per share value. In addition, the Class B common stock of XM Radio owned by us (which is entitled to three votes per share) is convertible on a one for one basis into Class A common stock (which is entitled to one vote per share), as follows: (1) at any time at our discretion, (2) following XM Radio's initial public offering, at the direction of the holders of a majority of the then outstanding shares of XM Radio's Class A common stock (which majority must include at least 20% of the public holders of Class A common stock), and (3) on or after January 1, 2002, at the direction of the holders of a majority of the then outstanding shares of Class A common stock. Such conversion will be effected only upon receipt of FCC approval. In the event of such a conversion of our Class B common stock of XM Radio into Class A common stock, our voting interest in XM Radio will be reduced to approximately 37%.


OUR INVESTMENT IN XM RADIO


     Prior to the XM Radio Transactions, we invested approximately $1.7 million in equity in XM Radio, and an additional $21.4 million through the XM Note Receivable described under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in our annual report on Form 10-K for the year ended December 31, 1998. In addition, WorldSpace provided approximately $143.9 million to XM Radio through investments in equity and debt securities. The XM Note Receivable (which is convertible into XM Radio stock) presently has an outstanding balance of approximately $21.7 million, including accrued interest. Following completion of the XM Radio Transactions, we have no legal obligation to invest additional funds in XM Radio's business, and we do not intend to invest additional funds.

                              XM RADIO'S BUSINESS

OVERVIEW

     XM Radio is seeking to become a nationwide provider of digital quality audio entertainment and information programming transmitted directly by satellites to car, home and portable radios. XM Radio owns one of two FCC licenses to provide a satellite digital audio radio service for the United States. XM Radio is developing its service, which it will call "XM Radio," to provide a wide variety of music, news, talk, sports and other programming offering up to 100 distinct channels. XM Radio believes that customers will be attracted to the broad offering of formats and the service's digital quality sound, coast-to-coast coverage and text display features.

     XM Radio is constructing its satellite system and contracting with third party programmers, vendors and other partners. Key milestones achieved include the following:

     - Raised approximately $331.0 million of capital to date, net of expenses and repayment of debt, including recent investments by several strategic and financial investors, including General Motors, Clear Channel Investments, DIRECTV, Telcom Ventures, Columbia Capital and Madison Dearborn Partners;

     - Long-term agreement with the OnStar division of General Motors covering the installation and exclusive marketing and distribution of XM Radio service in GM vehicles;

     - Contract with Hughes for delivery and launch of two high-powered satellites;

     - Agreement with STMicroelectronics, a leading digital audio chipset manufacturer, for the design and production of chipsets for XM Radio receivers;

     - Contracts with Alpine Electronics, Pioneer, SHARP and Delco Electronics to manufacture and distribute XM Radio receivers; and

     - Agreements with leading specialty programmers including Black Entertainment Television, Inc., Bloomberg Communications Inc., Cable News Network LP, National Cable Satellite Corporation (C-SPAN), AsiaOne Network, L.L.C., Hispanic Broadcasting Corporation (formerly Heftel), One-on-One Sports Radio Network, Inc., Radio One, Inc. and Salem Communications Corporation.

THE XM RADIO SYSTEM

     XM Radio is designing its system to provide satellite radio to the continental United States and coastal waters using S-Band radio frequencies allocated by the FCC for satellite radio. The XM Radio system will be capable of providing high quality satellite radio services to mobile XM radios in automobiles, trucks, recreation vehicles and pleasure craft, as well as to fixed or portable XM radios in the home, office or other fixed locations.

     The XM Radio system design uses a network consisting of an uplink facility, two high-power geostationary satellites and, where necessary, terrestrial repeaters to provide digital audio service to both fixed and mobile XM radios throughout the United States and coastal waters. XM Radio has signed a contract with LCC International Inc., a wireless services site planner, to design a terrestrial repeater network, and anticipates awarding a definitive contract for the construction of a terrestrial repeater network in the third quarter of 1999. XM Radio will also operate a business facility which will include a billing system and administrative support. XM Radio's programming facility may include its uplink facility and its network monitoring center. XM radios will be manufactured by major consumer electronics manufacturers.

     A key distinguishing feature of the XM Radio system from standard AM/FM radio is its virtually seamless nationwide coverage. This will be accomplished using two high-power satellites and a terrestrial repeater network. Terrestrial repeaters will be an important component of the XM Radio system in dense urban areas characterized by "urban canyons" (i.e. urban areas with narrow streets and high buildings on both sides), allowing listeners to receive the signal with small antennas even when the "view" of the satellite is obscured. These repeaters will receive the satellite signals and retransmit them at much higher power levels, allowing receivers to pick up signals that are reflected by buildings or other objects, facilitating reception in dense urban areas. XM Radio intends to leverage American Mobile's expertise and experience in designing and constructing its terrestrial repeater network.

COMPETITION

     XM Radio expects to face competition for both listeners and advertising dollars, from both traditional and new sources.

     CD RADIO. XM Radio's direct competitor in satellite radio service is likely to be CD Radio, the only other FCC licensee for satellite radio service in the United States. CD Radio has announced that it expects to become operational in late 2000. If CD Radio begins commercial operations significantly before XM Radio, it may gain a competitive advantage over XM Radio. CD Radio plans to deploy three satellites in a North American elliptical orbit, with a smaller number of terrestrial repeaters than XM Radio plans to use in its system.

     TRADITIONAL AM/FM RADIO. In addition to CD Radio, XM Radio anticipates that it will compete with traditional AM/FM radio, particularly the larger national radio broadcasters. Unlike XM Radio, traditional AM/FM radio already has a well established market for its services and generally offers "free" broadcast reception paid for by commercial advertising rather than by a subscription fee. Also, many radio stations offer information programming of a local nature, such as traffic and weather reports, which XM Radio initially will be unable to offer as effectively as local radio, or at all. It is anticipated that traditional radio will be able to broadcast high quality digital signals in the next few years.

     OTHER. To a lesser extent, XM Radio also expects to face competition from national satellite-based audio programming syndicators, direct broadcast satellite television, cable systems that carry audio service, and Internet-based audio providers.

                                  RISK FACTORS

XM RADIO'S BUSINESS INVOLVES SIGNIFICANT RISKS AND THESE RISKS MAY IMPAIR THE VALUE OF OUR INVESTMENT IN XM RADIO

        There are significant risks associated with our investment in XM Radio. These risks may impair the value of our investment in XM Radio.

XM RADIO IS A DEVELOPMENT STAGE COMPANY AND HAS NOT GENERATED REVENUES TO DATE

     Because XM Radio is a development stage company and still needs to develop the planned XM Radio service significantly before XM Radio can offer it to consumers, XM Radio has not yet been able to generate any revenues. XM Radio likely will not generate significant revenues from operations until the commencement of commercial operation of its service.

XM RADIO MAY NEVER BECOME PROFITABLE

     XM Radio expects to incur significant expenses in the future, and as a result it will need to generate significant revenues before it can become profitable. XM Radio's ability to generate revenues and ultimately to become profitable will depend upon several factors, including

     - whether it creates and implements the XM Radio system in a timely fashion;

     - whether consumer electronics manufacturers successfully develop and manufacture XM radios;

     - whether XM Radio can attract and retain enough subscribers and advertisers to XM Radio;

     - whether XM Radio can compete successfully; and

     - whether the FCC grants XM Radio all additional necessary authorizations in a timely manner.


XM RADIO HAS MADE SIGNIFICANT EXPENDITURES AND INCURRED SIGNIFICANT LOSSES TO DATE AND THESE ARE EXPECTED TO GROW

     As of March 31, 1999, XM Radio had incurred costs of approximately $219.5 million in connection with the development of the XM Radio system. XM Radio incurred aggregate net losses of approximately $1.7 million from its inception through December 31, 1997, and an additional $20.5 million in the 15-month period ended March 31, 1999. We expect XM Radio's net losses and negative cash flow to grow as XM Radio builds its system, makes payments under its various contracts and begins to incur marketing costs.

XM RADIO NEEDS SUBSTANTIAL FURTHER FINANCING BUT SUCH FINANCING MIGHT NOT BE AVAILABLE


     XM Radio needs substantial additional financing to cover projected capital expenditures and operating expenses before it can generate any revenue from its operations. XM Radio currently estimates that it will need approximately $700.0 million in addition to the amount it has raised thus far in order to meet its needs until it begins commercial operation of its service, which XM Radio is targeting for 2001. Even after it commences commercial service, XM Radio expects to require significant additional funds before it generates positive cash flow. In addition, XM Radio has substantial payment obligations under a distribution agreement with General Motors, as described under the caption "Certain Transactions Involving XM Radio -- Distribution Agreement with General Motors." XM Radio's actual funding requirements could vary materially from its projections, due to a variety of factors, some of which are outside of the control of XM Radio, including unexpected costs, unforeseen delays, engineering design changes, launch failures, satellite anomalies, adverse regulatory developments, or other unanticipated events. If one or more of these events occurs, XM Radio may have to raise further funds to remain in business and to continue to develop and market the XM Radio system.

     We do not intend to provide any material portion of XM Radio's funding requirements. XM Radio plans to raise future funds by selling debt or equity securities, or both, publicly and/or privately and by obtaining loans or other credit lines from banks or other financial institutions. Any such financing would likely decrease our economic and/or voting interest in XM Radio. See "The XM Radio Transactions." XM Radio may not be able to raise any such funds or obtain any such loans on favorable terms or at all. XM Radio's ability to obtain the required financing depends on several factors, including future market conditions; XM Radio's success or lack of success in developing, implementing and marketing its satellite radio service; XM Radio's future creditworthiness; and restrictions contained in agreements with XM Radio's investors or lenders.


     If XM Radio fails to obtain any necessary financing on a timely basis, then

     - its satellite construction, launch, or other events necessary to its business could be materially delayed, or their costs could materially increase;

     - XM Radio could default on its commitments to its satellite construction or launch contractors, creditors or others, leading to termination of construction or inability to launch XM Radio's satellites; and

     - XM Radio may not be able to launch its satellite radio service as planned and may have to discontinue operations or seek a purchaser for its business or assets.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH SATELLITE LAUNCHES

     Satellite launches have significant risks, including launch failure, satellite destruction or damage during launch, and improper orbital placement. Launch failure rates vary depending on the particular launch vehicle and contractor, and there is virtually no track record for the specific rocket that will be used for the launch of XM Radio's satellites. If one or more launches fail, XM Radio will suffer significant delay that will be very damaging to its business, and XM Radio will incur significant additional costs associated with the delay in revenue generating activities.

SATELLITES HAVE LIMITED LIVES AND MAY FAIL DURING ORBIT

     XM Radio cannot be certain of the specific longevity of any particular satellite. Although its satellites are expected to have useful operational lives of approximately 15 years, a number of factors may affect the useful lives of XM Radio's satellites, including

     - defects in construction;

     - faster than expected degradation of solar panels;

     - loss of fuel on board;

     - random failure of satellite components that are not protected by back-up units;

     - electrostatic storms; and

     - collisions with other objects in space.

If a satellite were to fail while in orbit, XM Radio would either have to arrange for the launch of its ground spare satellite or have to contract for additional satellites to be built and launched. Any such failure likely could affect the quality of XM Radio service, substantially delay the commencement or interrupt the continuation of XM Radio service and harm XM Radio's business.

XM RADIO'S SYSTEM DEPENDS ON DEVELOPMENT AND INTEGRATION OF COMPLEX TECHNOLOGIES IN A NOVEL CONFIGURATION THAT MIGHT NOT WORK

     XM Radio's service will transmit signals to XM radios using two satellites in geosynchronous orbit, supplemented by a terrestrial repeater network to relay satellite signals. This system will involve some new applications of existing technology and integration of two or more different and complex technologies, which may not work as planned. This system will also require development of new technologies and finalization of XM Radio's planned system. XM Radio may not be able to successfully develop such technologies or its system.

     THE USE OF TERRESTRIAL REPEATERS WITH A SATELLITE SYSTEM IS UNTESTED AND MAY NOT PROVIDE THE EXPECTED TRANSMISSION QUALITY. XM Radio's system would use satellites to broadcast radio signals to portable radios and radios installed in cars and trucks, which are highly mobile. High concentrations of tall buildings and other obstructions may block signals from the satellites, which would adversely affect satellite reception. XM Radio plans to address this issue by installing a network of terrestrial repeaters that will retransmit the satellite signal in areas where blockages might otherwise occur. Although satellite and terrestrial repeater transmission is existing technology, these two systems have not been integrated and used together on the scale contemplated by XM Radio. In addition, some areas with impediments to satellite line of sight may still experience "dead zones." The terrestrial repeater system may not be fully deployed when the satellites commence operation.

     XM RADIO'S BUSINESS PLAN RELIES ON THE TIMELY DEVELOPMENT OF XM RADIOS. XM Radio's service would be received by specially designed receivers. These receivers, which have not yet been developed, must be capable of receiving both satellite and terrestrial signals. Although these radios will be based on existing technologies, they will require a unique integration of such technologies, which may take longer than expected.

     INTEGRATION OF COMPONENTS OF XM RADIO'S SYSTEM MAY ENCOUNTER TECHNICAL DIFFICULTIES. XM Radio will have to integrate a number of sophisticated satellite and other wireless technologies before it can begin offering its service. Integration of such a satellite radio system is a complex task which has not previously been accomplished. It will require XM Radio to integrate many components which have not yet been fully developed and/or have not yet been used as part of a combined system. Despite extensive testing of the components of the XM Radio system, because of the nature and complexity of the XM Radio system, XM Radio cannot ultimately confirm the ability of the system to function until XM Radio has actually deployed and tested a substantial portion of the system. Hardware or software errors in space or on the ground may limit or delay the XM Radio service and therefore reduce anticipated revenues. There could also be delays in the planned development, integration and operation of the components of the XM Radio system. If the technological integration of the XM Radio system is not completed in a timely and effective manner, XM Radio's business will be harmed.

XM RADIO'S PLANNED LAUNCH OF SERVICE MAY BE DELAYED, WHICH COULD HARM XM RADIO'S BUSINESS AND CHANCES OF SUCCESS

     XM Radio plans to commercially launch its service in 2001. Its ability to do so will depend on several important factors. Potential causes of serious delay include

     - XM Radio's inability to obtain necessary financing in a timely manner;

     - delays in, or modifications to, the design, development, construction, launch or testing of satellites, terrestrial repeaters or other aspects of the XM Radio system;

     - satellite launch failure;

     - delays in manufacture or commercial availability of XM radios;

     - obtaining additional authorizations from the FCC, if required; and

     - coordinating spectrum use with Mexico.

Any significant delay in the start of commercial operations would harm XM Radio's business and decrease XM Radio's chances of competing successfully. During any period of delay, XM Radio would continue to have significant cash requirements that could materially increase the aggregate amount of funding it needs. XM Radio may not be able to obtain additional financing on favorable terms, or at all, during periods of delay.

XM RADIO'S SUCCESS DEPENDS ON THE QUALITY AND PERFORMANCE OF ITS SATELLITE AND LAUNCH CONTRACTORS

     DEPENDENCE UPON SATELLITE MANUFACTURER TO CONSTRUCT AND DELIVER
SATELLITES. XM Radio will rely on Hughes, its satellite manufacturer, to build and deliver its satellites in a timely manner. If Hughes fails to deliver functioning satellites in a timely manner the introduction of XM Radio's service would likely be delayed. If Hughes were to deliver a satellite late or otherwise default, the remedies XM Radio has will not adequately compensate XM Radio for any damage caused to its business. Although XM Radio's satellite contract provides for certain remedies for late delivery, Hughes will not be liable for indirect or consequential damages, or lost revenues or profits, from late delivery or other defaults. XM Radio's satellite contract entitles Hughes to certain excusable delays, including any delay in whole or in part caused by an event beyond the reasonable control of Hughes or its subcontractors or affiliates, and including specifically any delay caused by the satellite launch services provider. In general, such excusable delays may not exceed 485 days.

     Hughes has promised that the satellites will perform in accordance with the specifications and requirements of the satellite contract and will be free from any material defect or failure or any nonconformance in design, material or workmanship. However, XM Radio's only remedy if Hughes breaches this promise is not to pay Hughes in-orbit performance incentive payments of up to a total of $12.5 million for each satellite. This remedy likely will not adequately compensate for the damage such breach would cause to XM Radio's business.


     DEPENDENCE UPON LAUNCH SERVICES PROVIDER. XM Radio is depending on the satellite launch services provider to build its launch vehicles and to launch the satellites. If the satellite launch services provider fails to launch the satellites in a timely manner XM Radio may be unable to meet its business plan timetable. XM Radio would be entitled to minimal liquidated damages from Hughes for failure to launch within the scheduled launch period for each satellite. Neither Hughes nor the satellite launch services provider, however, will otherwise be liable to XM Radio for any delay in delivery of the satellites, up to 180 days, resulting from a delay caused by XM Radio's scheduled launch services provider. A delay of more than six months beyond the launch period for either satellite would allow XM Radio, subject to certain conditions (including possibly paying additional fees to Hughes), to select an alternative launch system from within or outside of Hughes' inventory. This remedy likely will not adequately compensate XM Radio for the damage such delay would cause to its business.

     XM Radio currently intends to use Sea Launch as its satellite launch services provider. Sea Launch is subject to U.S. export regulations because it is a partnership between Boeing and foreign partners, including a Russian and a Ukrainian company. It is possible that the Sea Launch export license could be revoked or suspended in the future, or that future measures required to comply with United States government regulations could result in delays material to XM Radio's business. Although XM Radio may be able to use another satellite launch services provider, switching to another provider could involve significant delay and a significant increase in cost.

XM RADIO WILL DEPEND ON THIRD PARTY VENDORS TO SUPPLY RADIOS TO CUSTOMERS

     XM Radio's strategy calls for subscribers to buy XM radios from third party manufacturers or their distributors to receive XM Radio's service. XM radios are not yet available, and XM Radio does not intend to manufacture or distribute XM radios. XM Radio is negotiating with leading consumer electronics manufacturers for the manufacture and distribution of XM radios for retail sale in the United States. XM Radio has already signed contracts with Pioneer, Alpine and Delphi-Delco to develop XM radios for use in the car, and a contract with SHARP to manufacture XM radios for use in the home. However, these agreements may not result in the timely production of enough affordable XM radios to permit the widespread introduction of XM Radio's service. If one or more manufacturers fails to develop these products for timely commercial sale, at an affordable price and with mass market nationwide distribution, XM Radio's revenues would be less than expected and its business would suffer.

XM RADIO WILL BE SUBJECT TO COMPETITION FROM TRADITIONAL AND EMERGING AUDIO ENTERTAINMENT PROVIDERS, INCLUDING CD RADIO

     In seeking market acceptance, XM Radio will encounter competition for both listeners and advertising revenues from many sources, including

     - CD Radio, the other satellite radio licensee;

     - standard and, when available, digital AM/FM radio;

     - national satellite-based radio programming syndicators;

     - direct broadcast satellite television;

     - cable systems that carry audio service; and

     - Internet-based audio providers.

     CD Radio has announced that it expects to become operational in late 2000 and therefore may commence operations before XM Radio. If CD Radio begins commercial operations significantly before XM Radio does, it may gain a competitive advantage over XM Radio.


     Unlike XM Radio, traditional AM/FM radio already has a well established market for its services and generally offers "free" broadcast reception paid for by commercial advertising rather than by a subscription fee. Also, many radio stations offer information programming of a local nature, such as traffic and weather reports, which XM Radio initially will be unable to offer as effectively as local radio, or at all. To the extent that consumers place a high value on these features of traditional AM/ FM radio, XM Radio will be at a competitive disadvantage.

XM RADIO'S DISTRIBUTION AGREEMENT WITH GENERAL MOTORS INVOLVES SIGNIFICANT FINANCIAL AND OTHER RISKS


     XM Radio has signed a long-term distribution agreement with the OnStar division of General Motors providing for the installation of XM radios in General Motors vehicles. During the term of the agreement, which expires 12 years from the commencement date of XM Radio's commercial operations, General Motors has agreed to distribute XM Radio's service to the exclusion of other S-band satellite digital radio services. XM Radio has significant annual, fixed payment obligations to General Motors for four years following commencement of commercial service. These payments approximate $35 million in the aggregate during this period. Additional annual fixed payment obligations beyond the initial four years of the contract term range from less than $35 million to approximately $130 million through 2009, aggregating approximately $400 million. In order to encourage the broad installation of XM radios in General Motors vehicles, XM Radio has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to General Motors when the owners of General Motors vehicles with installed XM radios become subscribers for the XM Radio service. XM Radio also must share with General Motors a percentage of the subscription revenue attributable to General Motors vehicles with installed XM radios, which percentage increases until there are more than 8 million General Motors vehicles with installed XM radios. This agreement is subject to renegotiation if GM does not achieve and maintain specified installation levels of General Motors vehicles capable of receiving XM Radio's service, starting with 1.24 million units after four years, and the lesser of 600,000 units per year thereafter and amounts proportionate to target market shares in the satellite digital radio service market. There can be no assurances as to the outcome of any such renegotiation. XM Radio may not be able to meet its obligations to General Motors under this agreement. In addition, while XM Radio and General Motors have discussed certain installation projections, General Motors is not required to meet any minimum targets for installing XM radios in General Motors vehicles. In addition, certain of the payments to be made by XM Radio under this agreement will not be directly related to the number of XM radios installed in General Motors vehicles. For more details about XM Radio's contract with General Motors, see the discussion under the caption "Certain Transactions Involving XM Radio -- Distribution Agreement with General Motors."

XM RADIO'S BUSINESS WILL DEPEND ON MARKET ACCEPTANCE, AND THE MARKET FOR ITS SERVICE IS NEW AND UNPROVEN

     There is currently no mobile satellite radio service in commercial operation in the United States. As a result, XM Radio cannot estimate with any certainty the potential demand for such a service or the degree to which XM Radio will meet that demand. Furthermore, there may not be sufficient demand to enable XM Radio to earn sufficient revenues, achieve sufficient cash flow or turn a profit. Among other things, consumer acceptance of XM Radio will depend upon

     - whether XM Radio obtains, produces and markets high quality programming consistent with consumers' tastes;

     - the willingness of consumers to pay subscription fees to obtain satellite radio service;

     - the cost and availability of XM radios;

     - XM Radio's and its AM/FM radio competitors' marketing and pricing strategies;

     - whether competitors develop new and alternative technologies providing audio entertainment; and

     - general economic conditions.

Because XM Radio expects to derive a significant part of its revenues from advertisers as well as subscription revenues, advertiser acceptance will be critical to the success of its business. XM Radio's ability to generate revenues from advertisers will depend on several factors, including the level and type of market penetration of XM Radio's service, competition for advertising dollars from other media, and changes in the advertising industry. Also, FCC regulations may limit XM Radio's ability to offer its radio service to non-subscribers. These factors may reduce XM Radio's potential revenue from advertising.

CD RADIO HAS FILED A PATENT INFRINGEMENT SUIT AGAINST XM RADIO

     On January 12, 1999, CD Radio, the only other owner of an FCC license for satellite radio service, commenced a lawsuit against XM Radio alleging that XM Radio is infringing or will infringe three patents assigned to CD Radio. The CD Radio patents involved in this litigation relate to certain aspects of signal and reception methodologies that may be employed by a satellite radio system. In its complaint, CD Radio seeks money damages to the extent XM Radio has manufactured, used or sold any product or method claimed in CD Radio's patents, and an injunction.

     Based on the planned design of XM Radio's system, XM Radio's knowledge of the differences between the XM Radio system and the claims of the CD Radio patents and on advice XM Radio has received from its patent counsel, XM Radio believes that it has not infringed and will not infringe any CD Radio patents. However, the litigation could have a material adverse effect on XM Radio, even if XM Radio is successful. It will divert management's attention and may make it more difficult for XM Radio to raise financing or enter into other agreements with third parties, and may impede XM Radio's ability to move forward with the development of its system in a timely manner. If XM Radio does not prevail in this litigation, XM Radio could become liable to CD Radio for substantial money damages and/or be subject to an injunction preventing XM Radio from using certain technology in its satellite radio system. Any such injunction could force XM Radio to develop new technology which would not be subject to the injunction. Alternatively, XM Radio could be required to license alternative technology from a third party, or seek a license from, and pay royalties to, CD Radio to use its technology. Any of the foregoing could delay or increase the costs of deploying XM Radio's system.

XM RADIO'S BUSINESS MAY BE IMPAIRED BY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS

     The development of XM Radio's system will depend largely upon the intellectual property that XM Radio will develop and license from third parties. If the intellectual property that XM Radio may develop or use is not adequately protected, others will be permitted to duplicate the XM Radio system or service without liability. There is no guarantee that others will not develop such information, technology and know-how. In addition, others may challenge, invalidate or circumvent XM Radio's intellectual property rights, patents or existing sublicenses. Some of the know-how and technology XM Radio has developed and plans to develop will not be covered by U.S. patents. In order to protect its rights, XM Radio will seek to rely on trade secret protection and contractual agreements. However, those agreements may not provide adequate protection for XM Radio's trade secrets, know-how or other proprietary technical information if there is any unauthorized use or disclosure. The loss of necessary technologies could require XM Radio to obtain substitute technology of lower quality or performance standards, at greater cost or on a delayed basis, which could harm XM Radio's business.


     Other parties may have patents or pending patent applications which will later mature into patents or inventions which may block XM Radio's ability to operate its system or license its technology. XM Radio may have to resort to litigation to enforce its rights under license agreements or to determine the scope and validity of other parties' proprietary rights in the subject matter of those licenses. Such litigation could result in substantial cost, and there can be no guarantee that XM Radio will succeed in any such litigation.

OVERSIGHT BY THE FCC AND OTHER REGULATORY BODIES INVOLVES COSTS AND RISKS

     XM RADIO LICENSE SUBJECT TO CONTINUING FCC OVERSIGHT. As an owner of one of two FCC licenses to operate a commercial satellite radio service in the United States, XM Radio will continue to be subject to regulatory oversight by the FCC. XM Radio's development, implementation and eventual operation of its system will be subject to significant regulation by the FCC under authority granted under the Communications Act of 1934, as amended, and related federal law. Non-compliance by XM Radio with FCC rules and regulations could result in fines, additional license conditions, license revocation or other detrimental FCC actions. Any of these FCC actions may harm XM Radio's business. There is no guarantee that the rules and regulations of the FCC will continue to support XM Radio's business plan.

     LICENSE CONTAINS REQUIRED MILESTONES. The term of XM Radio's FCC license is eight years from the commencement of actual commercial operation and may be renewed. The license requires XM Radio to adhere to certain milestones in the development of its system, including a requirement that XM Radio begin full operation of its system by October 2003. Because it depends on third parties in certain significant respects, XM Radio may not be able to meet all of the milestones contained in its FCC license. If it fails to do so, the FCC could take a range of actions, any of which may harm XM Radio's business.

     CHALLENGE TO XM RADIO'S LICENSE. The award of XM Radio's FCC license was challenged by one of the losing bidders in the initial FCC licensing procedure, but the challenge was denied by the FCC. Subsequent to the award of XM Radio's license, the losing bidder filed with the FCC for reconsideration of XM Radio's license award. Although XM Radio believes that the award of its license will continue to be upheld, it cannot predict the ultimate outcome of this challenge. If this challenge is successful, the FCC could take a range of actions, any of which could harm XM Radio's ability to proceed with its planned satellite radio service.

     INTEROPERABILITY REQUIREMENT. The FCC's rules require interoperability with all licensed satellite radio systems that are operational or under construction. The FCC conditioned XM Radio's license on certification that XM Radio's final receiver design is interoperable with the final receiver design of the other licensee, CD Radio, which plans to use a different transmission technology than XM Radio plans to use. Because of uncertainty regarding the design of CD Radio's systems, XM Radio may not be able initially to meet this interoperability requirement. XM Radio may not be able to design a commercially viable interoperable receiver, and CD Radio may not cooperate with XM Radio on the issue of interoperability. Accordingly, XM Radio may not be able to meet the FCC's interoperability requirements. If it fails to do so, the FCC could take a range of actions, any of which could harm XM Radio's business.

     FURTHER APPROVALS NEEDED FOR REPEATER SYSTEM. The FCC has proposed to permit XM Radio to deploy terrestrial repeaters to fill in gaps in satellite coverage. However, certain parties have opposed the FCC's proposal and the FCC has not issued any final orders addressing this issue. XM Radio's plans to deploy such terrestrial repeaters in its system may be impacted, possibly materially, by whatever rules the FCC issues in this regard.

     XM RADIO SUBJECT TO COORDINATION RISKS. XM Radio must coordinate its domestic uplink station networks with other users of the X-Band, including operators in the Fixed Services, Broadcast Auxiliary Services, the Electronic News Gathering Services and Mobile-Satellite Service uplink station networks. XM Radio may not be able to coordinate its use of this spectrum in a timely manner or at all. XM also will need to coordinate the XM Radio system with Fixed Service and Mobile Aeronautical Telemetry systems operating in the same frequency bands in Canada and Mexico. The U.S. government, which conducts the coordination process, has resolved the issue with Canada, and has begun discussions with the Mexican government. However, the negotiations with Mexico could be complicated by that country's interest in developing a similar digital satellite radio service that might operate on the same frequencies as XM Radio will use in the United States. Failure of the FCC to coordinate satellite radio frequency use with Mexico could materially affect XM Radio's business.

     XM RADIO SUBJECT TO INTERFERENCE RISKS. XM Radio's system may be subject to interference from licensees operating in adjacent frequency bands. Wireless Communications Service licensees operating in frequency bands adjacent to the satellite radio's S-Band allocation must comply with certain out-of-band emission limits imposed by the FCC to protect satellite radio systems. In April 1998, the FCC proposed to amend its rules to allow for new radio frequency lighting devices that would operate in the 2400-2500 MHz frequency band. XM Radio opposed the proposal on the grounds that the proliferation of this new kind of lighting and its proposed emission limits, particularly if used for street lighting, may interfere with XM Radio. Signal quality, and hence the quality of XM Radio's service, could be impaired if the FCC does not rule in XM Radio's favor.

XM RADIO COULD BE VULNERABLE TO RISK OF SIGNAL THEFT

     Like all radio transmissions, the XM Radio signal will be subject to interception. "Pirates" may be able to obtain or rebroadcast XM Radio without paying the subscription fee. Although XM Radio plans to use encryption technology to mitigate the risk of signal theft, such technology may not be adequate to prevent theft of the XM Radio signal. If widespread, signal theft could harm XM Radio's business.

XM RADIO NEEDS TO OBTAIN RIGHTS TO PROGRAMMING, WHICH COULD BE MORE COSTLY THAN ANTICIPATED

     XM Radio must negotiate and enter into music programming royalty arrangements with performing rights societies such as the American Society of Composers, Authors and Publishers, Broadcast Music, Inc., and SESAC, Inc. These organizations collect royalties and distribute them to songwriters and music publishers and negotiate fees with copyright users based on a percentage of revenues. Radio broadcasters currently pay a combined total of approximately 3-4% of their revenues to these performing rights societies. XM Radio expects to negotiate or establish by arbitration royalty arrangements with these organizations, but such royalty arrangements may be more costly than anticipated or unavailable.

     Under the Digital Performance Right in Sound Recordings Act of 1995 and the Digital Millennium Copyright Act of 1998, XM Radio also has to negotiate royalty arrangements with the owners of the sound recordings. The Recording Industry Association of America will negotiate licenses and collect royalties on behalf of copyright owners for this performance right in sound recordings. Cable audio services currently pay a royalty rate of 6.5% of gross subscriber revenue. This rate was set by the Librarian of Congress, which has statutory authority to decide rates through arbitration, and was affirmed on May 21, 1999, by the United States Court of Appeals for the District of Columbia. Although XM Radio believes it can distinguish itself sufficiently from the cable audio services in order to negotiate a lower statutory rate, it may not be able to do so.


INSURANCE WILL PROVIDE LIMITED PROTECTION TO XM RADIO

     XM Radio intends to purchase standard launch and in-orbit insurance policies from global space insurance underwriters, which would provide coverage against total or partial loss of either satellite during its expected life from the time of launch. Any adverse change in insurance market conditions may substantially increase the premiums XM Radio would have to pay for such insurance. If the launch of either satellite is a total or partial failure, under certain circumstances XM Radio's insurance may not fully cover XM Radio's losses. Further, XM Radio does not expect to buy insurance to cover business interruption, loss of business or similar losses. Also, any insurance XM Radio obtains also will likely contain certain customary exclusions and material change conditions.

RAPID TECHNOLOGICAL CHANGE COULD MAKE XM RADIO'S SERVICE OBSOLETE

     The satellite industry and the audio entertainment industry are both characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations, and evolving industry standards. Products using new technologies, or emerging industry standards, could render XM Radio's technologies obsolete. In addition, XM Radio may face unforeseen problems when developing the XM Radio system which could harm its business.

     Because XM Radio will depend on third parties to develop technologies used in key elements of the XM Radio system, more advanced technologies which it may wish to use may not be available to XM Radio on reasonable terms or in a timely manner. Further, XM Radio's competitors may have access to technologies not available to XM Radio, which may enable them to produce entertainment products of greater interest to consumers, or at a more competitive cost.

                   CERTAIN TRANSACTIONS INVOLVING XM RADIO

     SATELLITE CONSTRUCTION CONTRACT WITH HUGHES. XM Radio has entered into a Satellite Purchase Contract for In-Orbit Delivery, dated March 20, 1998, as amended thereafter, with Hughes. This satellite contract calls for Hughes to deliver:

     - in-orbit, two high-power satellites;

     - an optional ground spare satellite upon exercise of XM Radio's option;
       and

     - satellite launch services.


XM Radio expects to incur total payment obligations under this satellite contract of approximately $541.3 million, which includes amounts XM Radio expects to pay pursuant to the exercise of the option to build the ground spare satellite and certain financing costs and in-orbit incentive payments. Payments are to be made to Hughes upon certain calendar dates and completion of discrete milestones and other events. As of June 30, 1999, XM Radio had paid $58.3 million under this contract.


     Until receipt by Hughes of certain material payments, or unless otherwise released in accordance with the satellite contract, XM Radio has granted Hughes a first priority security interest in any rights XM Radio may have in Hughes' work product under the satellite contract to secure XM Radio's obligations to Hughes with respect thereto.

     XM Radio may, subject to certain conditions, terminate the satellite contract at XM Radio's convenience, in which case Hughes will be entitled to certain payments. XM Radio may also terminate the satellite contract for certain events of default by Hughes or in case it becomes reasonably certain that the total amount of excusable delay in Hughes' performance under the satellite contract caused by events beyond Hughes' control (excluding delays XM Radio caused) will exceed 485 calendar days.

     The scheduled launch period for the first satellite is the period from November 2000 through February 1, 2001. The scheduled launch period for the second satellite is the period from February 1, 2001 through May 15, 2001. If there is a delay of more than six months in the launch of either the first or second satellite, XM Radio would be able to select an alternative launch system from within or outside of Hughes' inventory of launch vehicles, subject to certain payment conditions set forth in the satellite contract.


     XM RADIO SHAREHOLDERS' AGREEMENT. XM Radio has entered into a shareholders' agreement with American Mobile, Baron and the holders of the Series A subordinated convertible notes issued by XM Radio, containing, among others, the provisions described below.

     The shareholders agreement provides that the Class B common stock of XM Radio owned by us is convertible into Class A common stock, on a one for one basis, as follows: (1) at any time at our discretion, (2) following XM Radio's initial public offering, at the direction of the holders of a majority of the then outstanding shares of XM Radio's Class A common stock (which majority must include at least 20% of the public holders of Class A common stock), and (3) on or after January 1, 2002, at the direction of the holders of a majority of the then outstanding shares of XM Radio's Class A common stock. Such conversion will be effected only upon receipt of FCC approval of our transfer of control of XM Radio to a diffuse group of shareholders.


     Except for affiliated transactions, we are not permitted to transfer any of our shares of XM Radio's common stock until the earlier of the date on which XM Radio begins commercial operations or one year after the closing of an initial public offering (of a certain size) of shares of XM Radio. Shares of XM Radio Class B common stock are transferable upon conversion into shares of XM Radio Class A common stock and, in certain circumstances, to Baron.

      Until an initial public offering of XM Radio's stock, XM Radio's Board of Directors will consist of seven members, three of whom will be selected by holders of the Series A subordinated convertible notes and four of whom will be selected by us, including the Chairman of the Board and the President and Chief Executive Officer. Following an initial public offering, XM Radio's Board of Directors will consist of nine members, three of whom will be selected by holders of the Series A subordinated convertible notes, four of whom will be selected by us including (a) XM Radio's Chairman and (b) XM Radio's President and Chief Executive Officer, and two of whom will be independent directors, one of whose nomination must be approved by us and one of whose nomination must be approved by a majority of the holders of the Series A subordinated convertible notes. Following both (i) an initial public offering of XM Radio's stock and
(ii) receipt of approval of the FCC to transfer control of XM Radio to a diffuse group of shareholders, XM Radio's Board of Directors will consist of nine members, three of whom will be selected by the holders of the Series A subordinated convertible notes, three of whom will be selected by us, two of whom will be independent directors whose nominations must be approved by us and a majority of the holders of the Series A subordinated convertible notes and one of whom will be XM Radio's President and Chief Executive Officer. The foregoing board rights are subject to the parties to the Shareholders' Agreement maintaining certain minimum share percentages in XM Radio.

     OPERATIONAL AGREEMENT WITH DIRECTV. XM Radio has entered into an agreement with DIRECTV (a subsidiary of Hughes Electronics, one of our principal stockholders) to establish a strategic business relationship. Under this agreement, XM Radio will provide bandwidth on its system for DIRECTV to develop differentiated programming utilizing its resources and expertise at rates no less favorable than those offered to other programmers. DIRECTV will also assist XM Radio in operations and technical areas, including billing, customer service and conditional access system selection, as well as overall system integration. XM Radio will provide DIRECTV access to XM Radio advertising at the lowest available commercial rates. The parties will also explore other cross-marketing opportunities.


     DISTRIBUTION AGREEMENT WITH GENERAL MOTORS. XM Radio has signed a long-term distribution agreement with the OnStar division of General Motors providing for the installation of XM radios in General Motors vehicles. During the term of the agreement, which expires 12 years from the commencement date of XM Radio's commercial operations, General Motors has agreed to distribute XM Radio's service to the exclusion of other S-band satellite digital radio services. XM Radio will also have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-General Motors vehicles that are sold for use in the United States. XM Radio has significant annual, fixed payment obligations to General Motors for four years following commencement of commercial service. These payments approximate $35 million in the aggregate during this period. Additional annual fixed payment obligations beyond the initial four years of the contract term range from less than $35 million to approximately $130 million through 2009, aggregating approximately $400 million. In order to encourage the broad installation of XM radios in General Motors vehicles, XM Radio has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to General Motors when the owners of General Motors vehicles with installed XM radios become subscribers for the XM Radio service. XM Radio must also share with General Motors a percentage of the subscription revenue attributable to General Motors vehicles with installed XM radios, which percentage increases until there are more than 8 million General Motors vehicles with installed XM radios. XM Radio will also make available to General Motors bandwidth and advertising time on the XM Radio system. The agreement is subject to renegotiation at any time based upon the installation of radios that are interoperable or capable of receiving CD Radio's service. The agreement can also be renegotiated if four years after the commencement of XM Radio's commercial operations and at two-year intervals thereafter GM does not achieve and maintain specified installation levels of General Motors vehicles capable of receiving XM Radio's service, starting with
1.24 million units after four years, and the lesser of 600,000 units per year thereafter and amounts proportionate to target market shares in the satellite digital radio service market. There can be no assurances as to the outcome of any such renegotiations. General Motors' exclusivity obligations will discontinue if, four years after XM Radio commences commercial operations and at two-year intervals thereafter, XM Radio fails to achieve and maintain specified minimum market share levels in the satellite digital radio service market.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) HISTORICAL FINANCIAL STATEMENTS

         Historical financial statements of American Mobile Satellite Corporation and XM Satellite Radio Holdings Inc. required by this item are set forth beginning on page F-1 of this report on Form 8-K.

(b) PRO FORMA FINANCIAL INFORMATION

         Pro forma financial information required by this item is set forth beginning on page P-1 of this report on Form 8-K.

(c) EXHIBITS

         The following documents are filed as exhibits to this report:

2.1 Exchange Agreement, dated June 7, 1999, by and among American Mobile Satellite Corporation, WorldSpace, Inc., and XM Satellite Radio Holdings Inc.

23.1 Consent of Arthur Andersen LLP to incorporation by reference of report included herein in the registrant's registration statement on Form S-3 (File No. 333-81459), the registrant's registration statement on Form S-3 (File No. 333-71423), and the registrant's registration statements on Form S-8 (File Nos. 33-72852, 33-34250, 33-91714, 333-30099 and
         333-53253)

23.2 Consent of KPMG LLP to incorporation by reference of report included herein in the registrant's registration statement on Form S-3 (File No. 333-81459), the registrant's registration statement on Form S-3 (File No. 333-71423), and the registrant's registration statements on Form S-8 (File Nos. 33-72852, 33-34250, 33-91714, 333-30099 and
         333-53253).

27.1     Financial Data Schedule (Year ended December 31, 1998)

27.2     Financial Data Schedule (Quarter ended March 31, 1999)

99.1     Shareholders Agreement, dated July 7, 1999, by and among XM
         Satellite Radio Holdings Inc., American Mobile Satellite Corporation, Baron Asset Fund, Clear Channel Investments, Inc., Columbia XM
         Radio Partners, LLC, DIRECTV Enterprises, Inc., General Motors Corporation, Madison Dearborn Capital Partners III, L.P., Madision Dearborn Special Equity III, L.P., Special Advisers Fund I, LLC, and Telcom-XM Investors, L.L.C.

99.2 Registration Rights Agreement, dated July 7, 1999, by and among XM Satellite Radio Holdings Inc., American Mobile Satellite Corporation, the Baron Asset Fund series of Baron Asset Fund, and the holders of Series A subordinated convertible notes of XM Satellite Radio Holdings Inc.

99.3 Note Purchase Agreement, dated June 7, 1999, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., Clear Channel Communications, Inc., DIRECTV Enterprises, Inc., General Motors Corporation, Telcom-XM Investors, L.L.C., Columbia XM Radio Partners, LLC, Madison Dearborn Capital Partners III, L.P., Madision Dearborn Special Equity III, L.P., and Special Advisers Fund I, LLC., including Form of Series A subordinated convertible note of XM Satellite Radio Holdings Inc. attached as Exhibit A thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN MOBILE SATELLITE
                                    CORPORATION


                                    By: /s/ Walter V. Purnell, Jr.
                                       -------------------------------------
                                       Walter V. Purnell, Jr.
                                        President and Chief Executive Officer


Date:  July 9, 1999

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

                                                              PAGE
                                                              ----
Description of Pro Forma Financial Information..............   P-2
Unaudited Pro Forma Consolidated Condensed Balance Sheet as
  of March 31, 1999.........................................   P-3
Unaudited Pro Forma Consolidated Condensed Statement of
  Operations for the quarter ended March 31, 1999...........   P-5
Unaudited Pro Forma Consolidated Condensed Statement of
  Operations for the year ended December 31, 1998...........   P-6
Notes to Pro Forma Financial Information....................   P-7

                        PRO FORMA FINANCIAL INFORMATION

     The accompanying pro forma financial information gives effect to the XM Radio transactions and the related XM Radio financing as if such transactions had been consummated on March 31, 1999 in the case of the Unaudited Pro Forma Consolidated Condensed Balance Sheet of American Mobile, and on January 1 of each of the periods presented in the case of the Unaudited Pro Forma Consolidated Condensed Statements of Operations of American Mobile. The pro forma operating results for the year ended 1998 also give effect to the March 31, 1998 acquisition of ARDIS Company and concurrent units offering of senior notes and warrants as if such transactions had been consummated on January 1, 1998. The pro forma consolidated condensed financial information is presented for illustrative purposes only and is not necessarily indicative of what American Mobile's actual financial position and results of operations would have been had the above-referenced transactions been consummated as of the above-referenced dates or of the financial position or results of operations that may be reported by American Mobile in the future.

     The following data should be read in conjunction with American Mobile's Consolidated Financial Statements and related notes and XM Radio's Consolidated Financial Statements and related notes included elsewhere herein.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                                                     AS OF MARCH 31, 1999
                                                 -------------------------------------------------------------
                                                                        PRO FORMA ADJUSTMENTS
                                                                       ------------------------      PRO FORMA
                                                 AMERICAN               XM RADIO                     AMERICAN
                                                  MOBILE    XM RADIO   ACQUISITION                    MOBILE
                                                 --------   --------   -----------                   ----------
                                                                  ($'S IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................  $  8,131   $ 3,442     $250,000 (1)                  $175,323
                                                                         (75,000)(2)
                                                                         (11,250)(1)
  Inventory....................................    17,440        --                                     17,440
  Prepaid in-orbit insurance...................     1,932        --                                      1,932
  Accounts receivable-trade, net of allowance
     for doubtful accounts.....................    16,752        --                                     16,752
  Restricted short-term investments............    41,038        --                                     41,038
  Note receivable from XM Radio................    21,687        --      (21,687)(4)                        --
  Other current assets.........................    15,055       157          (58)(4)                    15,154
                                                 --------   --------                                  --------
          Total current assets.................   122,035     3,599                                    267,639
PROPERTY AND EQUIPMENT IN SERVICE -- NET.......   239,017       598                                    239,615
SYSTEM UNDER CONSTRUCTION......................        --   219,455                                    219,455
GOODWILL & INTANGIBLES -- NET..................    52,772        --       41,610 (3)                    94,382
DEFERRED CHARGES AND OTHER ASSETS -- NET.......    26,151       753       11,250 (1)                    38,154

RESTRICTED INVESTMENTS.........................    68,623        --                                     68,623
                                                 --------   --------                                  --------
          Total assets.........................  $508,598   $224,405                                  $927,868
                                                 ========   ========                                  ========

The accompanying notes are an integral part of the pro forma financial statements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                                                   AS OF MARCH 31, 1999
                                              --------------------------------------------------------------
                                                                       PRO FORMA ADJUSTMENTS
                                                                     -------------------------     PRO FORMA
                                              AMERICAN                XM RADIO                     AMERICAN
                                               MOBILE     XM RADIO   ACQUISITION                    MOBILE
                                              ---------   --------   -----------                   ---------
                                                                  ($'S IN THOUSANDS)
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
 EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....  $  41,839   $55,088     $  1,000 (3)                 $  97,927
  Current portion of obligations under
     capital leases.........................      4,816        --                                      4,816
  Current portion of obligations due to
     related parties........................         --   101,927      (75,000)(2)                        --
                                                                       (26,927)(4)
  Current portion of vendor financing
     commitment due to related party........      1,569        --                                      1,569
  Current portion of other debt.............      2,584        34                                      2,618
                                              ---------   --------                                 ---------
          Total current liabilities.........     50,808   157,049                                    106,930
LONG-TERM LIABILITIES:
  Obligations under bank financing..........    159,000        --                                    159,000
  Obligations under senior notes, net of
     discount...............................    327,359        --                                    327,359
  Capital lease obligations.................      5,657        --                                      5,657
  Obligations due to related parties........     21,769    78,860      (78,860)(4)                    21,769
  Convertible notes.........................         --        --      250,000 (1)                   250,000
  Net assets acquired in excess of purchase
     price..................................      1,855        --                                      1,855
  Vendor financing commitment due to related
     party..................................      3,031        --                                      3,031
  Other long-term debt......................        442        46                                        488
  Investment in XM Radio....................     16,112        --      (16,112)(4)                        --
  Other long-term liabilities...............        535        --                                        535
                                              ---------   -------                                  ---------
          Total long-term liabilities.......    535,760    78,906                                    769,694
                                              ---------   -------                                  ---------
          Total liabilities.................    586,568   235,955                                    876,624
STOCKHOLDERS' (DEFICIT) EQUITY:
  Preferred Stock, par value $0.01:
     authorized 200,000 shares; no shares
     issued.................................         --        --                                         --
  Common Stock, voting......................        324        --           86 (3)                       410
  Additional paid-in capital................    509,074    10,643      129,128 (3)                   638,202
                                                                       (10,643)(4)
  Deferred compensation.....................     (2,305)       --                                     (2,305)
  Common Stock purchase warrants............     60,588        --                                     60,588
  Unamortized guarantee warrants............    (33,177)       --                                    (33,177)
  Retained loss.............................   (612,474)  (22,193)      22,193 (4)                  (612,474)
                                              ---------   -------                                  ---------

          Total stockholders' (deficit)
            equity..........................    (77,970)  (11,550)                                    51,244
                                              ---------   -------                                  ---------
          Total liabilities and
            stockholders' (deficit)
            equity..........................  $ 508,598  $224,405                                  $ 927,868
                                              =========  ========                                  =========

The accompanying notes are an integral part of the pro forma financial statements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                                                      FOR THE QUARTER ENDED MARCH 31, 1999
                                          -------------------------------------------------------------
                                                                   PRO FORMA ADJUSTMENTS
                                                                  ------------------------    PRO FORMA
                                          AMERICAN                 XM RADIO                   AMERICAN
                                           MOBILE     XM RADIO    ACQUISITION                  MOBILE
                                          --------    --------    -----------                 ---------
($ IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenues:
  Services..............................  $ 16,164    $    --                                 $ 16,164
  Sales of equipment....................     4,066         --                                    4,066
                                          --------    -------                                 --------
  Total Revenues........................    20,230         --                                   20,230
Costs and expenses
  Cost of service and operations........    17,410         --                                   17,410
  Cost of equipment sold................     4,528         --                                    4,528
  Research & development................       460        748                                    1,208
  Sales and advertising.................     4,749         --                                    4,749
  General and administrative............     4,769      3,673                                    8,442
  Depreciation and amortization.........    13,772         --           694(5)                  14,466
                                          --------    -------                                 --------
  Operating Loss........................   (25,458)    (4,421)                                 (30,573)
Interest and Other Income (Expense).....     1,739         54          (268)(6)                  1,525
Interest Expense........................   (15,930)        --        (2,032)(7)                (17,962)
Equity in loss of XM Radio..............    (3,494)        --         3,494(9)                      --
                                          --------    -------                                 --------
Net Loss................................  $(43,143)   $(4,367)                                $(47,010)
                                          ========    =======                                 ========
Loss Per Share of Common Stock..........  $  (1.34)                                           $  (1.15)
                                          ========                                            ========
Weighted-Average Common Shares
  Outstanding During the Period
  (000's)...............................    32,225                    8,614(8)                  40,839
                                          ========                  =======                   ========

The accompanying notes are an integral part of the pro forma financial statements.

          AMERICAN MOBILE SATELLITE CORPORATION, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                                                          FOR THE YEAR ENDED DECEMBER 31, 1998
                            -------------------------------------------------------------------------------------------------
                                                   PRO FORMA
                                                  ADJUSTMENTS                                   PRO FORMA
                                                  ------------                                 ADJUSTMENTS
                                         ARDIS       ARDIS                                ----------------------     PRO FORMA
                            AMERICAN      (Q1     ACQUISITION/     PRO FORMA               XM RADIO                  AMERICAN
                             MOBILE      ONLY)     FINANCING         ARDIS     XM RADIO   ACQUISITION                 MOBILE
                            ---------   -------   ------------     ---------   --------   -----------                ---------
                                                        ($ IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenues:
  Services................  $ 57,994    $9,541      $  (139)(10)   $ 67,396    $    --                               $  67,396
  Sales of equipment......    29,227       530                       29,757         --                                  29,757
                            ---------   -------                    ---------   --------                              ---------
  Total Revenues..........    87,221    10,071                       97,153         --                                  97,153
Costs and expenses
  Cost of service and
    operations............    56,969     7,795         (139)(10)     64,625         --                                  64,625
  Cost of equipment
    sold..................    30,449       581                       31,030         --                                  31,030
  Research and
    development...........     1,117        --                        1,117      6,941                                   8,058
  Sales and advertising...    16,854     1,562                       18,416         --                                  18,416
  General and
    administrative........    17,332     1,487                       18,819      9,252                                  28,071
  Depreciation and
    amortization..........    52,707     3,291          845 (11)     56,519         --        2,774 (5)                 59,293
                            ---------   -------                    ---------   --------                              ---------
                                                       (324)(12)
  Operating Loss..........   (88,207)   (4,645)                     (93,373)   (16,193)                               (112,340)
Interest and Other
  Income..................     4,372         5        1,538 (13)      5,915         26                                   5,941
Equity in Loss of XM
  Radio...................   (12,960)       --                      (12,960)        --       12,960 (9)                     --
Interest Expense..........   (53,771)     (282)      (9,702)(14)    (63,755)        --      (15,211)(7)                (78,966)
                            ---------  -------                    ---------   --------                                --------
Net loss.................. $(150,566)  $(4,922)                   $(164,173)  $(16,167)                              $(185,365)
                            =========  =======                    =========   ========                                ========
Loss Per Share of Common
  Stock...................  $  (5.88)                             $   (5.11)                                          $  (4.55)
                            =========                             =========                                           ========
Weighted-Average Common
  Shares Outstanding
  During the Period
  (000's).................    25,588                  6,521 (15)     32,109                   8,614(8)                  40,723
                           =========                =======       =========                ========                   ========

The accompanying notes are an integral part of the pro forma financial statements.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

     The pro forma financial information is based on the following assumptions and adjustments:


(1) Reflects the issuance by XM Radio of $250 million of subordinated convertible notes to General Motors Corporation, Clear Channel Investments Inc., DIRECTV Enterprises, Inc., Columbia Capital, Telcom Ventures, L.L.C. and Madison Dearborn Partners and related financing costs of approximately $11.3 million. The Series A subordinated convertible notes contain covenants prohibiting XM Radio from making dividend payments.


(2) Reflects the repayment of $75 million by XM Radio of certain outstanding notes payable to WorldSpace.


(3) Reflects the amounts related to the XM Radio transaction.


     Total purchase consideration and transaction costs are anticipated to be as follows:

                                                                AMOUNT
                                                              -----------
                                                              (DOLLARS IN
                                                              THOUSANDS)
8,614,244 shares of American Mobile at $15.00 per share (the closing price of our common stock at the date of signing
  of the letter of intent and announcement of the XM Radio
  transaction) issued to XM Ventures........................   $129,214
Estimated transaction costs.................................      1,000
                                                               --------
                                                               $130,214
                                                               ========

     The anticipated purchase consideration and transaction costs have been allocated for pro forma purposes as follows:


                                                                AMOUNT
                                                              -----------
                                                              (DOLLARS IN
                                                              THOUSANDS)
Cash........................................................   $  3,442
Other current and long-term assets..........................        910
Property and equipment......................................    220,053
Goodwill and intangibles....................................     41,610
Accounts payable and accrued expenses.......................    (55,088)
Notes payable...............................................    (75,080)
                                                               --------
                                                                135,847
Less: American Mobile's previous investment in XM Radio:
  Note receivable and miscellaneous receivables from XM
     Radio to American Mobile (see Note (4))................    (21,745)
  Existing equity interest in XM Radio (see Note (4)).......     16,112
                                                               --------
                                                               $130,214
                                                               ========


     The above purchase price allocation is preliminary and may change upon final determination of the fair value of net assets acquired. The Company has not specifically identified amounts to assign to systems under construction and other intangibles; changes in the amounts allocated to such assets could result in changes to the amount of goodwill recorded. A preliminary amortization period of fifteen years has been selected and utilized in the pro forma financial information for goodwill and other intangible assets, which is expected in all material respects to be representative of the amortization expense that will result from the ultimate allocation to the specific intangible assets.

(4) Reflects the elimination of intercompany accounts and equity accounts of XM Radio upon the consolidation of XM Radio as follows: (dollars in thousands)


     (a) Elimination of note receivable and miscellaneous receivables due from XM Radio to American Mobile in the amount of $21,745.
     (b) Elimination of obligations due to American Mobile from XM Radio in the amount of $105,787.
     (c) Elimination of XM Radio equity accounts consisting of $10,643 of additional paid-in capital and $22,193 of retained losses.


     (d) Elimination of American Mobile's investment in XM Radio in the amount of $16,112.


(5) Reflects the amortization, over a fifteen-year life, of the acquired intangibles, including goodwill of XM Radio.

(6) Reflects the elimination of interest earned by American Mobile from notes due from XM Radio. Interest incurred by XM Radio on the associated note was capitalized by XM Radio under System Under Construction.

(7) Reflects interest expensed on the portion of the $250 million of subordinated convertible notes in excess of average System Under Construction balances. Interest incurred on debt that is equivalent to average System Under Construction balance is assumed capitalized. Also reflects the amortization of the financing fees associated with the placement of such notes over the life of the debt (54 months).

(8) Reflects shares issued to XM Ventures in connection with the XM Radio transaction.

(9) Reflects the elimination of XM Radio losses previously recorded by American Mobile on the equity basis.

(10) Reflects the elimination of inter-company balances resulting from transactions between American Mobile and ARDIS.

(11) Reflects the amortization, over a twenty-year life, of the excess of purchase price of ARDIS over fair market value of net assets acquired.

(12) Reflects the elimination of goodwill amortization recorded by ARDIS.

(13) Reflects interest earned on funds escrowed in connection with the Restricted Investments issued as part of the ARDIS acquisition and related financing, at an average interest rate of 5%.

(14) Reflects adjustments to interest expense as a result of the ARDIS acquisition and related financings.

(15) Reflects shares issued to Motorola in connection with the ARDIS acquisition.

                         INDEX TO FINANCIAL STATEMENTS

                     AMERICAN MOBILE SATELLITE CORPORATION

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................   F-2
Consolidated Statements of Operations for the years ended
  December 31, 1998, 1997, and 1996.........................   F-3
Consolidated Balance Sheets at December 31, 1998 and 1997...   F-4
Consolidated Statements of Stockholders' (Deficit) Equity
  for the years ended December 31, 1998, 1997 and 1996......   F-6
Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1997, and 1996.........................   F-7
Notes to Consolidated Financial Statements including
  Financial Statements of Subsidiaries......................   F-8
Unaudited Consolidated Condensed Statements of Operations
  for the three months ended March 31, 1999 and 1998........  F-43
Unaudited Consolidated Condensed Balance Sheets at March 31,
  1999 and December 31, 1998................................  F-44
Unaudited Consolidated Condensed Statements of Cash Flows
  for the three months ended March 31, 1999 and 1998........  F-45
Notes to Unaudited Consolidated Condensed Financial
  Statements including Financial Statements of
  Subsidiaries..............................................  F-46

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

Independent Auditors' Report................................  F-60
Consolidated Balance Sheets at December 31, 1998 and 1997...  F-61
Consolidated Statements of Operations for the years ended
  December 31, 1998, 1997, and for the period from December
  15, 1992 (date of inception) to December 31, 1998.........  F-62
Consolidated Statements of Stockholders' Equity (Deficit)
  for the years ended December 31, 1998, 1997 and for the
  period from December 15, 1992 (date of inception) to
  December 31, 1998.........................................  F-63
Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1997, and for the period from December
  15, 1992 (date of inception) to December 31, 1998.........  F-64
Notes to Consolidated Financial Statements..................  F-65
Unaudited Condensed Consolidated Balance Sheet as of March
  31, 1999..................................................  F-78
Unaudited Condensed Consolidated Statements of Operations
  for the three months ended March 31, 1999 and 1998 and for the period from December 15, 1992 (date of inception) to
  March 31, 1999............................................  F-79
Unaudited Condensed Consolidated Statements of Cash Flows
  for the three months ended March 31, 1999 and 1998 and for the period from December 15, 1992 (date of inception) to
  March 31, 1999............................................  F-80
Notes to Unaudited Condensed Consolidated Financial
  Statements................................................  F-81

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Mobile Satellite Corporation:

     We have audited the accompanying consolidated balance sheets of American Mobile Satellite Corporation (a Delaware corporation) and Subsidiaries as of December 31, 1998 and 1997 (as restated -- see Note 18), and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Mobile Satellite Corporation and Subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP

Washington, D.C.
March 29, 1999 (except with respect to
the matter discussed in Note 18,
as to which the date is July 7, 1999)

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1998          1997          1996
                                                          -----------   -----------   -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES
  Services..............................................   $  57,994     $  20,684     $   9,201
  Sales of equipment....................................      29,227        23,530        18,529
                                                           ---------     ---------     ---------
  Total Revenues........................................      87,221        44,214        27,730
COSTS AND EXPENSES
  Cost of service and operations........................      58,086        31,959        30,471
  Cost of equipment sold................................      30,449        40,335        31,903
  Sales and advertising.................................      16,854        12,066        24,541
  General and administrative............................      17,332        14,819        17,464
  Depreciation and amortization.........................      52,707        42,430        43,390
                                                           ---------     ---------     ---------
  Operating Loss........................................     (88,207)      (97,395)     (120,039)
INTEREST AND OTHER INCOME...............................       4,372         1,122           552
EQUITY IN LOSS OF XM RADIO..............................     (12,960)       (1,301)           --
INTEREST EXPENSE........................................     (53,771)      (21,633)      (15,151)
                                                           ---------     ---------     ---------
NET LOSS................................................   $(150,566)    $(119,207)    $(134,638)
                                                           =========     =========     =========
Basic and Diluted Loss Per Share of Common Stock........   $   (4.94)    $   (4.74)    $   (5.38)
Weighted-Average Common Shares Outstanding During the
  Period................................................      30,496        25,131        25,041

The accompanying notes are an integral part of these consolidated financial statements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1997

                                                                 1998          1997
                                                              -----------   -----------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                     SHARE DATA)
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $   2,285     $   2,106
  Inventory.................................................      18,593        40,321
  Prepaid in-orbit insurance................................       3,381         4,564
  Accounts receivable-trade, net of allowance for doubtful
     accounts of $935 in 1998 and $1,930 in 1997............      15,325         8,140
  Restricted short-term investments.........................      41,038            --
  Other current assets......................................      13,231         9,608
                                                               ---------     ---------
          Total current assets..............................      93,853        64,739
PROPERTY AND EQUIPMENT, net (gross balances include $140,485 and $135,586 purchased from related parties through 1998
  and 1997, respectively)...................................     246,553       233,174
GOODWILL AND INTANGIBLES, net...............................      53,235            --
RESTRICTED INVESTMENTS......................................      67,199         1,000
DEFERRED CHARGES AND OTHER ASSETS, net of accumulated
  amortization of $17,653 in 1998 and $14,096 in 1997.......      28,954        12,534
                                                               ---------     ---------
          Total assets......................................   $ 489,794     $ 311,447
                                                               =========     =========

The accompanying notes are an integral part of these consolidated financial statements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1997

                                                                1998        1997
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
                  LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $  33,797   $  35,861
  Obligations under capital leases due within one year......      5,971         798
  Current portion of vendor financing commitment due to
     related party..........................................        543          --
  Current portion of deferred trade payables................      4,498      15,254
  Other current liabilities.................................        162       7,520
                                                              ---------   ---------
          Total current liabilities.........................     44,971      59,433
LONG-TERM LIABILITIES:
  Obligations under New Bank Financing......................    132,000     198,000
  Obligations under Notes, net of discount..................    327,147          --
  Capital lease obligations.................................      5,824       3,147
  Net assets acquired in excess of purchase price...........      2,028       2,725
  Vendor financing commitment due to related party..........      1,069          --
  Deferred trade payables...................................        620       1,364
  Investment in XM Radio....................................     12,618          --
  Other long-term liabilities...............................        540         647
                                                              ---------   ---------
          Total long-term liabilities.......................    481,846     205,883
          Total liabilities.................................    526,817     265,316
                                                              ---------   ---------
COMMITMENTS (Note 11)
STOCKHOLDERS' (DEFICIT) EQUITY:
  Preferred Stock; par value $0.01; authorized 200,000
     shares; no shares outstanding..........................         --          --
  Common Stock; voting, par value $0.01; authorized
     75,000,000 shares; 32,198,735 shares issued and
     outstanding in 1998, 25,159,311 shares issued and
     outstanding in 1997....................................        322         252
  Additional paid-in capital................................    508,084     451,892
  Deferred compensation.....................................     (1,528)         --
  Common Stock purchase warrants............................     59,108      36,338
  Unamortized guarantee warrants............................    (33,678)    (23,586)
  Cumulative loss...........................................   (569,331)   (418,765)
                                                              ---------   ---------
STOCKHOLDERS' (DEFICIT) EQUITY:.............................    (37,023)     46,131
                                                              ---------   ---------
          Total liabilities and stockholders' (deficit)
            equity..........................................  $ 489,794   $ 311,447
                                                              =========   =========

The accompanying notes are an integral part of these consolidated financial statements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY FOR THE PERIOD FROM JANUARY 1, 1996 THROUGH DECEMBER 31, 1998

                                                                                   COMMON
                               COMMON                 ADDITIONAL                   STOCK     UNAMORTIZED
                               STOCK                   PAID-IN       DEFERRED     PURCHASE    GUARANTEE    CUMULATIVE
                               SHARES     PAR VALUE    CAPITAL     COMPENSATION   WARRANTS    WARRANTS        LOSS        TOTAL
                             ----------   ---------   ----------   ------------   --------   -----------   ----------   ---------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE, December 31,
  1995.....................  24,961,130     $250       $448,757      $    --      $ 3,440     $     --     $(164,920)   $ 287,527
  Common Stock issued under
    Stock Purchase Plan....      39,366       --            635           --           --           --            --          635
  Common Stock purchase
    warrants issued for
    Bridge Financing.......          --       --             --           --        2,253           --            --        2,253
  Common Stock issued for
    exercise of stock
    options and award of
    bonus stock............      37,320       --            612           --           --           --            --          612
  Common Stock issued upon
    exercise of Warrants...      37,500        1            844           --         (845)          --            --           --
  Common Stock purchase
    warrants issued for
    Bank Financing.........          --       --             --           --       19,000      (19,000)           --           --
  Amortization of Guarantee
    Warrants...............          --       --             --           --           --        1,900            --        1,900
  Common Stock issued under
    the 401(k) Savings
    Plan...................      22,261       --            411           --           --           --            --          411
  Net Loss.................          --       --             --           --           --           --      (134,638)    (134,638)
                             ----------     ----       --------      -------      -------     --------     ---------    ---------
BALANCE, December 31,
  1996.....................  25,097,577      251        451,259           --       23,848      (17,100)     (299,558)     158,700
  Common Stock issued under
    the 401(k) Savings
    Plan...................      31,684        1            349           --           --           --            --          350
  Common Stock issued under
    the Stock Purchase
    Plan...................      29,930       --            283           --           --           --            --          283
  Common Stock issued for
    award of bonus stock...         120       --              1           --           --           --            --            1
  Guarantee Warrants
    revaluation............          --       --             --           --       12,490      (12,490)           --           --
  Amortization of Guarantee
    Warrants...............          --       --             --           --           --        6,004            --        6,004
  Net Loss.................          --       --             --           --           --           --      (119,207)    (119,207)
                             ----------     ----       --------      -------      -------     --------     ---------    ---------
BALANCE, December 31,
  1997.....................  25,159,311      252        451,892           --       36,338      (23,586)     (418,765)      46,131
  Common Stock issued under
    the 401(k) Savings
    Plan...................     105,089        1            847           --           --           --            --          848
  Common Stock issued under
    the Stock Purchase
    Plan...................      47,011       --            278           --           --           --            --          278
  Common Stock issued for
    ARDIS Acquisition......   6,520,532       65         49,716           --           --           --            --       49,781
  Common Stock issued for
    exercise of stock
    options and award of
    bonus stock............      10,681       --            135           --           --           --            --          135
  Issuance of Stock
    Purchase Warrants
    pursuant to Notes
    financing..............          --       --             --           --        8,490           --            --        8,490
  Issuance of Restricted
    Stock..................     356,111        4          1,776       (1,780)          --           --            --           --
  Amortization of
    compensation expense...          --       --             --          252           --           --            --          252
  Guarantee Warrants
    revaluation............          --       --             --           --       17,720      (17,720)           --           --
  Amortization of Guarantee
    Warrants...............          --       --             --           --           --        7,628            --        7,628
  Expiration of Stock
    Purchase Warrants......          --       --          3,440           --       (3,440)          --            --           --
  Net Loss.................          --       --             --           --           --           --      (150,566)    (150,566)
                             ----------     ----       --------      -------      -------     --------     ---------    ---------
BALANCE, December 31,
  1998.....................  32,198,735     $322       $508,084      $(1,528)     $59,108     $(33,678)    $(569,331)   $ (37,023)
                             ==========     ====       ========      =======      =======     ========     =========    =========

The accompanying notes are an integral part of these consolidated financial statements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1998        1997        1996
                                                              ---------   ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $(150,566)  $(119,207)  $(134,638)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Amortization of Guarantee Warrants and debt related
    costs...................................................     16,171       9,350       5,721
  Depreciation and amortization.............................     52,707      42,430      43,307
  Equity in loss of XM Radio................................     12,960       1,301          --
  Changes in assets and liabilities, net of acquisitions:
    Inventory...............................................     21,947      (2,287)    (27,482)
    Prepaid in-orbit insurance..............................      1,183         516        (257)
    Accounts receivable -- trade............................       (105)     (1,537)     (5,229)
    Other current assets....................................      7,240       4,639       1,970
    Accounts payable and accrued expenses...................     16,876      (5,820)      1,672
    Deferred trade payables.................................     (6,567)     11,685          --
    Deferred items -- net...................................     (7,396)      8,038       1,347
                                                              ---------   ---------   ---------
  Net cash used in operating activities.....................    (35,550)    (50,892)   (113,589)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of ARDIS..........................    (52,373)         --          --
Purchase of restricted investments..........................   (125,128)         --      (1,000)
Payment of escrow interest..................................    (20,633)         --          --
Investment in XM Radio......................................         --      (1,643)         --
Insurance proceeds applied to equipment in service..........         --          --      66,000
Additions to property and equipment.........................    (12,470)     (8,598)    (14,054)
                                                              ---------   ---------   ---------
Net cash (used in) provided by investing activities.........   (210,604)    (10,241)     50,946
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Common Stock......................        412         284       1,247
Proceeds from Notes and Stock Purchase Warrants.............    335,000          --          --
Principal payments under capital leases.....................     (3,395)     (2,576)     (3,994)
Principal payments under Vendor Financing...................        (16)         --          --
Proceeds from bridge loan...................................     10,000          --      70,000
Payment of bridge loan......................................    (10,000)         --     (70,000)
Repayment of Bank Financing.................................   (100,000)         --          --
Proceeds from Bank Financing and New Bank Financing.........     34,000      71,000     127,000
Proceeds from debt issuance.................................         --          --       1,700
Payments on long-term debt..................................     (4,933)     (6,180)    (59,190)
Debt issuance costs.........................................    (14,735)     (1,471)    (10,803)
                                                              ---------   ---------   ---------
Net cash provided by financing activities...................    246,333      61,057      55,960
Net increase (decrease) in cash and cash equivalents........        179         (76)     (6,683)
CASH AND CASH EQUIVALENTS, beginning of period..............      2,106       2,182       8,865
                                                              ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, end of period....................  $   2,285   $   2,106   $   2,182
                                                              =========   =========   =========
Supplemental Cash Flow Information -- Interest Payments.....  $  32,198   $  11,785   $   8,293

The accompanying notes are an integral part of these consolidated financial statements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1998, 1997 AND 1996

1. ORGANIZATION, BUSINESS AND LIQUIDITY

     American Mobile Satellite Corporation (with its subsidiaries, "American Mobile" or the "Company") was incorporated on May 3, 1988. The FCC authorized American Mobile to construct, launch, and operate a mobile satellite services system (the "Satellite Network") to provide a full range of mobile voice and data services via satellite to land, air and sea-based customers in a service area consisting of the continental United States, Alaska, Hawaii, Puerto Rico, the U.S. Virgin Islands, U.S. coastal waters, international waters and airspace and any foreign territory where the local government has authorized the provision of service. On April 7, 1995, the Company successfully launched its first satellite ("MSAT-2"), from Cape Canaveral, Florida. In late 1996, the Company expanded its mobile data business through the acquisition of a dual mode mobile messaging and global positioning and monitoring service for commercial trucking fleets.

     On March 31, 1998 the Company (through its newly-formed, wholly-owned subsidiary, AMSC Acquisition Company, Inc. ("Acquisition Company")) acquired ARDIS Company ("ARDIS"), a wholly-owned subsidiary of Motorola Inc. that owns and operates a two-way wireless data communications network, for a purchase price of approximately $50 million in cash and $50 million in the Company's Common Stock (the "Acquisition"). The Company, through the acquisition of ARDIS, became a nationwide provider of wireless communications services, including data, dispatch, and voice services, primarily to business customers in the United States.

     On October 16, 1997, XM Satellite Radio Inc., formerly American Mobile Radio Corporation, an indirect subsidiary of American Mobile through its subsidiary XM Satellite Radio Holdings Inc., formerly AMRC Holdings, Inc., (together with XM Satellite Radio Inc., "XM Radio"), was awarded a license by the FCC to provide satellite-based Digital Audio Radio Service ("DARS") throughout the United States, following its successful $89.9 million bid at auction on April 2, 1997. XM Radio has and will continue to receive funding for this business from independent sources in exchange for debt and equity interests in XM Radio. Accordingly, it is not expected that the development of this business will have a material impact on the Company's financial position, results of operations, or cash flows.

     American Mobile is devoting its efforts to expanding its business. This effort involves substantial risk, including successfully integrating ARDIS. Specifically, future operating results will be subject to significant business, economic, regulatory, technical, and competitive uncertainties and contingencies. Depending on their extent and timing, these factors, individually or in the aggregate, could have an adverse effect on the Company's financial condition and future results of operations.

LIQUIDITY AND FINANCING REQUIREMENTS

     Adequate liquidity and capital are critical to the ability of the Company to continue as a going concern and to fund subscriber acquisition programs necessary to achieve positive cash flow and profitable operations. The Company expects to continue to make significant capital outlays for the foreseeable future to fund interest expense, capital expenditures and working capital prior to the time that it begins to generate positive cash flow from operations and for the foreseeable future thereafter.

     In connection with the Acquisition on March 31, 1998, and to meet its ongoing cash requirements, the Acquisition Company issued $335 million of Units (the "Units") consisting of 12 1/4% Senior Notes due 2008 (the "Notes"), and one warrant to purchase 3.75749 shares of Common Stock of the Company for each $1,000 principal amount of Notes (the "Warrants"). The

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

Company also restructured its existing Bank Financing (the "New Bank Financing"). The New Bank Financing of $200 million consists of a $100 million unsecured five-year reducing Revolving Credit Facility maturing March 31, 2003 and a $100 million five-year Term Loan Facility with up to three additional one-year extensions subject to lender approval. As of February 28, 1999, the Company had $52 million available for borrowing under the Revolving Credit Facility. Additionally, Motorola has agreed to provide the Company with up to $10 million of vendor financing (the "Vendor Financing Commitment"), which is available to finance up to 75% of the purchase price of additional base stations needed to meet ARDIS' buildout requirements under certain customer contracts (see Note 8).

     The Company's current operating assumptions and projections, which reflect management's best estimate of subscriber and revenue growth and operating expenses, indicate that anticipated capital expenditures, operating losses, working capital and debt service requirements through 1999, and beyond, can be met by cash flows from operations, the net proceeds from the sale of the $335 million in Notes and Warrants, together with the borrowings under the $200 million New Bank Financing, the Vendor Financing Commitment and deferred terms on certain trade payables; however, the Company's ability to meet its projections is subject to numerous uncertainties and there can be no assurance that the Company's current projections regarding the timing of its ability to achieve positive operating cash flow will be accurate, and if the Company's cash requirements are more than projected, the Company may require additional financing in amounts which may be material. The type, timing and terms of financing selected by the Company will be dependent upon the Company's cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. There can be no assurance that any such sources will be available to the Company at any given time or available on favorable terms.

2. SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's most significant estimates relate to the valuation of inventory and committed inventory purchases, the allowance for doubtful accounts receivable, and the realizability of long-term assets.

CONSOLIDATION

     The consolidated financial statements include the accounts of American Mobile and its wholly owned subsidiaries. All significant inter-company transactions and accounts have been eliminated. As discussed in Note 1, XM Radio, a subsidiary of the Company, was awarded a license to provide DARS and entered into an agreement with World Space, Inc.("World Space"), whereby World Space acquired a 20% participation in XM Radio, and options which, if exercised, could reduce the Company's ownership interest in XM Radio to 22.6 %. On October 30, 1998 the Company and WorldSpace jointly filed an application for consent to the transfer of control of XM Radio in anticipation of future exercise of the World Space options. Additionally, the agreement gives WorldSpace certain participative rights which provide for their participation in significant business decisions that would be made in the ordinary course of business; therefore, in accordance with

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

Emerging Issues Task Force ("EITF") No. 96-16, the Company's investment in XM Radio is carried on the equity method.

     The following represents the summary financial information of XM Radio as of December 31, 1998 and 1997.

                                                          AS OF           AS OF
                                                       DECEMBER 31,    DECEMBER 31,
                                                           1998            1997
                                                       ------------    ------------
                                                              (IN THOUSANDS)
Current assets.......................................    $    482        $     1
Noncurrent assets....................................     170,003         91,932
Current liabilities..................................     130,823         82,949
Noncurrent liabilities...............................      46,845             --
Total stockholders' (deficit) equity.................      (7,183)         8,984

                                                        YEAR ENDED      YEAR ENDED
                                                       DECEMBER 31,    DECEMBER 31,
                                                           1998            1997
                                                       ------------    ------------
                                                              (IN THOUSANDS)
Gross sales..........................................    $    --          $   --
Operating expenses...................................     16,193           1,110
Interest (income) expense............................        (26)            549
Net loss.............................................     16,167           1,659

CASH EQUIVALENTS

     The Company considers highly liquid investments with remaining maturities of 90 days or less at the time of acquisition to be cash equivalents.

RESTRICTED INVESTMENTS

     Restricted investments represent those investments made by the Company to fund either customer obligations or required interest payments associated with the Notes. The Company considers all required funding from these accounts due within the next twelve months to be current and reflects these amounts as such in the accompanying balance sheet. The Company accounts for these investments on an amortized cost basis.

INVENTORIES

     Inventories, which consist primarily of finished goods, are stated at the lower of cost or market. Cost is determined using the weighted average cost method. The Company periodically assesses the market value of its inventory, based on sales trends and forecasts and technological changes and records a charge to current period income when such factors indicate that a reduction to net realizable value is appropriate. Management considers both inventory on hand and inventory which it has committed to purchase. The Company recorded charges to cost of equipment sold in the amount of $12.0 million and $11.1 million in 1997 and 1996, respectively, related to the realizability of the Company's inventory investment. No such charges were made in 1998.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

OTHER CURRENT ASSETS

     Other current assets consists of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1998       1997
                                                              -------    ------
                                                               (IN THOUSANDS)
Interest rate swap (Note 8).................................  $ 5,964    $   --
Prepaid expenses............................................    3,990     1,617
Deposits....................................................    3,010     6,647
Non-trade receivables and other.............................      267     1,344
                                                              -------    ------
                                                              $13,231    $9,608
                                                              =======    ======

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of the fair value of certain financial instruments. Cash and cash equivalents, trade accounts receivable, accounts payable and deferred trade payables approximate fair value because of the relatively short maturity of these instruments. The Notes are valued at their quoted market price. The fair value of the interest rate swap is the estimated amount that the Company would receive to terminate the swap agreement on December 31, 1998, taking into account current interest rates and the current creditworthiness of the swap counter parties. As a result of the Guarantees associated with the New Bank Financing, it is not practicable to estimate the fair value of this facility. For debt issues that are not quoted on an exchange, interest rates currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value.

                                 AS OF DECEMBER 31, 1998       AS OF DECEMBER 31, 1997
                                 ------------------------      ------------------------
                                 CARRYING         FAIR         CARRYING          FAIR
                                  AMOUNT          VALUE         AMOUNT          VALUE
                                 ---------      ---------      --------        --------
                                                     (IN THOUSANDS)
Assets:
  Restricted investments.......  $108,237       $107,010        $1,000          $1,000
  Interest rate swap (Note 8)..    13,419         11,884            --              --
Liabilities:
  Notes........................   327,147        211,050            --              --
  Vendor financing commitment..     1,612          1,612            --              --
  Capital leases...............    11,795         11,795         3,945           3,945

CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments, restricted investments and accounts receivable. The Company places its temporary cash investments and restricted investments in debt securities such as commercial paper, time deposits, certificates of deposit, bankers acceptances, and marketable direct

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES obligations of the United States Treasury. The Company's intent is to hold its investments in debt securities to maturity. To date, the majority of the Company's business has been transacted with telecommunications, field services, natural resources and transportation companies, including maritime and trucking companies located throughout the United States. The Company grants credit based on an evaluation of the customer's financial condition, generally without requiring collateral or deposits. Exposure to losses on trade accounts receivable, for both service and for inventory sales, is principally dependent on each customer's financial condition. The Company anticipates that its credit risk with respect to trade accounts receivable in the future will continue to be diversified due to the large number of customers expected to comprise the Company's subscriber base and their expected dispersion across many different industries and geographies.

     After giving pro forma effect to the Acquisition, as of December 31, 1998, five customers accounted for approximately 40% of the Company's service revenue, with one of those customers accounting for approximately 19%.

SOFTWARE DEVELOPMENT COSTS

     The Company capitalizes costs related to the development of certain software to be used with its mobile messaging and position location service (the "Mobile Data Communications Service") product. The Company commenced amortization of these costs in the first quarter of 1996. These costs are amortized over three years. As of December 31, 1998 and 1997, net capitalized software development costs were $869,000 and $1.8 million, respectively, and are included in property and equipment in the accompanying balance sheets.

     Additionally, during 1998, the Company adopted Statement of Position ("SOP") No. 98-1 -- "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." As of December 31, 1998, net capitalized internal use software costs were $1.1 million and are included in property and equipment in the accompanying balance sheet and are amortized over three years.

DEFERRED CHARGES AND OTHER ASSETS

     Other assets primarily consist of the long term portion of the interest rate swap purchased in connection with the New Bank Financing (see Note 8), the unamortized financing costs and debt issue costs associated with the existing vendor financing arrangements, the Notes, the Bank Financing and the New Bank Financing. As of December 31, 1998, the Company had a balance of $7.5 million representing the long-term portion of the interest rate swap, and $20.6 million and $11.8 million of unamortized financing costs recorded at December 31, 1998 and 1997, respectively. Financing costs are amortized over the term of the related facility using the straight line method, which approximates the effective interest method.

REVENUE RECOGNITION

     The Company recognizes service revenue when communications services have been rendered. Equipment sales are recognized upon shipment of products and customer acceptance, if required.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. Such costs include internal research and development activities and expenses associated with external product development agreements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

The Company incurred research and development costs of approximately $1.1 million in 1998, none for 1997, and approximately $57,000 for 1996.

ADVERTISING COSTS

     Advertising costs are charged to operations in the year incurred and totaled $2.9 million, $3.4 million, and $6.0 million for 1998, 1997, and 1996, respectively.

STOCK BASED COMPENSATION

     The Company accounts for employee stock options using the method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Generally, no expense is recognized related to the Company's stock options because the option's exercise price is set at the stock's fair market value on the date the option is granted.

ASSESSMENT OF ASSET IMPAIRMENT

     The Company adopted the provisions of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of " which requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower or the carrying amount of the fair value less costs to sell. Adoption of SFAS No. 121 did not have a material impact on the Company's financial position, results of operation, or liquidity during 1998, 1997 or 1996.

     The Company has assessed the satellite and its related assets as of December 31, 1998, and determined that an impairment did not exist; however, there can be no assurance that a material provision for impairment will not be required in the future. Management will continue to assess the recoverability of these assets on an on-going basis.

LOSS PER SHARE

     Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Options and warrants to purchase shares of common stock were not included in the computation of loss per share as the effect would be antidilutive. As a result, the basic and diluted earnings per share amounts are identical. As of December 31, 1998, there were approximately 70,000 options and warrants that would have been included in this calculation had the effect not been antidilutive.

COMPREHENSIVE INCOME

     SFAS No. 130, "Reporting of Comprehensive Income" requires "comprehensive income" and the components of "other comprehensive income" to be reported in the financial statements and/or notes thereto. Since the Company does not have any components of "other comprehensive income,"

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES reported net income is the same as "comprehensive income" for the years ended December 31, 1998, 1997, and 1996.

SEGMENT DISCLOSURES

     In accordance with SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," the Company has only one operating segment which is engaged in the provision of nationwide wireless communication. The Company provides services within North America and parts of Central America and the Caribbean, and all revenues are derived from customers within the United States. The following summarizes service revenue by major product lines:

                                                                REVENUE FOR THE
                                                            YEAR ENDED DECEMBER 31,
                                                           -------------------------
                                                            1998      1997     1996
                                                           ------    ------    -----
                                                                 (IN MILLIONS)
Voice Service............................................  $14.0     $10.0     $5.0
Data Service.............................................   40.1       7.6      2.3
Capacity Resellers and Other.............................    3.9       3.1      1.9

RECLASSIFICATION

     Certain amounts from prior years' consolidated financial statements have been reclassified to conform with the 1998 presentation.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires the recognition of all derivatives as either assets or liabilities measured at fair value. The Company is in the process of determining the impact the adoption of this statement will have on its financial position and results, but it is not expected to be significant.

3. STOCKHOLDERS' EQUITY

     The Company has authorized 200,000 shares of Preferred Stock and 75,000,000 shares of Common Stock. The par value per share is $0.01 for each class of stock. For each share held, Common stockholders are entitled to one vote on matters submitted to the stockholders. Cumulative voting applies for all elections of directors of the Company.

     The Preferred Stock may be issued in one or more series at the discretion of the Board of Directors (the "Board"), without stockholder approval. The Board is authorized to determine the number of shares in each series and all designations, rights, preferences, and limitations on the shares in each series, including, but not limited to, determining whether dividends will be cumulative or non-cumulative.

     Certain controlling stockholders of the Company have entered into a Stockholders' Agreement (the "Agreement") which contains provisions relating to the election of directors, procedures for maintaining compliance with the FCC's alien ownership restrictions, certain restrictions on the transfer, sale and exchange of Common Stock, and procedures for appointing directors to the Executive Committee of the Board, among others. The Agreement continues in effect until

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES terminated by an affirmative vote of holders of three-fourths of the Company's Common Stock held by parties to the Agreement. Other matters relating to the Company's governance of the Company are set forth in the Certificate of Incorporation and Bylaws.

     As of December 31, 1998, the Company had reserved Common Stock for future issuance as detailed below.

Shares issuable upon exercise of warrants...................   7,821,259
Amended and Restated Stock Option Plan for Employees........   4,062,534
Stock Option Plan for Non-Employee Directors................      50,000
Employee Stock Purchase Plan................................     143,126
Defined Contribution Plan...................................     248,403
                                                              ----------
          Total.............................................  12,325,322
                                                              ==========

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                DECEMBER 31,
                                                            --------------------
                                                              1998        1997
                                                            --------    --------
                                                               (IN THOUSANDS)
Space Segment.............................................  $188,150    $187,976
Ground Segment............................................   110,942     109,691
Network equipment.........................................    49,089          --
Construction in progress..................................     7,580          --
Office equipment and furniture............................    16,252      19,305
Mobile data communications service equipment..............    17,384      21,118
                                                            --------    --------
                                                             389,397     338,090
Less accumulated depreciation and amortization............   142,844     104,916
                                                            --------    --------
Property and equipment, net...............................  $246,553    $233,174
                                                            ========    ========

     Property and equipment is recorded at cost and depreciated over its useful life using the straight line method. Assets recorded as capital leases are amortized over the shorter of their useful lives or the term of the lease. The estimated useful lives of office furniture and equipment vary from 2-10 years. The ground segment is depreciated over 8 years, the network equipment is depreciated over 7 years, and the mobile data communications service equipment is depreciated over 3.5 years.

     The Company is depreciating its satellite over its estimated useful life of 10 years, which was based on several factors, including current conditions and the estimated remaining fuel of MSAT-2. The original estimated useful live is periodically reviewed using current Telemetry Tracking and Control data. To date, no significant change in the original estimated useful life has resulted. The telecommunications industry is subject to rapid technological change which may require the Company to revise the estimated useful lives of MSAT-2 and the ground segment or to adjust their carrying

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES amounts. The Company has also capitalized certain costs to develop and implement its computerized billing system. These costs are included in property and equipment and are depreciated over 8 years.

     The costs of constructing and putting satellites into service are capitalized in the financial statements and depreciated over the estimated useful life of the satellite. A failure of the satellite from unsuccessful launches and/or in orbit anomalies would result in a current write-down of the satellite value. Partial satellite failures are recognized currently to the extent such losses are deemed abnormal to the operation of the satellite. A partial failure which is deemed normal would not result in a loss of satellite capacity beyond what is considered normal satellite wear and tear. Additionally, all future incentive arrangements relating to the construction of satellites will be capitalized at launch.

5. GOODWILL AND INTANGIBLE ASSETS

     Goodwill and intangible assets resulting from the Acquisition consist of the following:

                                                             DECEMBER 31,
                                                                 1998
                                                            --------------
                                                            (IN THOUSANDS)
FCC Licenses..............................................     $49,179
Goodwill..................................................       6,154
                                                               -------
                                                                55,333
Less accumulated amortization.............................       2,098
                                                               -------
Goodwill and intangible assets, net.......................     $53,235
                                                               =======

     Goodwill and intangible assets are being amortized on a straight-line basis over 20 years.

6. STOCK OPTIONS AND RESTRICTED STOCK

     The Company has two active stock option plans. The American Mobile Satellite Corporation 1989 Amended and Restated Stock Option Plan for Employees (the "Plan") permits the grant of non-statutory options and the award of bonus stock up to a total of 4.5 million shares of Common Stock. Under the Plan, the exercise price and vesting schedule for options is determined by the Compensation Committee of the Board, which was established to administer the Plan. Generally, options vest over a three year period and will have an exercise price not less than the fair market value of a share on the date the option is granted or have a term greater than ten years.

     The Company also has a Stock Option Plan for Non-Employee Directors (the "Director Plan") which provides for the grant of options up to a total of 50,000 shares of Common Stock. Directors receive an initial option to purchase 1,000 shares of Common Stock, with annual option grants to purchase 500 shares of Common Stock. Options under the Director Plan can be exercised at a price equal to the fair market value of the stock on the date of the grant and are fully vested and immediately exercisable on the date of grant. Each Director Plan option expires on the earlier of (i) ten years from the date of grant or (ii) seven months after the Director's termination.

     In January 1998, the Board of Directors granted restricted stock to certain members of senior management. These grants include both a three-year vesting schedule as well as specific corporate performance targets. As of December 31, 1998, the Company recorded costs of approximately $252,000 associated with the vesting of these shares. In January 1999, performance requirements were

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES waived for certain senior executives, excluding the chairman and president, for the first year of vesting. These performance requirements will remain in place, and unless further waived by the Board of Directors, failure to meet a required performance target would prevent the vesting of the restricted shares.

     Information regarding the Company's stock option plans is summarized below:

                                                                     WEIGHTED AVERAGE
                                        AVAILABLE     GRANTED AND      OPTION PRICE
                                        FOR GRANT     OUTSTANDING       PER SHARE
                                        ----------    -----------    ----------------
Balance, December 31, 1995............     184,778       590,850          $17.94
  Additional shares authorized for
     grant............................   1,241,138            --              --
  Granted.............................  (1,565,272)    1,565,272           18.37
  Exercised and awarded...............          --       (37,320)          16.41
  Forfeited and canceled..............     623,356      (623,356)          23.23
                                        ----------    ----------
Balance, December 31, 1996............     484,000     1,495,446           16.22
  Additional shares authorized for
     grant............................   1,500,000            --              --
  Granted.............................  (1,292,443)    1,292,443           12.67
  Exercised and awarded...............          --          (120)          10.28
  Forfeited...........................   1,104,828    (1,104,828)          17.15
                                        ----------    ----------
Balance, December 31, 1997............   1,796,385     1,682,941           13.08
  Restricted stock granted............    (356,111)      356,111              --
  Restricted stock awarded............          --      (356,111)             --
  Additional shares authorized for
     grant............................   1,000,000            --              --
  Options granted.....................  (1,406,249)    1,406,249            8.81
  Exercised and awarded...............          --       (10,681)          12.62
  Forfeited...........................     349,438      (349,438)          10.85
                                        ----------    ----------
Balance, December 31, 1998............   1,383,463     2,729,071          $11.11
                                        ==========    ==========

     Options Exercisable at December 31:

                                                            AVERAGE EXERCISE
                                                 OPTIONS         PRICE
                                                 -------    ----------------
1998...........................................  957,617         $13.29
1997...........................................  595,432         $14.39
1996...........................................  276,804         $17.97

     The Company accounts for stock compensation costs in accordance with the provisions of APB No. 25, "Accounting for Stock Issued to Employees." Had compensation cost been determined based on the fair value at the grant dates for awards under the Company's stock plans in accordance with SFAS No. 123, "Accounting for Stock Based Compensation", the net loss would have been increased by $8.9 million ($.29 per share) in 1998, $5.3 million ($.21 per share) in 1997, and $2.3 million in 1996 ($.09 per share). As required by SFAS No. 123, the fair value of each option grant is estimated

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES on the date of grant using the Black-Scholes option pricing model with the following assumptions for 1998, 1997, and 1996: no historical dividend yield; an expected life of 10 years for options and three years for restricted stock; historical volatility of 95% in 1998, 65% in 1997 and 45% in 1996, and a risk-free rate of return ranging from 4.85% to 6.44%.

     Exercise prices for options outstanding as of December 31, 1998, are as follows:

            OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
--------------------------------------------   ----------------------------------
                     NUMBER       WEIGHTED                   NUMBER
                  OUTSTANDING      AVERAGE     WEIGHTED   EXERCISABLE    WEIGHTED
                     AS OF       CONTRACTUAL   AVERAGE       AS OF       AVERAGE
   RANGE OF       DECEMBER 31,      LIFE       EXERCISE   DECEMBER 31,   EXERCISE
EXERCISE PRICES       1998        REMAINING     PRICE         1998        PRICE
---------------   ------------   -----------   --------   ------------   --------
$ 5.00 - $ 8.87    1,200,583        8.56        $ 8.80          300       $ 8.87
  9.06 -  12.00      463,464        7.83         11.44      285,725        11.61
 12.50 -  12.81      432,711        8.04         12.74      146,668        12.74
 13.00 -  13.00      492,112        6.49         13.00      384,723        13.00
 14.62 -  25.75      140,201        3.91         18.11      140,201        18.11
                   ---------                                -------
$ 5.00 - $25.75    2,729,071        7.74        $11.11      957,617       $13.29
                   =========                                =======

7. INCOME TAXES

     The Company accounts for income taxes under the liability method as required in the SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax laws and rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under this method, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Potential tax benefits, related to net operating losses and temporary differences, have been recorded as an asset, and a valuation allowance for the same amount has been established. The Company has paid no income taxes since inception.

     The following is a summary of the Company's net deferred tax assets.

                                                               DECEMBER 31,
                                                          ----------------------
                                                            1998         1997
                                                          ---------    ---------
                                                              (IN THOUSANDS)
Net Operating Loss Carryforwards........................  $ 276,034    $ 217,918
Deferred Taxes Related to Temporary Differences:
  Tangible asset bases, lives and depreciation
     methods............................................    (61,977)     (65,898)
  Other.................................................    (11,266)       8,700
                                                          ---------    ---------
Total deferred tax asset................................    202,791      160,720
Less valuation allowance................................   (202,791)    (160,720)
                                                          ---------    ---------
Net deferred tax asset..................................  $      --    $      --
                                                          =========    =========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

     Significant timing differences affecting deferred taxes in 1998 reflect the treatment of costs associated with the Space Segment for financial reporting purposes compared to tax purposes. As of December 31, 1998, the Company had estimated net operating loss carryforwards ("NOLs") of $680.8 million. The NOLs expire in years 2004 through 2018. These NOL carryforwards are subject to certain limitations if there is determined to be a substantial change in ownership as defined in the Internal Revenue Code.

8. LONG-TERM DEBT

                                                                DECEMBER 31,
                                                            --------------------
                                                              1998        1997
                                                            --------    --------
                                                               (IN THOUSANDS)
Notes, net of discount....................................  $327,147    $     --
New Bank Financing -- Term Loan Facility..................   100,000     100,000
New Bank Financing -- Revolving Credit Facility...........    32,000      98,000
Deferred Trade Payables...................................     5,118      11,685
Vendor Financing Commitment...............................     1,612          --
Loan Agreement............................................        --       4,933
                                                            --------    --------
                                                             465,877     214,618
Less current maturities...................................     5,041      15,254
                                                            --------    --------
Long-term debt............................................  $460,836    $199,364
                                                            ========    ========

$335 MILLION UNIT OFFERING

     In connection with the Acquisition, the Acquisition Company issued $335 million of Units (the "Units") consisting of 12 1/4% Senior Notes due 2008 (the "Notes"), and Warrants to purchase shares of Common Stock of the Company. Each Unit consists of $1,000 principal amount of Notes and one Warrant to purchase
3.75749 shares of Common Stock at an exercise price of $12.51 per share. The Warrants were valued at $8.5 million and are reflected in the balance sheet as a debt discount. A portion of the net proceeds of the sale of the Units were used to finance the Acquisition. In connection with the Notes, the Acquisition Company purchased approximately $112.3 million of restricted investments that are restricted for the payment of the first six interest payments on the Notes. Interest payments are due semi-annually, in arrears, beginning October 1, 1998. The Notes are fully guaranteed by American Mobile Satellite Corporation.

NEW BANK FINANCING

     In connection with the Acquisition, the Company, the Acquisition Company and its subsidiaries restructured the existing $200 million Bank Financing (the "New Bank Financing") to provide for two facilities: (i) the Revolving Credit Facility, a $100 million unsecured five-year reducing revolving credit facility, and (ii) the Term Loan Facility, a $100 million five-year, term loan facility with up to three additional one-year extensions subject to the lenders' approval. The Revolving Credit Facility ranks pari passu with the Notes. The Term Loan Facility is secured by the assets of the Company, principally its stockholdings in XM Radio and the Acquisition Company, and will be effectively subordinated to the Revolving Credit Facility and the Notes. The New Bank Financing is severally

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES guaranteed by Hughes Electronics Corporation, Singapore Telecommunications Ltd. and Baron Capital Partners, L.P. (collectively, the "Bank Facility Guarantors"). As of February 28, 1999, the Company had outstanding borrowings of $100 million under the Term Loan Facility at 5.8125%, and $48 million under the Revolving Credit Facility at rates ranging from 5.4375% to 5.5%.

THE TERM LOAN FACILITY

     The Term Loan Facility bears an interest rate, generally, of 50 basis points above London Interbank Offered Rate ("LIBOR"). The Term Loan Agreement does not include any scheduled amortization until maturity, but does contain certain provisions for prepayment based on certain proceeds received by the Company, unless otherwise waived by the banks and the Bank Facility Guarantors, including: (1) 100% of excess cash flow obtained by the Company; (2) the first $25.0 million of net proceeds from the lease or sale of MSAT-2 received by the Company, and thereafter 75% of the remaining proceeds received from such lease or sale (the remaining 25% to be retained by the Acquisition Company for business operations); (3) 100% of the proceeds of any other asset sales by the Company; (4) 50% of the net proceeds of any equity offerings of the Company (the remaining 50% to be retained by the Company for business operations); and (5) 100% of any major casualty proceeds of the Company. To the extent that the Term Loan Facility is repaid, the aforementioned proceeds that would otherwise have been used to repay the Term Loan Facility will be used to repay and permanently reduce the commitment under the Revolving Credit Facility.

THE REVOLVING CREDIT FACILITY

     The Revolving Credit Facility bears an interest rate, generally, of 50 basis points above LIBOR and is unsecured, with a negative pledge on the assets of the Acquisition Company and its subsidiaries ranking pari passu with the Notes. The Revolving Credit Facility will be reduced $10 million each quarter, beginning with the quarter ending June 30, 2002, with the balance due on maturity of March 31, 2003. Certain proceeds received by the Acquisition Company would be required to repay and reduce the Revolving Credit Facility, unless otherwise waived by the lenders and the Bank Facility Guarantors, including: (1) 100% of excess cash flow obtained by the Acquisition Company, as defined; (2) the first $25.0 million net of proceeds of the lease or sale of MSAT-2 received by the Acquisition Company, and thereafter 75% of the remaining proceeds received from such lease or sale (the remaining 25% may be retained by the Acquisition Company for business operations); (3) 100% of the proceeds of any other asset sales by the Acquisition Company; (4) 50% of the net proceeds of any offerings of the Acquisition Company's equity (the remaining 50% to be retained by the Acquisition Company for business operations); and (5) 100% of any major casualty proceeds. At such time as the Revolving Credit Facility is repaid in full, and subject to satisfaction of the restrictive payments provisions of the Notes, any prepayment amounts that would otherwise have been used to prepay the Revolving Credit Facility will be dividended to American Mobile Satellite Corporation.

THE GUARANTEES

     In connection with the New Bank Financing, the Bank Facility Guarantors extended separate guarantees of the obligations of each of the Acquisition Company and the Company to the banks, which on a several basis aggregated to $200 million. In their agreement with each of the Acquisition Company and the Company (the "Guarantee Issuance Agreement"), the Bank Facility Guarantors agreed to make their guarantees available for the New Bank Financing. In exchange for the

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES additional risks undertaken by the Bank Facility Guarantors in connection with the New Bank Financing, the Company agreed to compensate the Bank Facility Guarantors, principally in the form of 1 million additional warrants and re-pricing of 5.5 million warrants previously issued in connection with the original Bank Facility (together, the "Guarantee Warrants"). The Guarantee Warrants were issued with an exercise price of $12.51 and were valued at approximately $17.7 million.

     Further, in connection with the Guarantee Issuance Agreement, the Company has agreed to reimburse the Bank Facility Guarantors in the event that the Guarantors are required to make payment under the New Bank Financing guarantees, and, in connection with this reimbursement commitment has provided the Bank Facility Guarantors a junior security interest with respect to the assets of the Company, principally its stockholdings in XM Radio and the Acquisition Company.

     In connection with the New Bank Financing, the Company entered into an interest rate swap agreement, with an implied annual rate of 6.51%. The swap agreement reduces the impact of interest rate increases on the Term Loan Facility. The Company paid a fee of approximately $17.9 million for the swap agreement. Under the swap agreement, an amount equal to LIBOR plus 50 basis points, is paid on a quarterly basis directly to the respective banks on behalf of the Company, on a notional amount of $100 million until the termination date of March 31, 2001. The Company has reflected as an asset, the unamortized fee paid for the swap agreement in the accompanying consolidated financial statements. The Company is exposed to a credit loss in the event of non-performance by the counter party under the swap agreement. The Company does not believe there is a significant risk of non-performance as the counter party to the swap agreement is a major financial institution.

MOTOROLA VENDOR FINANCING

     Motorola has entered into an agreement with ARDIS to provide up to $10 million of Vendor Financing Commitment, to finance up to 75% of the purchase price of additional network base stations. Loans under this facility bear interest at a rate equal to LIBOR plus 7.0% and will be guaranteed by the Company and each subsidiary of the Acquisition Company. The terms of the facility require that amounts borrowed be secured by the equipment purchased therewith. Advances made during a quarter constitute a loan, which is then amortized on a quarterly basis over three years. As of December 31, 1998, $1.6 million was outstanding under this facility at interest rates ranging from 12.07% to 13.0%.

DEFERRED TRADE PAYABLES

     The Company has arranged the financing of certain trade payables, and as of December 31, 1998, $5.1 million of deferred trade payables were outstanding at rates ranging from 6.10% to 12.00% and are generally payable by the end of 1999. As of December 31, 1997, $11.7 million was outstanding at rates ranging from 6.23% to 14.00%.

BRIDGE LOAN

     On December 31, 1997, the Company entered into a Bridge Loan Agreement (the "Bridge Loan") with Hughes Communications Satellite Services, Inc. ("Hughes") in the principal amount of up to $10 million, secured by a pledge of the Company's interest in its 80%-owned subsidiary, XM Radio. The Bridge Loan bore interest at an annual rate of 12% and was fully repaid in March 1998. No further borrowings are available under the Bridge Loan.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

LOAN AGREEMENT

     The Company entered into a Loan Agreement with Northern Telecom to finance the purchase of certain equipment to be used in the ground segment. This Loan Agreement was repaid in full in April 1998 and no further borrowings are available under this Loan Agreement.

ASSETS PLEDGED AND SECURED

     All wholly owned subsidiaries of the Company are subject to financing agreements that limit the amount of cash dividends and loans that can be advanced to the Company. At December 31, 1998, all of the subsidiaries' net assets were restricted under these agreements. These restrictions will have an impact on American Mobile Satellite Corporation's ability to pay dividends.

COVENANTS

     The debt agreements and related Guarantee Agreements entered into by the Company contain various restrictions, covenants, defaults, and requirements customarily found in such financing agreements. Among other restrictions, these provisions include limitations on cash dividends, restrictions on transactions between American Mobile and its subsidiaries, restrictions on capital acquisitions, material adverse change clauses, and maintenance of specified insurance policies.

     On March 29, 1999, the Bank Facility Guarantors agreed to eliminate certain covenants contained in the Guarantee Issuance Agreement relating to earnings before interest, taxes, depreciation, and amortization ("EBITDA") and service revenue. In exchange for this waiver, the Company agreed to re-price their Guarantee Warrants, effective April 1, 1999, from $12.51 to $7.50.

9. RELATED PARTIES

     In 1990, following a competitive bid process, American Mobile signed contracts with Hughes Aircraft, the parent company of Hughes Communications Satellite Services ("Hughes Communications"), an American Mobile stockholder, to construct MSAT-2 (the "Satellite Construction Contract"). The contract contains flight performance incentives payable by the Company to Hughes Aircraft if MSAT-2 performs according to the contract. As a result of certain previously-disclosed performance considerations, additional contract payment issues were raised by the Company. At present, the Company's obligation to make additional performance payments to Hughes Aircraft remains at issue and ongoing discussions are underway between the parties.

     The Company has entered into various transactions and agreements with Motorola, Inc. ("Motorola"), an American Mobile stockholder, which include the purchase by American Mobile of services, network hardware and software maintenance services, facility rentals, inventory and network gateway fees. Additionally, Motorola has provided the Vendor Financing Commitment, which will be available to finance up to 75% of the purchase price of additional network base stations (see Note 8).

     Additionally, the Company has entered into various transactions and agreements with affiliates of AT&T Wireless Services, Inc. ("AT&T Wireless"), an American Mobile stockholder. The arrangements include the purchase of satellite capacity and equipment by AT&T, the purchase by American Mobile of certain equipment for use in the Satellite Network, the leasing of certain office equipment, and the engagement of AT&T to be one of the Company's long-distance providers. Additionally, the Company sublet certain office space to AT&T Wireless through September 1996; however, as a result of the Acquisition in March 1998 and issuance of shares to Motorola, AT&T's

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES ownership fell below 10%; therefore, they ceased to be deemed a related party; and, as such, the 1998 amounts do not include transactions with AT&T.

     The following table represents a summary of all related party transactions.

                                                     YEARS ENDED DECEMBER 31,
                                                  -------------------------------
                                                    1998       1997        1996
                                                  --------    -------    --------
                                                          (IN THOUSANDS)
Payments made to (from) related parties:
  Additions to property and equipment...........  $  4,931    $   200    $  2,847
  Proceeds from debt issuance...................   (10,000)        --     (10,000)
  Payments on debt obligations..................    10,017        292      20,926
  Payment for guarantees........................        --         --       3,000
  Operating expenses............................     7,568      2,706       3,817
  Satellite capacity/airtime/equipment
     revenue....................................        --     (2,836)     (1,276)
  Sublease income...............................        --         --        (205)
                                                  --------    -------    --------
Net payments to related parties.................  $ 12,516    $   362    $ 19,109
                                                  ========    =======    ========
Due to (from) related parties:
  Operating expenses............................  $    698    $ 1,209    $    185
  Capital leases................................        --        249         446
  Vendor financing..............................     1,638         --          --
  Satellite capacity/airtime revenue............        (3)      (495)       (416)
  Capital acquisitions..........................       450      2,120       1,584
                                                  --------    -------    --------
Net amounts due to related parties..............  $  2,783    $ 3,083    $  1,799
                                                  ========    =======    ========

10. LEASES

CAPITAL LEASES

     The Company leases certain office equipment, ground segment equipment and switching equipment under agreements accounted for as capital leases. Assets recorded as capital leases in the accompanying balance sheets include the following:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1998       1997
                                                              -------    -------
                                                                (IN THOUSANDS)
Ground segment equipment....................................  $ 7,263    $ 7,263
Switch equipment............................................    8,346         --
Office equipment............................................    3,069      4,033
Less accumulated amortization...............................   (6,612)    (4,750)
                                                              -------    -------
          Total.............................................  $12,066    $ 6,546
                                                              =======    =======

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

OPERATING LEASES

     The Company leases substantially all of its base station sites through cancellable operating leases. The majority of these leases provide for renewal options for various periods at their fair rental value at the time of renewal. In the normal course of business, the operating leases are generally renewed or replaced by other leases. Additionally, the Company leases certain facilities and equipment under arrangements accounted for as operating leases. Certain of these arrangements have renewal terms. Total rent expense, under all operating leases, approximated $5.9 million, $2.9 million, and $2.5 million in 1998, 1997, and 1996, respectively.

     At December 31, 1998, minimum future lease payments under noncancellable operating and capital leases are as follows:

                                                              OPERATING    CAPITAL
                                                               LEASES      LEASES
                                                              ---------    -------
                                                                 (IN THOUSANDS)
1999........................................................   $ 3,436     $ 6,841
2000........................................................     3,517       6,043
2001........................................................     2,183          35
2002........................................................     2,190          --
2003........................................................     1,524          --
2004 and thereafter.........................................       661          --
                                                               -------     -------
Total.......................................................   $13,511     $12,919
                                                               =======
Less: Interest..............................................                 1,124
                                                                           -------
                                                                           $11,795
                                                                           =======

11. OPERATING AGREEMENTS AND COMMITMENTS

JOINT OPERATING AND SATELLITE CAPACITY AGREEMENTS

     On December 4, 1997, the Company entered into two agreements with respect to two simultaneous transactions. The Company agreed with TMI Communications and Company, Limited Partnership ("TMI") to acquire a one-half ownership interest in TMI's satellite, MSAT-1, and simultaneously, the Company entered into an agreement (the "Satellite Lease Agreement") with African Continental Telecommunications Ltd. ("ACTEL"), for the lease of MSAT-2, for deployment over sub-Saharan Africa. As ACTEL has not obtained the requisite financing, the agreements were terminated on March 24, 1999; however, the Company and TMI will remain parties to a Joint Operating Agreement and a Satellite Capacity Agreement under which the parties agree to provide, among other things, emergency backup and restoral services to each party during any period in which the other's satellite is not functioning properly. Additionally, each party will be entitled to lease excess capacity from the other party's satellite under specified terms and conditions. The implementation of these agreements requires regulatory approvals by the FCC and Industry Canada (formerly Canada's Department of Industry and Science). The Company has received, and expects to continue to seek approvals contemplated under these agreements on a timely basis.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

COMMITMENTS

     At December 31, 1998, the Company had remaining contractual commitments to purchase both mobile data terminal inventory and mobile telephone inventory in the maximum amount of $11.4 million during 1999. Additionally, the Company had remaining contractual commitments in the amount of $1.0 million for the development of certain next generation data terminal inventory. Contingent upon the successful research and development efforts, the Company would have maximum additional contractual commitments for mobile communications data terminal inventory in the amount of $27.0 million over a three-year period starting in 1999. The Company has the right to terminate the research and development and inventory commitment by paying cancellation fees of between $1.0 million and $2.5 million, depending on when the termination option is exercised during the term of the contract. The Company also has the right to terminate the inventory commitment by incurring a cancellation penalty representing a percentage of the unfulfilled portion of the contract. The Company has also contracted for the purchase of $26.2 million of next generation wireless data terminals to be delivered beginning early 1999. The contract contains a 50% cancellation penalty. Additionally, the Company has remaining contractual commitments for the purchase of $4.7 million of base stations required to complete certain necessary site build-outs, $1.2 million for the purchase of certain software development, and certain other multi-year operating expense contract commitments that total approximately $2.3 million over the next two years.

     The aggregate fixed and determinable portion of all inventory commitments and obligations for other fixed contracts is as follows:

                                            (IN THOUSANDS)
1999....................................       $30,310
2000....................................        31,892
2001....................................        11,621
                                               -------
Total...................................       $73,823
                                               =======

12. EMPLOYEE BENEFITS

DEFINED CONTRIBUTION PLAN

     The Company sponsors a 401(k) defined contribution plan ("401(k) Savings Plan") in which all employees can participate. The 401(k) Savings Plan provided for a Company match of employee contributions, in the form of Common Stock, limited to the fair market value of up to one-half of the employee's contribution not to exceed 6% of an employee's compensation. The 401(k) Savings Plan was amended in 1998 to reflect the following changes: (i) the increase of the Company match up to 100% of the first 4% of an employee's compensation, (ii) the addition of a discretionary annual employer non-elective contribution, (iii) the addition of the option to have plan benefits distributed in the form of installment payments, and (iv) provide for the reallocation of forfeitures, if any, to active participants. In 1998 the ARDIS Individual Capital Accumulation Plan was merged into the 401(k) Savings Plan to allow for a combined company plan. The Company's matching expense was $847,538 for 1998, reflecting the addition of the ARDIS employees, $350,000 for 1997, and $411,000 for 1996.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

EMPLOYEE STOCK PURCHASE PLAN

     The Company has an Employee Stock Purchase Plan ("Stock Purchase Plan") to allow eligible employees to purchase shares of the Company's Common Stock at 85% of the lower of market value on the first and last business day of the six-month option period. An aggregate of 47,011, 29,930, and 39,366 shares of Common Stock were issued under the Stock Purchase Plan in 1998, 1997, and 1996, respectively.

13. BUSINESS ACQUISITION

     On March 31, 1998, the Company acquired ARDIS for a purchase price of approximately $50 million in cash and $50 million in the Company's Common Stock (the "Purchase Price"). The purchase method of accounting for business combinations was used for the recording of the acquisition. The operating results of ARDIS have been included in the Company's consolidated statements of operations from the date of acquisition. The purchase price for the net assets acquired was allocated ($1.6) million to net current assets and net current liabilities, $50.4 million to property and equipment, $49.4 million to FCC licenses and $1.3 million to goodwill. Additionally, the Company incurred acquisition costs of approximately $2.6 million and recorded additional liabilities of approximately $2.3 million.

     The unaudited pro forma results give effect to (i) the Acquisition, (ii) the Notes and (iii) the New Bank Financing as if such transactions had been consummated on January 1 of each of the periods presented.

                                                            1998         1997
                                                          ---------    ---------
                                                              (IN THOUSANDS,
                                                          EXCEPT PER SHARE DATA)
Revenues................................................  $  97,153    $  87,965
Net Loss................................................   (164,173)    (176,207)
Loss per share..........................................      (5.11)       (5.61)

14. LEGAL, REGULATORY AND OTHER MATTERS

LEGAL AND REGULATORY MATTERS

     Like other mobile service providers in the telecommunications industry, the Company is subject to substantial domestic, foreign and international regulation including the need for regulatory approvals to operate and expand the Satellite Network and operate and modify subscriber equipment.

     The ownership and operation of the mobile satellite services system and ground-based two-way wireless data system are subject to the rules and regulations of the FCC, which acts under authority granted by the Communications Act and related federal laws. Among other things, the FCC allocates portions of the radio frequency spectrum to certain services and grants licenses to and regulates individual entities using the spectrum. American Mobile operates pursuant to various licenses granted by the FCC.

     The successful operation of the Satellite Network is dependent on a number of factors, including the amount of L-band spectrum made available to the Company pursuant to an international coordination process. The United States is currently engaged in an international process of coordinating the Company's access to the spectrum that the FCC has assigned to the Company. While the Company believes that substantial progress has been made in the coordination process and

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES expects that the United States government will be successful in securing the necessary spectrum, the process is not yet complete. The inability of the United States government to secure sufficient spectrum could have an adverse effect on the Company's financial position, results of operations and cash flows.

     The Company has the necessary regulatory approvals, some of which are pursuant to special temporary authority, to continue its operations as currently contemplated. The Company has filed applications with the FCC and expects to file applications in the future with respect to the continued operations, change in operation and expansion of the Network and certain types of subscriber equipment. Certain of its applications pertaining to future service have been opposed. While the Company, for various reasons, believes that it will receive the necessary approvals on a timely basis, there can be no assurance that the requests will be granted, will be granted on a timely basis or will be granted on conditions favorable to the Company. Any significant changes to the applications resulting from the FCC's review process or any significant delay in their approval could adversely affect the Company's financial position, results of operations and cash flows.

     There are applications now pending before the FCC to use the Inmarsat system and TMI's Canadian-licensed system, both of which operate in the Mobile Satellite Services ("MSS") L-band and have satellite footprints covering the United States, to provide service in the United States. American Mobile has opposed these filings. In addition to providing additional competition to American Mobile, a grant of domestic authority by the FCC to use any of these foreign systems may increase the demand by these systems for spectrum in the international coordination process and could adversely affect American Mobile's ability to coordinate its spectrum access.

     On July 20, 1998, the International Bureau of the FCC granted an application for Special Temporary Authority ("STA") to use TMI's space segment to conduct market tests in the U.S. for six months using up to 500 mobile terminals. On July 30, 1998, American Mobile filed an Application for Review and a Motion for Stay of this STA grant with the FCC, and these filings remain pending. On December 18, 1998, SatCom filed a request for a six-month extension of this STA, which was extended to July 12, 1999.

     On October 23, 1998, the FCC issued an order permitting Comsat Corporation via Inmarsat to provide aeronautical services to the domestic legs of the same aircraft in international flight. As the FCC noted, this action has a minimal effect on American Mobile's access to L-band spectrum. Additionally, the Company does not believe this action will have a material effect on the Company's financial position or results of operations.

     American Mobile is authorized to build, launch, and operate three geosynchronous satellites in accordance with a specific schedule. American Mobile is not in compliance with the schedule for commencement and construction of its second and third satellites and has petitioned the FCC for changes to the schedule. Certain of these extension requests have been opposed by third parties. The FCC has not acted on American Mobile's requests. The FCC has the authority to revoke the authorizations for the second and third satellites and in connection with such revocation could exercise its authority to rescind American Mobile's license. American Mobile believes that the exercise of such authority to rescind the license is unlikely. The term of the license for each of American Mobile's three authorized satellites is ten years, beginning when American Mobile certifies that the respective satellite is operating in compliance with American Mobile's license. The ten-year term of MSAT-2 began August 21, 1995. Although American Mobile anticipates that the authorization for MSAT-2 is likely to be extended in due course to correspond to the useful life of

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES the satellite and a new license granted for any replacement satellites, there is no assurance of such extension or grants.

     On July 2, 1998, American Mobile filed an application for authority to launch and operate its second-generation mobile satellite system. This satellite is intended to support the Company's existing satellite services and, also, allow the provision of an extended array of services, such as higher data rate services and services to lower-power terminals. There is no guarantee that the FCC will grant this application. The filing of the application does not commit the Company to expend any resources toward this project; however, should the Company decide to proceed with the construction of the follow-on satellite, the Company would be required to raise substantial additional capital to fund this project.

     In 1992, a former director of American Mobile filed an Amended Complaint against the Company alleging violations of the Communications Act of 1934, as amended, and of the Sherman Act and breach of contract. The suit was dismissed on November 10, 1998, prior to the commencement of trial pursuant to an agreement to settle the suit by payment by the Company of $250,000.

OTHER MATTERS

     As previously reported, the satellite has, in the past, experienced certain technological anomalies, most significantly with respect to its eastern beam. On August 1, 1996, the Company reached a resolution of the claims under its satellite insurance contracts and policies and received proceeds in the amount of $66.0 million. Based on certain engineering studies and the design of the satellite, the Company believed that the insurance proceeds reflected the actual cost of damage sustained to the satellite, and, as a result, the carrying value of the satellite was reduced by the net insurance proceeds, which resulted in a reduction of future depreciation charges beginning in the third quarter of 1996. There can be no assurance that the satellite will not experience subsequent anomalies that could adversely impact the Company's financial condition, results of operations and cash flows.

     The Company has received a recommendation from a subcontractor to its satellite manufacturer that, pending further results from an ongoing investigation, the satellite should be operated at modified power management levels. The Company and its satellite manufacturer continue to investigate the basis, if any, for this recommendation. Based on the information available to date, management believes that, even if maintained, the power management recommendation would not have a material negative effect on the Company's business plan within the next three to five years, based on anticipated traffic patterns and anticipated subscriber levels. In the event that traffic patterns or subscriber levels materially exceed those anticipated, the power management recommendation, if maintained, could have a material impact on the Company's long-term business plan.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

15. SUPPLEMENTAL CASH FLOW INFORMATION

                                                              YEARS ENDED DECEMBER 31,
                                                            -----------------------------
                                                             1998       1997       1996
                                                            -------    -------    -------
                                                                   (IN THOUSANDS)
Noncash investing and financing activities:
Leased asset and related obligations......................  $   648    $   182    $   284
Issuance of Common Stock for Acquisition..................   49,781         --         --
Issuance of Restricted Stock..............................    1,780         --         --
Issuance and repricing of Common Stock purchase
  warrants................................................   26,210     12,490     21,253
Issuance of Common Stock upon exercise of Common Stock
  purchase warrants.......................................       --         --        845
Vendor financing for property in service..................    1,628         --      2,440
Issuance of Common Stock under the Defined Contribution
  Plan....................................................      848        350        411

16. SUBSEQUENT EVENTS

     On January 15, 1999, the Company entered into an agreement with Baron Asset Fund ("Baron") for the placement of a $21.5 million note convertible into shares of XM Radio common stock (the "Baron XM Radio Convertible Note"). The Company subsequently loaned approximately $21.4 million to XM Radio in exchange for outstanding XM Radio common stock and a note convertible into XM Radio shares (the "XM Radio Note Receivable"). The Baron XM Radio Convertible Note ranks subordinate to any other securities of the Company and is fully collateralized by approximately one-half of the shares received by the Company as a result of this transaction. The XM Radio Note Receivable is a non-recourse note and is exchangeable into approximately half of the additional XM Radio common stock to be received by the Company as a result of the January 15 transaction. Assuming conversion of all convertible notes and exercise of the outstanding WorldSpace options, the Company's ownership in XM Radio would be reduced to 22.6% (compared with the 18.3% post-exercise position previously reported). The XM Radio Note Receivable earns interest at LIBOR plus 5% and is due on the September 30, 2006 maturity date, and the Baron XM Radio Convertible Note accrues interest at the rate of 6% annually, with all payments deferred until maturity or extinguished upon conversion.

17. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

     In connection with the Acquisition and related financing discussed above, the Company formed a new wholly-owned subsidiary, AMSC Acquisition Company, Inc. ("Acquisition Company"). The Company contributed all of its inter-company notes receivables and transferred its rights, title and interests in AMSC Subsidiary Corporation, American Mobile Satellite Sales Corporation, and AMSC Sales Corp. Ltd. (together with ARDIS, the "Subsidiary Guarantors") to Acquisition Company, and Acquisition Company was the acquirer of ARDIS and the issuer of the $335 million of Notes. American Mobile Satellite Corporation ("American Mobile Parent") is a guarantor of the Notes. The Notes contain covenants that, among other things, limit the ability of Acquisition Company and its Subsidiaries to incur additional indebtedness, pay dividends or make other distributions, repurchase any capital stock or subordinated indebtedness, make certain investments, create certain liens, enter

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES into certain transactions with affiliates, sell assets, enter into certain mergers and consolidations, and enter into sale and leaseback transactions.

     The $335 million of Notes are jointly and severally guaranteed on a full and unconditional basis by the Subsidiary Guarantors, Acquisition Company and American Mobile Parent. The following unaudited condensed consolidating information for these entities presents:

     - Condensed consolidating balance sheets as of December 31, 1998 and 1997, condensed consolidating statements of operations and cash flows for 1998, 1997 and 1996 and condensed consolidating statements of stockholders' equity (deficit) for the period January 1, 1996 through December 31, 1998.

     - Elimination entries necessary to combine the entities comprising American Mobile.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                                     CONSOLIDATED
                                                                            CONSOLIDATED   AMERICAN                    AMERICAN
                                  SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                      MOBILE
                                  GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT    ELIMINATIONS      PARENT
                                  ----------   -----------   ------------   ------------   --------   ------------   ------------
                                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....  $   2,285     $     --      $      --       $  2,285     $     --     $     --       $  2,285
  Inventory.....................     18,593           --             --         18,593           --           --         18,593
  Prepaid in-orbit insurance....      3,381           --             --          3,381           --           --          3,381
  Accounts receivable -- net....     15,325           --             --         15,325           --           --         15,325
  Restricted short-term
    investments.................         --       41,038             --         41,038           --           --         41,038
  Other current assets..........      7,192           20             --          7,212        6,019           --         13,231
                                  ---------     --------      ---------       --------     --------     --------       --------
        Total current assets....     46,776       41,058             --         87,834        6,019           --         93,853
PROPERTY AND EQUIPMENT -- NET...    261,607           --        (15,054)       246,553           --           --        246,553
GOODWILL & INTANGIBLES -- NET...     53,235           --             --         53,235           --           --         53,235
INVESTMENT IN/DUE FROM
  SUBSIDIARY....................         --      304,192       (304,192)            --       63,787      (63,787)            --
DEFERRED CHARGES AND OTHER
  ASSETS -- NET.................        386       33,460             --         33,846       (4,892)          --         28,954
RESTRICTED INVESTMENTS..........      1,500       54,939             --         56,439       10,760           --         67,199
                                  ---------     --------      ---------       --------     --------     --------       --------
        Total assets............  $ 363,504     $433,649      $(319,246)      $477,907     $ 75,674     $(63,787)      $489,794
                                  =========     ========      =========       ========     ========     ========       ========
                                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses....................  $  23,003     $ 10,715      $      --       $ 33,718     $     79     $     --       $ 33,797
  Obligations under capital
    leases due within one
    year........................      5,971           --             --          5,971           --           --          5,971
  Current portion long-term
    debt........................      5,041           --             --          5,041           --           --          5,041
  Other current liabilities.....        162           --             --            162           --           --            162
                                  ---------     --------      ---------       --------     --------     --------       --------
        Total current
          liabilities...........     34,177       10,715             --         44,892           79           --         44,971
DUE TO PARENT/AFFILIATE.........    681,029           --       (681,029)            --           --           --             --
LONG-TERM LIABILITIES:
  Obligations under New Bank
    Financing...................         --       32,000             --         32,000      100,000           --        132,000
  Senior Notes, net of
    discount....................         --      327,147             --        327,147           --           --        327,147
  Other long-term debt..........      1,689           --             --          1,689                        --          1,689
  Capital lease obligations.....      5,824           --             --          5,824           --           --          5,824
  Net assets acquired in excess
    of purchase price...........      2,028           --             --          2,028           --           --          2,028
  Investment in XM Radio........         --           --             --             --       12,618           --         12,618
  Other long-term liabilities...        540           --             --            540           --           --            540
                                  ---------     --------      ---------       --------     --------     --------       --------
        Total long-term
          liabilities...........     10,081      359,147             --        369,228      112,618           --        481,846
        Total liabilities.......    725,287      369,862       (681,029)       414,120      112,697           --        526,817
                                  ---------     --------      ---------       --------     --------     --------       --------
STOCKHOLDERS' (DEFICIT)
  EQUITY........................   (361,783)      63,787        361,783         63,787      (37,023)     (63,787)       (37,023)
                                  ---------     --------      ---------       --------     --------     --------       --------
        Total liabilities and
          stockholders'
          (deficit) equity......  $ 363,504     $433,649      $(319,246)      $477,907     $ 75,674     $(63,787)      $489,794
                                  =========     ========      =========       ========     ========     ========       ========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                                     CONSOLIDATED
                                                                            CONSOLIDATED   AMERICAN                    AMERICAN
                                  SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                      MOBILE
                                  GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT    ELIMINATIONS      PARENT
                                  ----------   -----------   ------------   ------------   --------   ------------   ------------
                                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....  $   2,106     $      --     $      --       $  2,106     $     --     $     --       $  2,106
  Inventory.....................     40,321            --            --         40,321           --           --         40,321
  Prepaid in-orbit insurance....      4,564            --            --          4,564           --           --          4,564
  Accounts receivable -- net....      8,140            --            --          8,140           --           --          8,140
  Other current assets..........      9,608            --            --          9,608           --           --          9,608
                                  ---------     ---------     ---------       --------     --------     --------       --------
        Total current assets....     64,739            --            --         64,739           --           --         64,739
PROPERTY AND EQUIPMENT -- NET...    250,335            --            --        250,335           --      (17,161)       233,174
INVESTMENT IN/DUE FROM
  SUBSIDIARY....................         --            --            --             --       69,356      (69,356)            --
DEFERRED CHARGES AND OTHER
  ASSETS -- NET.................     36,722            --            --         36,722      (23,188)          --         13,534
                                  ---------     ---------     ---------       --------     --------     --------       --------
        Total assets............  $ 351,796     $      --     $      --       $351,796     $ 46,168     $(86,517)      $311,447
                                  =========     =========     =========       ========     ========     ========       ========
                                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses....................  $  35,824     $      --     $      --       $ 35,824     $     37     $     --       $ 35,861
  Obligations under capital
    leases due within one
    year........................        798            --            --            798           --           --            798
  Current portion long-term
    debt........................     15,254            --            --         15,254           --           --         15,254
  Other current liabilities.....      7,520            --            --          7,520           --           --          7,520
                                  ---------     ---------     ---------       --------     --------     --------       --------
        Total current
          liabilities...........     59,396            --            --         59,396           37           --         59,433
DUE TO PARENT/AFFILIATE.........    441,837            --            --        441,837           --     (441,837)            --
LONG-TERM LIABILITIES:
  Obligations under New Bank
    Financing...................    198,000            --            --        198,000           --           --        198,000
  Capital lease obligations.....      3,147            --            --          3,147           --           --          3,147
  Net assets acquired in excess
    of purchase price...........      2,725            --            --          2,725           --           --          2,725
  Other long-term liabilities...      2,011            --            --          2,011           --           --          2,011
                                  ---------     ---------     ---------       --------     --------     --------       --------
        Total long-term
          liabilities...........    205,883            --            --        205,883           --           --        205,883
        Total liabilities.......    707,116            --            --        707,116           37     (441,837)       265,316
                                  ---------     ---------     ---------       --------     --------     --------       --------
STOCKHOLDERS' (DEFICIT)
  EQUITY........................   (355,320)           --            --       (355,320)      46,131      355,320         46,131
                                  ---------     ---------     ---------       --------     --------     --------       --------
        Total liabilities and
          stockholders'
          (deficit) equity......  $ 351,796     $      --     $      --       $351,796     $ 46,168     $(86,517)      $311,447
                                  =========     =========     =========       ========     ========     ========       ========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                        CONSOLIDATED   AMERICAN                    CONSOLIDATED
                              SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                    AMERICAN MOBILE
                              GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT     ELIMINATIONS       PARENT
                              ----------   -----------   ------------   ------------   ---------   ------------   ---------------
REVENUES
 Services...................  $  57,994     $      --      $     --      $  57,994     $   1,200     $ (1,200)       $  57,994
 Sales of equipment.........     29,227            --            --         29,227            --           --           29,227
                              ---------     ---------      --------      ---------     ---------     --------        ---------
 Total Revenues.............     87,221            --            --         87,221         1,200       (1,200)          87,221
COSTS AND EXPENSES
 Cost of service and
   operations...............     58,086            --            --         58,086            --           --           58,086
 Cost of equipment sold.....     30,449            --            --         30,449            --           --           30,449
 Sales and advertising......     16,733            --            --         16,733           121           --           16,854
 General and
   administrative...........     17,355           110            --         17,465         1,066       (1,199)          17,332
 Depreciation and
   amortization.............     53,233            --            --         53,233            --         (526)          52,707
                              ---------     ---------      --------      ---------     ---------     --------        ---------
 Operating Loss.............    (88,635)         (110)           --        (88,745)           13          525          (88,207)
INTEREST AND OTHER INCOME...        319        14,908       (11,615)         3,612         8,472       (7,712)           4,372
EQUITY IN LOSS OF
 SUBSIDIARIES...............         --      (116,332)      116,332             --      (150,753)     137,793          (12,960)
INTEREST EXPENSE............    (28,016)      (36,259)       11,615        (52,660)       (8,298)       7,187          (53,771)
                              ---------     ---------      --------      ---------     ---------     --------        ---------
NET LOSS....................  $(116,332)    $(137,793)     $116,332      $(137,793)    $(150,566)    $137,793        $(150,566)
                              =========     =========      ========      =========     =========     ========        =========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                        CONSOLIDATED   AMERICAN                    CONSOLIDATED
                              SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                    AMERICAN MOBILE
                              GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT     ELIMINATIONS       PARENT
                              ----------   -----------   ------------   ------------   ---------   ------------   ---------------
REVENUES
 Services...................  $  20,684     $      --      $     --      $  20,684     $   1,200     $ (1,200)       $  20,684
 Sales of equipment.........     23,530            --            --         23,530            --           --           23,530
                              ---------     ---------      --------      ---------     ---------     --------        ---------
 Total Revenues.............     44,214            --            --         44,214         1,200       (1,200)          44,214
COSTS AND EXPENSES
 Cost of service and
   operations...............     31,959            --            --         31,959            --           --           31,959
 Cost of equipment sold.....     40,335            --            --         40,335            --           --           40,335
 Sales and advertising......     12,030            --            --         12,030            36           --           12,066
 General and
   administrative...........     14,890            --            --         14,890         1,129       (1,200)          14,819
 Depreciation and
   amortization.............     44,535            --            --         44,535        (2,105)          --           42,430
                              ---------     ---------      --------      ---------     ---------     --------        ---------
 Operating Loss.............    (99,535)           --            --        (99,535)        2,140           --          (97,395)
INTEREST AND OTHER INCOME...      1,122            --            --          1,122        29,520      (29,520)           1,122
EQUITY IN LOSS OF
 SUBSIDIARIES...............         --            --            --             --      (150,867)     149,566           (1,301)
INTEREST EXPENSE............    (51,153)           --            --        (51,153)           --       29,520          (21,633)
                              ---------     ---------      --------      ---------     ---------     --------        ---------
NET LOSS....................  $(149,566)    $      --      $     --      $(149,566)    $(119,207)    $149,566        $(119,207)
                              =========     =========      ========      =========     =========     ========        =========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                        CONSOLIDATED   AMERICAN                    CONSOLIDATED
                              SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                    AMERICAN MOBILE
                              GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT     ELIMINATIONS       PARENT
                              ----------   -----------   ------------   ------------   ---------   ------------   ---------------
REVENUES
 Services...................  $   9,201     $      --      $     --      $   9,201     $   1,200     $ (1,200)       $   9,201
 Sales of equipment.........     18,529            --            --         18,529            --           --           18,529
                              ---------     ---------      --------      ---------     ---------     --------        ---------
 Total Revenues.............     27,730            --            --         27,730         1,200       (1,200)          27,730
COSTS AND EXPENSES
 Cost of service and
   operations...............     30,471            --            --         30,471            --           --           30,471
 Cost of equipment sold.....     31,903            --            --         31,903            --           --           31,903
 Sales and advertising......     24,541            --            --         24,541            --           --           24,541
 General and
   administrative...........     16,212            --            --         16,212         2,452       (1,200)          17,464
 Depreciation and
   amortization.............     45,496            --            --         45,496        (2,106)          --           43,390
                              ---------     ---------      --------      ---------     ---------     --------        ---------
 Operating Loss.............   (120,893)           --            --       (120,893)          854           --         (120,039)
INTEREST AND OTHER INCOME...        552            --            --            552        29,485      (29,485)             552
EQUITY IN LOSS OF
 SUBSIDIARIES...............         --            --            --             --      (164,977)     164,977               --
INTEREST EXPENSE............    (44,636)           --            --        (44,636)           --       29,485          (15,151)
                              ---------     ---------      --------      ---------     ---------     --------        ---------
NET LOSS....................  $(164,977)    $      --      $     --      $(164,977)    $(134,638)    $164,977        $(134,638)
                              =========     =========      ========      =========     =========     ========        =========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

      CONDENSED CONSOLIDATING STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
         FOR THE PERIOD FROM JANUARY 1, 1996 THROUGH DECEMBER 31, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                        CONSOLIDATED   AMERICAN                    CONSOLIDATED
                              SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                    AMERICAN MOBILE
                              GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT     ELIMINATIONS       PARENT
                              ----------   -----------   ------------   ------------   ---------   ------------   ---------------
Balance, December 31,
  1995......................  $ (40,777)    $      --      $     --      $ (40,777)    $ 287,527    $  40,777        $ 287,527
  Net Loss..................   (164,977)           --            --       (164,977)     (134,638)     164,977         (134,638)
  Issuance of common
    stock...................         --            --            --             --         1,658           --            1,658
  Issuance of common stock
    purchase warrants.......         --            --            --             --         4,153           --            4,153
                              ---------     ---------      --------      ---------     ---------    ---------        ---------
Balance, December 31,
  1996......................   (205,754)           --            --       (205,754)      158,700      205,754          158,700
  Net Loss..................   (149,566)           --            --       (149,566)     (119,207)     149,566         (119,207)
  Issuance of common
    stock...................         --            --            --             --           634           --              634
  Amortization of guarantee
    warrants................         --            --            --             --         6,004           --            6,004
                              ---------     ---------      --------      ---------     ---------    ---------        ---------
Balance, December 31,
  1997......................   (355,320)           --            --       (355,320)       46,131      355,320           46,131
  Net Loss..................   (116,332)     (137,793)      116,332       (137,793)     (150,566)     137,793         (150,566)
  Capitalization of
    Acquisition Company.....         --       201,580       355,320        556,900            --     (556,900)              --
  Acquisition of ARDIS......    109,869            --      (109,869)            --            --           --               --
  Issuance of common
    stock...................         --            --            --             --        51,042           --           51,042
  Issuance of common stock
    purchase warrants.......         --            --            --             --         8,490           --            8,490
  Amortization of guarantee
    warrants................         --            --            --             --         7,628           --            7,628
  Amortization of
    compensation expense....         --            --            --             --           252           --              252
                              ---------     ---------      --------      ---------     ---------    ---------        ---------
Balance, December 31,
  1998......................  $(361,783)    $  63,787      $361,783      $  63,787     $ (37,023)   $ (63,787)       $ (37,023)
                              =========     =========      ========      =========     =========    =========        =========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                          YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                                     CONSOLIDATED
                                                                           CONSOLIDATED   AMERICAN                     AMERICAN
                                 SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                       MOBILE
                                 GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT     ELIMINATIONS      PARENT
                                 ----------   -----------   ------------   ------------   ---------   ------------   ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net loss.......................  $(116,332)    $(137,793)     $116,332      $(137,793)    $(150,566)    $137,793      $(150,566)
Adjustments to reconcile net
  loss to net cash used in
  operating activities:
  Amortization of Guarantee
    Warrants and debt related
    costs......................         --        10,845            --         10,845         5,326           --         16,171
  Depreciation and
    amortization...............     53,233            --            --         53,233          (526)          --         52,707
  Equity in loss in XM Radio...         --            --            --             --        12,960           --         12,960
  Changes in assets &
    liabilities
    Inventory..................     21,947            --            --         21,947            --           --         21,947
    Prepaid in-orbit
      insurance................      1,183            --            --          1,183            --           --          1,183
    Trade accounts
      receivable...............       (105)           --            --           (105)           --           --           (105)
    Other current assets.......      7,185            --            --          7,185            55           --          7,240
    Accounts payable and
      accrued expenses.........     16,864            --            --         16,864            12           --         16,876
    Deferred trade payables....     (6,567)           --            --         (6,567)           --           --         (6,567)
    Deferred Items -- net......     (7,396)           --            --         (7,396)           --           --         (7,396)
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
    Net cash used in operating
      activities...............    (29,988)     (126,948)      116,332        (40,604)     (132,739)     137,793        (35,550)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Additions to property &
    equipment..................    (12,470)           --            --        (12,470)           --           --        (12,470)
  Acquisition of ARDIS.........         --       (52,373)           --        (52,373)           --           --        (52,373)
  Purchase of long-term,
    restricted investments.....     (1,500)      (95,476)           --        (96,976)      (28,152)          --       (125,128)
  Payment of escrow interest...         --       (20,633)           --        (20,633)           --           --        (20,633)
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
  Net cash used in investing
    activities.................    (13,970)     (168,482)           --       (182,452)      (28,152)          --       (210,604)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance of
    Common Stock...............         --            --            --             --           412           --            412
  Funding from Parent..........     52,481        41,165      (116,332)       (22,686)      160,479     (137,793)            --
  Principal payments under
    capital leases.............     (3,395)           --            --         (3,395)           --           --         (3,395)
  Payments under Vendor
    Financing..................        (16)           --            --            (16)           --           --            (16)
  Repayment of bank
    financing..................         --       (66,000)           --        (66,000)           --           --        (66,000)
  Payments on long-term debt...     (4,933)           --            --         (4,933)           --           --         (4,933)
  Debt issuance costs..........         --       (14,735)           --        (14,735)           --           --        (14,735)
  Proceeds from Senior Notes
    and Stock Purchase
    Warrants...................         --       335,000            --        335,000            --           --        335,000
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
  Net cash provided by
    financing activities.......     44,137       295,430      (116,332)       223,235       160,891     (137,793)       246,333
Net increase in cash and cash
  equivalents..................        179            --            --            179            --           --            179
CASH & CASH EQUIVALENTS,
  beginning of period..........      2,106            --            --          2,106            --           --          2,106
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
CASH & CASH EQUIVALENTS, end of
  period.......................  $   2,285     $      --      $     --      $   2,285     $      --     $     --      $   2,285
                                 =========     =========      ========      =========     =========     ========      =========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                          YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                                     CONSOLIDATED
                                                                           CONSOLIDATED   AMERICAN                     AMERICAN
                                 SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                       MOBILE
                                 GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT     ELIMINATIONS      PARENT
                                 ----------   -----------   ------------   ------------   ---------   ------------   ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net loss.......................  $(149,566)    $      --      $     --      $(149,566)    $(119,207)    $149,566      $(119,207)
Adjustments to reconcile net
  loss to net cash used in
  operating activities:
  Amortization of Guarantee
    Warrants and debt related
    costs......................      9,350            --            --          9,350            --           --          9,350
  Depreciation and
    amortization...............     44,535            --            --         44,535        (2,105)          --         42,430
  Equity in loss in XM Radio...         --            --            --             --         1,301           --          1,301
  Changes in assets &
    liabilities
    Inventory..................     (2,287)           --            --         (2,287)           --           --         (2,287)
    Prepaid in-orbit
      insurance................        516            --            --            516            --           --            516
    Trade accounts
      receivable...............     (1,537)           --            --         (1,537)           --           --         (1,537)
    Other current assets.......      4,639            --            --          4,639            --           --          4,639
    Accounts payable and
      accrued expenses.........     (5,844)           --            --         (5,844)           24           --         (5,820)
    Deferred trade payables....     11,685            --            --         11,685            --           --         11,685
    Deferred Items -- net......      8,038            --            --          8,038            --           --          8,038
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
    Net cash used in operating
      activities...............    (80,471)           --            --        (80,471)     (119,987)     149,566        (50,892)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Additions to property &
    equipment..................     (8,598)           --            --         (8,598)           --           --         (8,598)
  Investment in XM Radio.......         --            --            --             --        (1,643)          --         (1,643)
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
  Net cash used in investing
    activities.................     (8,598)           --            --         (8,598)       (1,643)          --        (10,241)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance of
    Common Stock...............         --            --            --             --           284           --            284
  Funding from Parent..........     28,220            --            --         28,220       121,346     (149,566)            --
  Principal payments under
    capital leases.............     (2,576)           --            --         (2,576)           --           --         (2,576)
  Proceeds from bank
    financing..................     71,000            --            --         71,000            --           --         71,000
  Payments on long-term debt...     (6,180)           --            --         (6,180)           --           --         (6,180)
  Debt issuance costs..........     (1,471)           --            --         (1,471)           --           --         (1,471)
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
  Net cash provided by
    financing activities.......     88,993            --            --         88,993       121,630     (149,566)        61,057
Net decrease in cash and cash
  equivalents..................        (76)           --            --            (76)           --           --            (76)
CASH & CASH EQUIVALENTS,
  beginning of period..........      2,182            --            --          2,182            --           --          2,182
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
CASH & CASH EQUIVALENTS, end of
  period.......................  $   2,106     $      --      $     --      $   2,106     $      --     $     --      $   2,106
                                 =========     =========      ========      =========     =========     ========      =========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                                     CONSOLIDATED
                                                                           CONSOLIDATED   AMERICAN                     AMERICAN
                                 SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                       MOBILE
                                 GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT     ELIMINATIONS      PARENT
                                 ----------   -----------   ------------   ------------   ---------   ------------   ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net loss.......................  $(164,977)    $      --      $     --      $(164,977)    $(134,638)    $164,977      $(134,638)
Adjustments to reconcile net
  loss to net cash used in
  operating activities:
  Amortization of Guarantee
    Warrants and debt related
    costs......................      5,721            --            --          5,721            --           --          5,721
  Depreciation and
    amortization...............     45,413            --            --         45,413        (2,106)          --         43,307
  Changes in assets &
    liabilities
    Inventory..................    (27,482)           --            --        (27,482)           --           --        (27,482)
    Prepaid in-orbit
      insurance................       (257)           --            --           (257)           --           --           (257)
    Trade accounts
      receivable...............     (5,229)           --            --         (5,229)           --           --         (5,229)
    Other current assets.......      1,970            --            --          1,970            --           --          1,970
    Accounts payable and
      accrued expenses.........      1,668            --            --          1,668             4           --          1,672
    Deferred trade payables....         --            --            --             --            --           --             --
    Deferred Items -- net......      1,347            --            --          1,347            --           --          1,347
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
    Net cash (used in) provided
      by operating
      activities...............   (141,826)           --            --       (141,826)     (136,740)     164,977       (113,589)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Additions to property &
    equipment..................    (14,054)           --            --        (14,054)           --           --        (14,054)
  Purchase of long-term,
    restricted investments.....     (1,000)           --            --         (1,000)           --           --         (1,000)
  Insurance proceeds applied to
    equipment in service.......     66,000            --            --         66,000            --           --         66,000
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
  Net cash provided by
    investing activities.......     50,946            --            --         50,946            --           --         50,946
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance of
    Common Stock...............         --            --            --             --         1,247           --          1,247
  Funding from parent..........     29,485            --            --         29,485       135,492     (164,977)            --
  Principal payments under
    capital leases.............     (3,994)           --            --         (3,994)           --           --         (3,994)
  Proceeds from debt
    issuance...................      1,700            --            --          1,700            --           --          1,700
  Proceeds from bank
    financing..................    127,000            --            --        127,000            --           --        127,000
  Payments on long-term debt...    (59,190)           --            --        (59,190)           --           --        (59,190)
  Debt issuance costs..........    (10,803)           --            --        (10,803)           --           --        (10,803)
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
  Net cash provided by (used
    in) financing activities...     84,198            --            --         84,198       136,739     (164,977)        55,960
Net decrease in cash and cash
  equivalents..................     (6,682)           --            --         (6,682)           (1)          --         (6,683)
CASH & CASH EQUIVALENTS,
  beginning of period..........      8,864            --            --          8,864             1           --          8,865
                                 ---------     ---------      --------      ---------     ---------     --------      ---------
CASH & CASH EQUIVALENTS, end of
  period.......................  $   2,182     $      --      $     --      $   2,182     $      --     $     --      $   2,182
                                 =========     =========      ========      =========     =========     ========      =========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

18. SUBSEQUENT EVENTS

XM ACQUISITION

     On July 7, 1999, the Company acquired WorldSpace's debt and equity interests in XM Radio, other than a $75 million loan from WorldSpace to XM Radio, in exchange for approximately 8.6 million shares of the Company's common stock, the issuance of approximately 2.1 million of which is subject to Company stockholder approval. Additionally, XM Radio issued an aggregate $250 million of Series A subordinated convertible notes to several new investors and used $75 million of the proceeds it received from the issuance of these notes to repay the $75 million loan owed to WorldSpace. As a result of these transactions, the Company owns all of the issued and outstanding stock of XM Radio. Assuming subsequent conversion of all outstanding convertible notes of XM Radio, and assuming the Company obtains stockholder approval to issue the remaining 2.1 million shares discussed above, American Mobile would own approximately 37% of the economic interest of XM Radio, and would have approximately 62% of the voting interest in XM Radio.

     On a pro forma basis, assuming this transaction had been consummated on January 1, 1998, the following results would have been reflected:

                                                            YEAR ENDED
                                                         DECEMBER 31, 1998
                                                         -----------------
Revenues...............................................      $ 97,153
Net Loss...............................................       185,365
Loss per share.........................................         (4.55)

     As a result of these transactions, the Company controls XM Radio and will consolidate XM Radio on a prospective basis. Additionally, pursuant to generally accepted accounting principles, the Company's accompanying 1998 financial statements have been restated to record American Mobile's share of losses which had previously been suspended pursuant to the equity method of accounting. The effect of this restatement was to increase the Company's previously reported net loss from $137,948 to $150,566, to increase the loss per share from $4.52 to $4.94 and to restate other financial statement amounts as follows for 1998.

                                        AS REPORTED   ADJUSTMENT   AS RESTATED
                                        -----------   ----------   -----------
Equity in Loss of XM Radio............   $     342     $ 12,618     $  12,960
Cumulative Loss.......................    (556,713)     (12,618)     (569,331)
Investment in XM Radio................          --      (12,618)      (12,618)

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                            QUARTERLY FINANCIAL DATA
                                  (UNAUDITED)

                                          1998-QUARTERS                               1997-QUARTERS
                            -----------------------------------------   -----------------------------------------
                             1(ST)      2(ND)      3(RD)      4(TH)      1(ST)      2(ND)      3(RD)      4(TH)
                            --------   --------   --------   --------   --------   --------   --------   --------
                                              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenues..................  $ 10,022   $ 22,410   $ 21,802   $ 32,987   $  8,685   $ 10,753   $ 10,795   $ 13,981
Operating expenses(1).....    28,425     47,274     44,178     55,551     32,341     32,420     30,617     46,231
                            --------   --------   --------   --------   --------   --------   --------   --------
Loss from operations......   (18,403)   (24,864)   (22,376)   (22,564)   (23,656)   (21,667)   (19,822)   (32,250)
Interest and other
  expense.................    (9,003)   (18,125)   (17,008)   (18,223)    (3,425)    (5,175)    (6,442)    (6,770)
                            --------   --------   --------   --------   --------   --------   --------   --------
Net Loss..................   (27,406)   (42,989)   (39,384)   (40,787)   (27,081)   (26,842)   (26,264)   (39,020)
Net loss per common
  share(2)................  $  (1.09)  $  (1.36)  $  (1.24)  $  (1.27)  $  (1.08)  $  (1.07)  $  (1.04)  $  (1.55)
Weighted-average common
  shares outstanding
  during the period
  (000s)..................    25,241     31,719     31,773     32,154     25,109     25,120     25,145     25,151
Market price per share(3)
  High....................  $  16.13   $  14.31   $  10.69   $   6.25   $  14.75   $  12.13   $  10.88   $  10.75
  Low.....................  $   6.75   $   9.25   $   4.50   $   3.50   $   9.37   $   8.50   $   6.23   $   6.28

-------------------------

(1) Operating expenses include charges of approximately $12.0 million in the fourth quarter of 1997 related to the realizability of the Company's inventory investment.

(2) Loss per share calculations for each of the quarters are based on the weighted average number of shares outstanding for each of the periods, and the sum of the quarters may not necessarily be equal to the full year loss per share amount.

(3) The Company's Common Stock is listed under the symbol SKYC on the Nasdaq National Market System. The quarterly high and low sales price represents the closing price in the Nasdaq National Market System. The quotations represent inter-dealer quotations, without retail markups, markdowns or commissions, and may not necessarily represent actual transactions. As of February 28, 1999, there were 275 stockholders of record of the Company's Common Stock.

                            SELECTED FINANCIAL DATA

     Set forth below is the selected financial data for the Company for the five fiscal years ended December 31, 1998:

                                         1998        1997        1996        1995       1994
                                       ---------   ---------   ---------   --------   --------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues.............................  $  87,221   $  44,214   $  27,730   $  8,797   $  5,240
Net Loss.............................   (150,566)   (119,207)   (134,638)   (66,917)   (21,103)
Basic and diluted Loss per Common
  Share..............................  $   (4.94)  $   (4.74)  $   (5.38)  $  (2.69)  $  (0.86)
Dividends on Common Stock(1).........       None        None        None       None       None
Consolidated Balance Sheet Data:
Cash and Cash Equivalents............  $   2,285   $   2,106   $   2,182   $  8,865   $137,287
Property Under Construction..........         --          --          --         --    263,505
Total Assets.........................    489,794     311,447     350,173    398,351    448,674
Current Liabilities..................     44,971      59,433      57,669    104,772     37,251
Long-Term Obligations................    481,846     205,883     133,804      6,052     59,879
Stockholders' (Deficit) Equity.......    (37,023)     46,131     158,700    287,527    351,544

-------------------------

(1) The Company has paid no dividends on its Common Stock since inception and does not plan to pay dividends on its Common Stock in the foreseeable future. In addition, the payment of dividends is subject to restrictions described in Note 8 to the financial statements and discussed in Management's Discussion and Analysis.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED MARCH 31,
                                                              ----------------------------
                                                                1999               1998
                                                              ---------          ---------
                                                               (IN THOUSANDS, EXCEPT PER
                                                                      SHARE DATA)
REVENUES
  Services..................................................  $ 16,164           $  6,418
  Sales of equipment........................................     4,066              3,604
                                                              --------           --------
  Total Revenues............................................    20,230             10,022
COSTS AND EXPENSES
  Cost of service and operations............................    17,870              7,728
  Cost of equipment sold....................................     4,528              3,881
  Sales and advertising.....................................     4,749              3,022
  General and administrative................................     4,769              3,631
  Depreciation and amortization.............................    13,772             10,163
                                                              --------           --------
  Operating Loss............................................   (25,458)           (18,403)
INTEREST EXPENSE............................................   (15,930)            (6,638)
INTEREST AND OTHER INCOME...................................     1,739                141
EQUITY IN LOSS OF XM RADIO..................................    (3,494)            (2,506)
                                                              --------           --------
  NET LOSS..................................................  $(43,143)          $(27,406)
                                                              ========           ========
Basic and Diluted Loss Per Share of common stock............  $  (1.34)          $  (1.09)
Weighted-average common shares outstanding during the
  period....................................................    32,225             25,241

See notes to consolidated condensed financial statements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                                              MARCH 31,    DECEMBER 31,
                                                                1999           1998
                                                              ---------    ------------
                                                                   (IN THOUSANDS)
                                        ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $  8,131       $  2,285
  Inventory.................................................    17,440         18,593
  Prepaid in-orbit insurance................................     1,932          3,381
  Accounts receivable -- net................................    16,752         15,325
  Restricted short-term investments.........................    41,038         41,038
  Note receivable from XM Radio.............................    21,687             --
  Other current assets......................................    15,055         13,231
                                                              --------       --------
         Total current assets...............................   122,035         93,853
PROPERTY & EQUIPMENT -- net.................................   239,017        246,553
GOODWILL & INTANGIBLES -- net...............................    52,772         53,235
RESTRICTED INVESTMENTS......................................    68,623         67,199
DEFERRED CHARGES & OTHER ASSETS -- net......................    26,151         28,954
                                                              --------       --------
         Total assets.......................................  $508,598       $489,794
                                                              ========       ========
                          LIABILITIES & STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Accounts payable & accrued expenses.......................  $ 41,839       $ 33,797
  Obligations under capital leases due within one year......     4,816          5,971
  Vendor financing due to related party within one year.....     1,569            543
  Deferred trade payables due within one year...............     2,584          4,498
  Other current liabilities.................................        --            162
                                                              --------       --------
         Total current liabilities..........................    50,808         44,971
LONG-TERM LIABILITIES
  Obligations under New Bank Financing......................   159,000        132,000
  Obligations under Senior Notes, net of discount...........   327,359        327,147
  Capital lease obligations.................................     5,657          5,824
  Net assets acquired in excess of purchase price...........     1,855          2,028
  Vendor financing due to related party.....................     3,031          1,069
  Note payable to related party.............................    21,769             --
  Deferred trade payables...................................       442            620
  Investment in XM Radio....................................    16,112         12,618
  Other long-term liabilities...............................       535            540
                                                              --------       --------
         Total long-term liabilities........................   535,760        481,846
                                                              --------       --------
         Total liabilities..................................   586,568        526,817
STOCKHOLDERS' DEFICIT
  Preferred Stock...........................................        --             --
  Common Stock..............................................       324            322
  Additional paid-in capital................................   509,074        508,084
  Deferred compensation.....................................    (2,305)        (1,528)
  Common Stock purchase warrants............................    60,588         59,108
  Unamortized guarantee warrants............................   (33,177)       (33,678)
  Cumulative loss...........................................  (612,474)      (569,331)
                                                              --------       --------
         Total stockholders' deficit........................   (77,970)       (37,023)
                                                              --------       --------
         Total liabilities and stockholders' deficit........  $508,598       $489,794
                                                              ========       ========

See notes to consolidated financial statements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                1999        1998
                                                              --------    --------
                                                                 (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $(43,143)   $(27,406)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Amortization of guarantee warrants, debt discount and
    issuance costs..........................................     4,552       2,524
  Depreciation and amortization.............................    13,772      10,163
  Equity in loss in XM Radio................................     3,494       2,506
  Changes in assets and liabilities:
    Inventory...............................................     1,153       1,986
    Prepaid in-orbit insurance..............................     1,449       1,675
    Trade accounts receivable...............................    (1,427)      3,744
    Other current assets....................................    (1,369)       (661)
    Accounts payable and accrued expenses...................     8,568     (12,197)
    Deferred trade payables.................................    (2,092)      6,436
    Deferred items -- net...................................      (931)        293
                                                              --------    --------
Net cash used in operating activities.......................   (15,974)    (10,937)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment.........................    (2,541)     (1,126)
Purchase of XM Radio note receivable........................   (21,419)         --
Acquisition of ARDIS........................................        --     (51,382)
Purchase of long-term, restricted investments...............    (1,424)   (140,892)
                                                              --------    --------
Net cash used in investing activities.......................   (25,384)   (193,400)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Common Stock......................       162         103
Principal payments under capital leases.....................    (1,322)       (135)
Principal payments under Vendor Financing...................       (90)         --
Proceeds from New Bank Financing............................    27,000       2,000
Proceeds from note payable to related party.................    21,500          --
Repayment of Bank Financing.................................        --    (100,000)
Proceeds from bridge financing..............................        --      10,000
Repayment of bridge financing...............................        --     (10,000)
Proceeds from Senior Notes and Stock Purchase Warrants......        --     335,000
Debt issuance costs.........................................       (46)    (13,458)
                                                              --------    --------
Net cash provided by financing activities...................    47,204     223,510
Net increase in cash and cash equivalents...................     5,846      19,173
CASH AND CASH EQUIVALENTS, beginning of period..............     2,285       2,106
                                                              --------    --------
CASH AND CASH EQUIVALENTS, end of period....................  $  8,131    $ 21,279
                                                              ========    ========

See notes to consolidated financial statements.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 1999
                                  (UNAUDITED)

1. ORGANIZATION AND BUSINESS

     American Mobile Satellite Corporation (with its subsidiaries, "American Mobile" or the "Company") is a nationwide provider of wireless communications services, including data, dispatch, and voice services, primarily to business customers in the United States.

     Additionally, the Company has an investment in XM Satellite Radio Inc., which, through its subsidiary XM Satellite Radio Holdings Inc. (together with XM Satellite Radio Inc, "XM Radio"), is one of two entities awarded a license by the FCC to provide satellite-based Digital Audio Radio Service ("DARS") throughout the United States. XM Radio is currently engaged in efforts to construct its satellite system. The Company's investment in XM Radio is currently not material to the Company's financial position, results of operations or cash flows. The Company is not required to provide any additional funding.

     American Mobile is devoting its efforts to expanding its business. This effort involves substantial risk. Specifically, future operating results will be subject to significant business, economic, regulatory, technical, and competitive uncertainties and contingencies. Depending on their extent and timing, these factors, individually or in the aggregate, could have an adverse effect on the Company's financial condition and future results of operations.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The unaudited consolidated condensed financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. While the Company believes that the disclosures made are adequate to make the information not misleading, these consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's 1998 Annual Report on Form 10-K.

     The consolidated balance sheet as of March 31, 1999, and the consolidated statements of operations and cash flows for the three months ended March 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 1999, and for all periods presented have been made. The balance sheet at December 31, 1998 has been taken from the audited financial statements.

NET LOSS PER SHARE

     Basic and diluted loss per common share is based on the weighted-average number of shares of Common Stock outstanding during the period. Stock options and common stock purchase warrants are not reflected since their effect would be antidilutive. As of March 31, 1999, there were approximately 84,000 options and warrants that would have been included in this calculation had the effect not been antidilutive.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

COMPREHENSIVE INCOME

     SFAS No. 130, "Reporting of Comprehensive Income," requires "comprehensive income" and the components of "other comprehensive income" to be reported in the financial statements and/or notes thereto. Since the Company does not have any components of "other comprehensive income," reported net income is the same as "comprehensive income" for the three months ended March 31, 1999 and 1998.

SEGMENT DISCLOSURES

     In accordance with SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," the Company has only one operating segment which is engaged in the provision of nationwide wireless communication. The Company provides services within North America and parts of Central America and the Caribbean, and all revenues are derived from customers within the United States. The following summarizes service revenue by major product lines:

                                                                REVENUE FOR THE
                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                               1999         1998
                                                              ------        -----
                                                                 (IN MILLIONS)
Voice Service...............................................  $ 3.0         $3.2
Data Service................................................   12.0          2.3
Capacity Resellers and Other................................    1.2          0.9

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

     In June 1998, FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires the recognition of all derivatives as either assets or liabilities measured at fair value. This statement is effective for the year ending December 31, 2000. The Company does not believe that the adoption of this statement will have a material impact on its financial position, results of operations and cash flows.

     In March 1999, FASB issued an Exposure Draft on an Interpretation of Accounting Principles Board Opinion No. 25 Accounting for Certain Transactions involving Stock Compensation. This proposed Interpretation would make it more likely that expense would be required to be recognized in the case of, among other things, stock (including stock options) issued to non-employee members of an entity's board of directors. The Company has assessed the impact of this proposed Interpretation and does not believe that adoption of this Interpretation would have a material impact on its financial position, results of operations and cash flows.

OTHER

     The Company paid approximately $2.1 million and $1.5 million in the three-month periods ended March 31, 1999 and 1998, respectively, to related parties for capital assets, service-related obligations, and payments under pre-existing financing agreements. There were no payments from related parties in the three-month period ended March 31, 1999, as compared to $1.1 million for communication services and equipment purchases in the three-month period ended March 31, 1998.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

Total indebtedness to related parties as of March 31, 1999 approximated $27.5 million, with amounts due from related parties as of March 31, 1999 totaling $21.7 million.

3. LIQUIDITY AND FINANCING

LIQUIDITY AND FINANCING REQUIREMENTS

     Adequate liquidity and capital are critical for the Company to continue as a going concern and to fund subscriber acquisition programs necessary to achieve positive cash flow and profitable operations. The Company expects to continue to make significant capital outlays to fund interest expense, capital expenditures and working capital prior to the time that it begins to generate positive cash flow from operations and for the foreseeable future thereafter.

     On March 31, 1998, AMSC Acquisition Company, Inc. ("Acquisition Company"), a wholly-owned subsidiary of American Mobile Satellite Corporation, issued $335 million of units consisting of 12 1/4% Senior Notes due 2008 (the "Senior Notes"), and one warrant to purchase 3.75749 shares of Common Stock of the Company for each $1,000 principal amount of Senior Notes (the "Warrants"), and also restructured its existing bank financing (the "New Bank Financing"). The New Bank Financing of $200 million consists of a $100 million unsecured five-year reducing Revolving Credit Facility maturing March 31, 2003 and a $100 million five-year Term Loan Facility with up to three additional one-year extensions subject to lender approval. Additionally, on March 29, 1999, the Bank Facility Guarantors (as defined in Item 2 under the caption "Liquidity and Capital Resources") agreed to eliminate certain covenants relating to the Company's future earnings before interest, taxes, depreciation, and amortization ("EBITDA") and service revenue. In exchange for this elimination of covenants, the Company agreed to reprice their Guarantee Warrants (as defined in Item 2 under the caption "Liquidity and Capital Resources"), effective April 1, 1999, from $12.51 to $7.50. The value of the repricing was approximately $1.5 million. As of April 30, 1999, the Company had $41.0 million available for borrowing under the Revolving Credit Facility. Additionally, Motorola has agreed to provide the Company with up to $10 million of vendor financing (the "Vendor Financing Commitment"), which is available to finance up to 75% of the purchase price of additional base stations needed to meet ARDIS' buildout requirements under certain customer contracts. As of March 31, 1999, $4.6 million was outstanding under this facility.

     The Company's current operating assumptions and projections, which reflect management's best estimate of subscriber and revenue growth and operating expenses, indicate that anticipated capital expenditures, operating losses, working capital and debt service requirements through 1999 and beyond, can be met by cash flows from operations, the net proceeds from the sale of the Senior Notes and Warrants, together with the borrowings under the $200 million New Bank Financing, the Vendor Financing Commitment and deferred terms on certain trade payables; however, the Company's ability to meet its projections is subject to numerous uncertainties and there can be no assurance that the Company's current projections regarding the timing of its ability to achieve positive operating cash flow will be accurate, and if the Company's cash requirements are more than projected, the Company may require additional financing in amounts which may be material. The type, timing and terms of financing selected by the Company will be dependent upon the Company's cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. There can be no assurance that any such sources will be available to the Company at any given time or available on favorable terms.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

XM RADIO

     As previously mentioned (see "Organization and Business"), the Company has an investment in XM Satellite Radio Inc., which, through its subsidiary XM Satellite Radio Holdings Inc. (together with XM Satellite Radio Inc, "XM Radio"), is one of two entities awarded a license by the FCC to provide satellite-based Digital Audio Radio Service ("DARS") throughout the United States. XM Radio is currently engaged in efforts to construct its satellite system. The Company's investment in XM Radio is currently not material to the Company's financial position, results of operations or cash flows. The Company is not required to provide any additional funding.

     On January 15, 1999, the Company issued to Baron Asset Fund ("Baron") a $21.5 million note convertible into shares of XM Radio common stock (the "Baron XM Radio Convertible Note"). The Company subsequently loaned approximately $21.4 million to XM Radio in exchange for XM Radio common stock and a note convertible into XM Radio shares (the "XM Radio Note Receivable"). The Baron XM Radio Convertible Note ranks subordinate to all other securities of the Company and is fully collateralized by approximately one-half of the shares received by the Company as a result of this transaction. The XM Radio Note Receivable is a non-recourse note and is exchangeable into approximately half of the additional XM Radio common stock to be received by the Company as a result of the January 15 transaction. Assuming conversion of all convertible notes and exercise of outstanding options to purchase XM Radio common stock held by World Space, the Company's ownership in XM Radio would be 22.6%. The XM Radio Note Receivable earns interest at LIBOR plus 5% and is due on the September 30, 2006 maturity date, and the Baron XM Radio Convertible Note accrues interest at the rate of 6% annually, with all payments deferred until maturity or extinguished upon conversion. The Company has the option to satisfy the Baron XM Radio Convertible Note by tendering the shares into which it would have been convertible in lieu of any cash payments.

     Summarized financial information for XM Radio as of March 31, 1999, and for the three months ended March 31, 1999 and 1998, and for the period from December 15, 1992 (date of inception) through March 31, 1999 is set forth below.

                                                     THREE MONTHS
                                                        ENDED          DECEMBER 15,
                                                      MARCH 31,        1992 THROUGH
                                                   ----------------     MARCH 31,
                                                    1999      1998         1999
                                                   ------    ------    ------------
                                                        (DOLLARS IN THOUSANDS)
Gross sales......................................  $   --    $   --      $    --
Operating expenses...............................   4,421     3,100       21,724
Loss from operations.............................   4,421     3,100       21,724
Interest expense (income)........................     (54)       --          469
Net loss.........................................   4,367     3,100       22,193

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                                                            AS OF         AS OF
                                                          MARCH 31,    DECEMBER 31,
                                                            1999           1998
                                                          ---------    ------------
Current assets..........................................  $  3,599       $    482
Non-current assets......................................   220,806        170,003
Current liabilities.....................................   157,049        130,823
Non-current liabilities.................................    78,906         46,845
Total stockholders' deficit.............................   (11,550)        (7,183)

4. LEGAL AND REGULATORY MATTERS

     The ownership and operation of the mobile satellite services system and ground-based two-way wireless data system are subject to the rules and regulations of the FCC, which acts under authority granted by the Communications Act and related federal laws. Among other things, the FCC allocates portions of the radio frequency spectrum to certain services and grants licenses to and regulates individual entities using the spectrum. American Mobile operates pursuant to various licenses granted by the FCC.

     The successful operation of the satellite network is dependent on a number of factors, including the amount of L-band spectrum made available to the Company pursuant to an international coordination process. The United States is currently engaged in an international process of coordinating the Company's access to the spectrum that the FCC has assigned to the Company. While the Company believes that substantial progress has been made in the coordination process and expects that the United States government will be successful in securing the necessary spectrum, the process is not yet complete. The inability of the United States government to secure sufficient spectrum could have an adverse effect on the Company's financial position, results of operations and cash flows.

     The Company has the necessary regulatory approvals, some of which are pursuant to special temporary authority, to continue its operations as currently contemplated. The Company has filed applications with the FCC and expects to file applications in the future with respect to the continued operations, change in operation and expansion of its network and certain types of subscriber equipment. Certain of its applications pertaining to future service have been opposed. While the Company, for various reasons, believes that it will receive the necessary approvals on a timely basis, there can be no assurance that the requests will be granted, will be granted on a timely basis or will be granted on conditions favorable to the Company. Any significant changes to the applications resulting from the FCC's review process or any significant delay in their approval could adversely affect the Company's financial position, results of operations and cash flows.

     There are applications now pending before the FCC to use the Inmarsat system and TMI's Canadian-licensed system, both of which operate in the Mobile Satellite Services ("MSS") L-band and have satellite footprints covering the United States, to provide service in the United States. American Mobile has opposed these filings. In addition to providing additional competition to American Mobile, a grant of domestic authority by the FCC to use any of these foreign systems may increase the demand by these systems for spectrum in the international coordination process and could adversely affect American Mobile's ability to coordinate its spectrum access.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

     On July 20, 1998, the International Bureau of the FCC granted an application for Special Temporary Authority ("STA") to use TMI's space segment to conduct market tests in the U.S. for six months using up to 500 mobile terminals. On July 30, 1998, American Mobile filed an Application for Review and a Motion for Stay of this STA grant with the FCC, and these filings remain pending. On December 18, 1998, SatCom filed a request for a six-month extension of this STA, which was extended to July 12, 1999.

     American Mobile is authorized to build, launch, and operate three geosynchronous satellites in accordance with a specific schedule. American Mobile is not in compliance with the schedule for commencement and construction of its second and third satellites and has petitioned the FCC for changes to the schedule. Certain of these extension requests have been opposed by third parties. The FCC has not acted on American Mobile's requests. The FCC has the authority to revoke the authorizations for the second and third satellites and in connection with such revocation could exercise its authority to rescind American Mobile's license. American Mobile believes that the exercise of such authority to rescind the license is unlikely. The term of the license for each of American Mobile's three authorized satellites is ten years, beginning when American Mobile certifies that the respective satellite is operating in compliance with American Mobile's license. The ten-year term of MSAT-2 began August 21, 1995. Although American Mobile anticipates that the authorization for MSAT-2 is likely to be extended in due course to correspond to the useful life of the satellite and a new license granted for any replacement satellites, there is no assurance of such extension or grants.

5. COMMITMENTS

     At March 31, 1999, the Company had remaining contractual commitments to purchase both mobile data terminal inventory and mobile telephone inventory in the maximum amount of $12.0 million during 1999. Additionally, the Company had remaining contractual commitments in the amount of $635,000 for the development of certain next generation data terminals. Contingent upon the successful research and development efforts, the Company would have maximum additional contractual commitments for mobile communications data terminal inventory in the amount of $27.0 million over a three-year period starting in 1999. The Company has the right to terminate the research and development and inventory commitment by paying cancellation fees of between $1 million and $2.5 million, depending on when the termination option is exercised during the term of the contract. The Company also has the right to terminate the inventory commitment by incurring a cancellation penalty representing a percentage of the unfulfilled portion of the contract. The Company has also contracted for the purchase of $26.2 million of next generation wireless data terminals to be delivered beginning mid-1999. The contract contains a 50% cancellation penalty. Additionally, the Company has remaining contractual commitments for the purchase of $392,000 of base stations required to complete certain necessary site build-outs, and $1.2 million for certain software development.

6. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

     In connection with the Company's acquisition of ARDIS Company on March 31, 1998 (the "Acquisition") and related financing discussed above, the Company formed a new wholly-owned subsidiary, AMSC Acquisition Company, Inc. ("Acquisition Company"). The Company contributed all of its inter-company notes receivables and transferred its rights, title and interests in AMSC Subsidiary Corporation, American Mobile Satellite Sales Corporation, and AMSC Sales Corp. Ltd.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

(together with ARDIS, the "Subsidiary Guarantors") to Acquisition Company, and Acquisition Company was the acquirer of ARDIS and the issuer of the Senior Notes. American Mobile Satellite Corporation ("American Mobile Parent") is a guarantor of the Senior Notes. The Senior Notes contain covenants that, among other things, limit the ability of Acquisition Company and its Subsidiaries to incur additional indebtedness, pay dividends or make other distributions, repurchase any capital stock or subordinated indebtedness, make certain investments, create certain liens, enter into certain transactions with affiliates, sell assets, enter into certain mergers and consolidations, and enter into sale and leaseback transactions.

     The $335 million of Notes are jointly and severally guaranteed on a full and unconditional basis by the Subsidiary Guarantors, Acquisition Company and American Mobile Parent. The following unaudited condensed consolidating information for these entities presents:

     - Condensed consolidating balance sheets as of March 31, 1999 and December 31, 1998 and condensed consolidating statements of operations and cash flows for the three month period ended March 31, 1999 and 1998.

     - Elimination entries necessary to combine the entities comprising American Mobile.

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF MARCH 31, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                         CONSOLIDATED   AMERICAN                   CONSOLIDATED
                               SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                   AMERICAN MOBILE
                               GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT    ELIMINATIONS       PARENT
                               ----------   -----------   ------------   ------------   --------   ------------   ---------------
                                                             ASSETS
CURRENT ASSETS:
 Cash and cash equivalents...  $   8,131     $     --      $      --       $  8,131    $     --      $     --        $  8,131
 Inventory...................     17,440           --             --         17,440          --            --          17,440
 Prepaid in-orbit
   insurance.................      1,932           --             --          1,932          --            --           1,932
 Accounts
   receivable -- net.........     16,752           --             --         16,752          --            --          16,752
 Restricted short-term
   investments...............         --       41,038             --         41,038          --            --          41,038
 Note receivable from XM
   Radio.....................         --           --             --             --      21,687            --          21,687
 Other current assets........      9,091           --             --          9,091       5,964            --          15,055
                               ---------     --------      ---------       --------    ---------     --------        --------
       Total current
         assets..............     53,346       41,038             --         94,384      27,651            --         122,035
PROPERTY AND
 EQUIPMENT -- NET............    253,545           --        (14,528)       239,017          --            --         239,017
GOODWILL &
 INTANGIBLES -- NET..........     52,772           --             --         52,772          --            --          52,772
INVESTMENT IN/DUE FROM
 SUBSIDIARY..................      4,734      305,509       (310,243)            --      29,758       (29,758)             --
DEFERRED CHARGES AND OTHER
 ASSETS -- NET...............        328       32,344             --         32,672      (6,521)           --          26,151
RESTRICTED INVESTMENTS.......      1,522       56,156             --         57,678      10,945            --          68,623
                               ---------     --------      ---------       --------     --------     --------        --------
       Total assets..........  $ 366,247     $435,047      $(324,771)      $476,523    $ 61,833      $(29,758)       $508,598
                               =========     ========      =========       ========    =========     ========        ========

                                          LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)
CURRENT LIABILITIES:
 Accounts payable and accrued
   expenses..................  $  20,430     $ 20,988      $      --       $ 41,418    $    421      $     --        $ 41,839
 Obligations under capital
   leases due within one
   year......................      4,816           --             --          4,816          --            --           4,816
 Current portion long-term
   debt......................      4,153           --             --          4,153          --            --           4,153
 Other current liabilities...         --           --             --             --          --            --              --
                               ---------     --------      ---------       --------    ---------     --------        --------
       Total current
         liabilities.........     29,399       20,988             --         50,387         421            --          50,808
DUE TO PARENT/AFFILIATE......    716,929           --       (716,372)           557       1,501        (2,058)             --
LONG-TERM LIABILITIES:
 Obligations under New Bank
   Financing.................         --       59,000             --         59,000     100,000            --         159,000
 Senior Notes, net of
   discount..................         --      327,359             --        327,359          --            --         327,359
 Other long-term debt........      3,473           --             --          3,473      21,769            --          25,242
 Capital lease obligations...      5,657           --             --          5,657          --            --           5,657
 Net assets acquired in
   excess of purchase
   price.....................      1,855           --             --          1,855          --            --           1,855
 Investment in XM Radio......         --           --             --             --      16,112            --          16,112
 Other long-term
   liabilities...............        535           --             --            535          --            --             535
                               ---------     --------      ---------       --------    ---------     --------        --------
       Total long-term
         liabilities.........     11,520      386,359             --        397,879     137,881            --         535,760
       Total liabilities.....    757,848      407,347       (716,372)       448,823     139,803        (2,058)        586,568
                               ---------     --------      ---------       --------    ---------     --------        --------
STOCKHOLDERS'
 EQUITY(DEFICIT).............   (391,601)      27,700        391,601         27,700     (77,970)      (27,700)        (77,970)
                               ---------     --------      ---------       --------    ---------     --------        --------
       Total liabilities and
         stockholders' equity
         (deficit)...........  $ 366,247     $435,047      $(324,771)      $476,523     $61,833      $(29,758)       $508,598
                               =========     ========      =========       ========    =========     ========        ========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                         CONSOLIDATED   AMERICAN                   CONSOLIDATED
                               SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                   AMERICAN MOBILE
                               GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT    ELIMINATIONS       PARENT
                               ----------   -----------   ------------   ------------   --------   ------------   ---------------
                                                             ASSETS
CURRENT ASSETS:
 Cash and cash equivalents...  $   2,285     $     --      $      --       $  2,285    $     --      $     --        $  2,285
 Inventory...................     18,593           --             --         18,593          --            --          18,593
 Prepaid in-orbit
   insurance.................      3,381           --             --          3,381          --            --           3,381
 Accounts
   receivable -- net.........     15,325           --             --         15,325          --            --          15,325
 Restricted short-term
   investments...............         --       41,038             --         41,038          --            --          41,038
 Other current assets........      7,192           20             --          7,212       6,019            --          13,231
                               ---------     --------      ---------       --------    ---------     --------        --------
       Total current
         assets..............     46,776       41,058             --         87,834       6,019            --          93,853
PROPERTY AND
 EQUIPMENT -- NET............    261,607           --        (15,054)       246,553          --            --         246,553
GOODWILL &
 INTANGIBLES -- NET..........     53,235           --             --         53,235          --            --          53,235
INVESTMENT IN/DUE FROM
 SUBSIDIARY..................         --      304,192       (304,192)            --      63,787       (63,787)             --
DEFERRED CHARGES AND OTHER
 ASSETS -- NET...............        386       33,460             --         33,846      (4,892)           --          28,954
RESTRICTED INVESTMENTS.......      1,500       54,939             --         56,439      10,760            --          67,199
                               ---------     --------      ---------       --------    ---------     --------        --------
       Total assets..........  $ 363,504     $433,649      $(319,246)      $477,907     $75,674      $(63,787)       $489,794
                               =========     ========      =========       ========    =========     ========        ========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
 Accounts payable and accrued
   expenses..................  $  23,003     $ 10,715      $      --       $ 33,718    $     79      $     --        $ 33,797
 Obligations under capital
   leases due within one
   year......................      5,971           --             --          5,971          --            --           5,971
 Current portion long-term
   debt......................      5,041           --             --          5,041          --            --           5,041
 Other current liabilities...        162           --             --            162          --            --             162
                               ---------     --------      ---------       --------    ---------     --------        --------
       Total current
         liabilities.........     34,177       10,715             --         44,892          79            --          44,971
DUE TO PARENT/AFFILIATE......    681,029           --       (681,029)            --          --            --              --
LONG-TERM LIABILITIES:
 Obligations under New Bank
   Financing.................         --       32,000             --         32,000     100,000            --         132,000
 Senior Notes, net of
   discount..................         --      327,147             --        327,147          --            --         327,147
 Other long-term debt........      1,689           --             --          1,689                        --           1,689
 Capital lease obligations...      5,824           --             --          5,824          --            --           5,824
 Net assets acquired in
   excess of purchase
   price.....................      2,028           --             --          2,028          --            --           2,028
 Investment in XM Radio......         --           --             --             --      12,618            --          12,618
 Other long-term
   liabilities...............        540           --             --            540          --            --             540
                               ---------     --------      ---------       --------    ---------     --------        --------
       Total long-term
         liabilities.........     10,081      359,147             --        369,228     112,618            --         481,846
       Total liabilities.....    725,287      369,862       (681,029)       414,120     112,697            --         526,817
                               ---------     --------      ---------       --------    ---------     --------        --------
STOCKHOLDERS' EQUITY
 (DEFICIT)...................   (361,783)      63,787        361,783         63,787     (37,023)      (63,787)        (37,023)
                               ---------     --------      ---------       --------    ---------     --------        --------
       Total liabilities and
         stockholders' equity
         (deficit)...........  $ 363,504     $433,649      $(319,246)      $477,907     $75,674      $(63,787)       $489,794
                               =========     ========      =========       ========    =========     ========        ========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                         CONSOLIDATED   AMERICAN                   CONSOLIDATED
                               SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                   AMERICAN MOBILE
                               GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT    ELIMINATIONS       PARENT
                               ----------   -----------   ------------   ------------   --------   ------------   ---------------
REVENUES
 Services....................   $ 16,164     $     --       $    --        $ 16,164    $    300      $  (300)        $ 16,164
 Sales of equipment..........      4,066           --            --           4,066          --           --            4,066
                                --------     --------       -------        --------    --------      -------         --------
 Total Revenues..............     20,230           --            --          20,230         300         (300)          20,230
COSTS AND EXPENSES
 Cost of service and
   operations................     17,870           --            --          17,870          --           --           17,870
 Cost of equipment sold......      4,528           --            --           4,528          --           --            4,528
 Sales and advertising.......      4,749           --            --           4,749          --           --            4,749
 General and
   administrative............      4,543          336            --           4,879         190         (300)           4,769
 Depreciation and
   amortization..............     14,298           --          (526)         13,772          --           --           13,772
                                --------     --------       -------        --------    --------      -------         --------
 Operating Loss..............    (25,758)        (336)          526         (25,568)        110           --          (25,458)
INTEREST AND OTHER INCOME....         69        4,998        (3,886)          1,181         558           --            1,739
EQUITY IN LOSS OF
 SUBSIDIARIES................         --      (29,818)       29,818              --     (40,691)      37,197           (3,494)
INTEREST EXPENSE.............     (4,129)     (12,567)        3,886         (12,810)     (3,120)          --          (15,930)
                                --------     --------       -------        --------    --------      -------         --------
NET LOSS.....................   $(29,818)    $(37,723)      $30,344        $(37,197)   $(43,143)     $37,197         $(43,143)
                                ========     ========       =======        ========    ========      =======         ========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                         CONSOLIDATED   AMERICAN                   CONSOLIDATED
                               SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                   AMERICAN MOBILE
                               GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT    ELIMINATIONS       PARENT
                               ----------   -----------   ------------   ------------   --------   ------------   ---------------
REVENUES
 Services....................   $  6,418       $ --           $ --         $  6,418     $   300      $  (300)        $  6,418
 Sales of equipment..........      3,604         --             --            3,604          --           --            3,604
                                --------       ----           ----         --------     --------     -------         --------
 Total Revenues..............     10,022         --             --           10,022         300         (300)          10,022
COSTS AND EXPENSES
 Cost of service and
   operations................      7,728         --             --            7,728          --           --            7,728
 Cost of equipment sold......      3,881         --             --            3,881          --           --            3,881
 Sales and advertising.......      2,993         --             --            2,993          33           (4)           3,022
 General and
   administrative............      3,659         --             --            3,659         267         (295)           3,631
 Depreciation and
   amortization..............     10,689         --             --           10,689        (525)          (1)          10,163
                                --------       ----           ----         --------     --------     -------         --------
 Operating Loss..............    (18,928)        --             --          (18,928)        525           --          (18,403)
INTEREST AND OTHER INCOME....        141         --             --              141       7,188       (7,188)             141
EQUITY IN LOSS OF
 SUBSIDIARIES................         --         --             --               --     (35,119)      32,613           (2,506)
INTEREST EXPENSE.............    (13,826)        --             --          (13,826)         --        7,188           (6,638)
                                --------       ----           ----         --------     --------     -------         --------
NET LOSS.....................   $(32,613)      $ --           $ --         $(32,613)    $(27,406)    $32,613         $(27,406)
                                ========       ====           ====         ========     ========     =======         ========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                       THREE MONTHS ENDED MARCH 31, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                                     CONSOLIDATED
                                                                            CONSOLIDATED   AMERICAN                    AMERICAN
                                  SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                      MOBILE
                                  GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT    ELIMINATIONS      PARENT
                                  ----------   -----------   ------------   ------------   --------   ------------   ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net loss........................   $(29,818)    $(37,723)      $30,344        $(37,197)    $(43,143)    $37,197        $(43,143)
Adjustments to reconcile net
  loss to net cash (used in)
  provided by operating
  activities:
  Amortization of Guarantee
    Warrants and debt related
    costs.......................         --        1,786            --           1,786        2,766          --           4,552
  Depreciation and
    amortization................     13,772           --                        13,772           --          --          13,772
  Equity in loss in XM Radio....         --           --            --              --        3,494          --           3,494
  Changes in assets &
    liabilities
    Inventory...................      1,153           --            --           1,153           --          --           1,153
    Prepaid in-orbit
      insurance.................      1,449           --            --           1,449           --          --           1,449
    Trade accounts receivable...     (1,427)          --            --          (1,427)          --          --          (1,427)
    Other current assets........     (1,444)          20            --          (1,424)          55          --          (1,369)
    Accounts payable and accrued
      expenses..................    (29,338)      37,485            --           8,147          421          --           8,568
    Deferred trade payables.....     (2,092)          --            --          (2,092)          --          --          (2,092)
    Deferred Items -- net.......       (542)          --            --            (542)        (389)         --            (931)
                                   --------     --------       -------        --------     --------     -------        --------
  Net cash (used in) provided by
    operating activities........    (48,287)       1,568        30,344         (16,375)     (36,796)     37,197         (15,974)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Additions to property &
    equipment...................     (2,541)          --            --          (2,541)          --          --          (2,541)
  Purchase of XM Radio note
    receivable..................         --           --            --              --      (21,419)         --         (21,419)
  Purchase of long-term,
    restricted investments......        (22)      (1,217)           --          (1,239)        (185)         --          (1,424)
                                   --------     --------       -------        --------     --------     -------        --------
  Net cash used in investing
    activities..................     (2,563)      (1,217)           --          (3,780)     (21,604)         --         (25,384)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Common Stock..................         --           --            --              --          162          --             162
  Funding from parent...........     58,108      (27,351)      (30,344)            413       36,784     (37,197)             --
  Principal payments under
    capital leases..............     (1,322)          --            --          (1,322)          --          --          (1,322)
  Principal payments under
    Vendor Financing............        (90)          --            --             (90)          --          --             (90)
  Proceeds from bank
    financing...................         --       27,000            --          27,000           --          --          27,000
  Proceeds from note payable to
    related party...............         --           --            --              --       21,500          --          21,500
  Debt issuance costs...........         --           --            --              --          (46)         --             (46)
                                   --------     --------       -------        --------     --------     -------        --------
  Net cash provided by (used in)
    financing activities........     56,696         (351)      (30,344)         26,001       58,400     (37,197)         47,204
Net increase in cash and cash
  equivalents...................      5,846           --            --           5,846           --          --           5,846
CASH & CASH EQUIVALENTS,
  beginning of period...........      2,285           --            --           2,285           --          --           2,285
                                   --------     --------       -------        --------     --------     -------        --------
CASH & CASH EQUIVALENTS, end of
  period........................   $  8,131     $     --       $    --        $  8,131     $     --     $    --        $  8,131
                                   ========     ========       =======        ========     ========     =======        ========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                       THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                                                     CONSOLIDATED
                                                                            CONSOLIDATED   AMERICAN                    AMERICAN
                                  SUBSIDIARY   ACQUISITION                  ACQUISITION     MOBILE                      MOBILE
                                  GUARANTORS     COMPANY     ELIMINATIONS     COMPANY       PARENT    ELIMINATIONS      PARENT
                                  ----------   -----------   ------------   ------------   --------   ------------   ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net Loss                          $ (32,613)    $      --      $     --      $ (32,613)    $(27,406)    $ 32,613      $ (27,406)
Adjustments to reconcile net
  loss to net cash used in
  operating activities:
  Amortization of guarantee
    warrants, debt discount and
    issuance costs..............      2,524            --            --          2,524           --           --          2,524
  Depreciation and
    amortization................     10,689            --            --         10,689         (525)           (1)       10,163
  Equity in loss in XM Radio....         --            --            --             --        2,506           --          2,506
  Changes in assets &
    liabilities
    Inventory...................      1,986            --            --          1,986           --           --          1,986
    Prepaid in-orbit
      insurance.................      1,675            --            --          1,675           --           --          1,675
    Accounts
      receivable -- trade.......      3,744            --            --          3,744           --           --          3,744
    Other current assets........       (661)           --            --           (661)          --           --           (661)
    Accounts payable and accrued
      expenses..................    (12,182)           --            --        (12,182)         (15)          --        (12,197)
    Deferred trade payables.....      6,436            --            --          6,436           --           --          6,436
    Deferred Items -- net.......        293            --            --            293           --           --            293
                                  ---------     ---------      --------      ---------     --------     --------      ---------
  Net cash used in operations...    (18,109)           --            --        (18,109)     (25,440)      32,612        (10,937)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Additions to property &
  equipment.....................     (1,126)                         --         (1,126)          --           --         (1,126)
Cash paid for acquisition of
  ARDIS.........................         --       (51,382)           --        (51,382)          --           --        (51,382)
Purchase of long-term,
  restricted investments........         --      (113,000)           --       (113,000)     (27,892)          --       (140,892)
                                  ---------     ---------      --------      ---------     --------     --------      ---------
  Net cash used in investing
    activities..................     (1,126)     (164,382)           --       (165,508)     (27,892)          --       (193,400)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance of
    Common Stock................         --            --            --             --          103           --            103
  Funding from parent...........    136,543      (148,670)           --        (12,127)      44,739      (32,612)            --
  Principal payments under
    capital leases..............       (135)           --            --           (135)          --           --           (135)
  Proceeds from bank
    financing...................      2,000            --            --          2,000           --           --          2,000
  Repayment of bank financing...   (100,000)           --            --       (100,000)          --           --       (100,000)
  Debt issuance costs...........         --       (13,458)           --        (13,458)          --           --        (13,458)
  Proceeds from Notes and stock
    purchase warrants...........         --       326,510            --        326,510        8,490           --        335,000
                                  ---------     ---------      --------      ---------     --------     --------      ---------
  Net cash provided by financing
    activities..................     38,408       164,382            --        202,790       53,332      (32,612)       223,510
Net increase in cash and cash
  equivalents...................     19,173            --            --         19,173           --           --         19,173
CASH & CASH EQUIVALENTS,
  beginning of period...........      2,106            --            --          2,106           --           --          2,106
                                  ---------     ---------      --------      ---------     --------     --------      ---------
CASH & CASH EQUIVALENTS, end of
  period........................  $  21,279     $      --      $     --      $  21,279     $     --     $     --      $  21,279
                                  =========     =========      ========      =========     ========     ========      =========

             AMERICAN MOBILE SATELLITE CORPORATION AND SUBSIDIARIES

7. SUBSEQUENT EVENTS

XM ACQUISITION

     On July 7, 1999, the Company acquired WorldSpace's debt and equity interests in XM Radio, other than a $75 million loan from WorldSpace to XM Radio, in exchange for approximately 8.6 million shares of the Company's common stock, of which the issuance of approximately 2.1 million is subject to Company stockholder approval. Additionally, XM Radio issued an aggregate $250 million of Series A subordinated convertible notes to several new investors and used $75 million of the proceeds it received from the issuance of these notes to repay the outstanding loan owed to WorldSpace. As a result of these transactions, the Company owns all of the issued and outstanding stock of XM Radio. Assuming subsequent conversion of all outstanding convertible notes of XM Radio, and assuming we obtain stockholder approval to issue the remaining 2.1 million shares discussed above, the Company would own approximately 37% of the equity of XM Radio, and would have approximately 62% of the voting power in XM Radio.

     On a pro forma basis, assuming this transaction had been consummated on January 1, 1999, the following results would have been reflected:

                                                        THREE MONTHS ENDED
                                                          MARCH 31, 1999
                                                        ------------------
Revenues............................................         $20,230
Net Loss............................................          47,010
Loss per share......................................           (1.15)

     As a result of these transactions, the Company controls XM Radio and will consolidate XM Radio on a prospective basis. Additionally, pursuant to generally accepted accounting principles, the Company's 1998 and March 31, 1999 financial statements have been restated to record American Mobile's share of losses which had previously been suspended pursuant to the equity method of accounting. The effect of this restatement was to increase the Company's previously reported net loss for the three months ended March 31, 1999 from $39,649 to $43,143, to increase the loss per share from $1.23 to $1.34 and to restate other financial statement amounts as of and for the three months ended March 31, 1999 as follows.

                                        AS REPORTED   ADJUSTMENT   AS RESTATED
                                        -----------   ----------   -----------
Equity in Loss of XM Radio............   $      --     $  3,494     $   3,494
Cumulative Loss.......................    (596,362)     (16,112)     (612,474)
Investment in XM Radio................          --      (16,112)      (16,112)

     The effect of this restatement on the three month period ended March 31, 1998 was to increase the Company's previously reported net loss from $25,242 to $27,406, to increase the loss per share from $1.00 to $1.09 and to increase the equity in loss of XM Radio from $342 to $2,506.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
XM Satellite Radio Holdings Inc. and Subsidiary:

     We have audited the accompanying consolidated balance sheets of XM Satellite Radio Holdings Inc. and subsidiary (a development stage company) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1998 and 1997, and for the period from December 15, 1992 (date of inception) to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of XM Satellite Radio Holdings Inc. and subsidiary (a development stage company) as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended and for the period from December 15, 1992 (date of inception) to December 31, 1998, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 11 to the consolidated financial statements, the Company has not commenced operations, has negative working capital of $130,341,000, and is dependent upon additional debt and equity financings, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/  KPMG LLP

McLean, VA
February 12, 1999

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                1998         1997
                                                              ---------    --------
                                                              (IN THOUSANDS, EXCEPT
                                                                 FOR SHARE DATA)
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................  $    310     $     1
  Prepaid and other current assets..........................       172          --
                                                              --------     -------
          Total current assets..............................       482           1
Other assets:
  System under construction.................................   169,029      91,932
  Property and equipment, net of accumulated depreciation
     and amortization of $57 and $0.........................       449          --
  Other assets..............................................       525          --
                                                              --------     -------
          Total assets......................................  $170,485     $91,933
                                                              ========     =======
                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable..........................................  $ 23,125     $    --
  Due to related parties....................................    13,767         445
  Accrued interest on loans payable.........................     1,907       1,886
  Loans payable due to related parties......................    91,546      80,618
  Term loan.................................................        34          --
  Accrued expenses..........................................       444          --
                                                              --------     -------
          Total current liabilities.........................   130,823      82,949
  Term loan, net of current portion.........................        53          --
  Convertible notes payable due to related party............    45,583          --
  Accrued interest on convertible notes payable due to
     related party..........................................     1,209          --
                                                              --------     -------
          Total liabilities.................................   177,668      82,949
                                                              --------     -------
Common stock -- $0.10 par value; authorized 3,000 shares;
  125 shares issued and outstanding at December 31, 1998 and
     1997...................................................        --          --
Additional paid-in capital..................................    10,643      10,643
Deficit accumulated during development stage................   (17,826)     (1,659)
                                                              --------     -------
          Total stockholders' equity (deficit)..............    (7,183)      8,984
                                                              --------     -------
Commitments and contingencies (notes 4, 7, 8, 11, 12, and
  13)
          Total liabilities and stockholders' equity
             (deficit)......................................  $170,485     $91,933
                                                              ========     =======

See accompanying notes to consolidated financial statements.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
        YEARS ENDED DECEMBER 31, 1998 AND 1997, AND FOR THE PERIOD FROM
           DECEMBER 15, 1992 (DATE OF INCEPTION) TO DECEMBER 31, 1998

                                                                         DECEMBER 15, 1992
                                                                        (DATE OF INCEPTION)
                                                    1998       1997     TO DECEMBER 31, 1998
                                                   -------    ------    --------------------
                                                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)
Revenue..........................................  $    --    $   --          $    --
                                                   -------    ------          -------
Operating expenses:
  Research and development.......................    6,941        --            6,941
  Professional fees..............................    5,242     1,090            6,332
  General and administrative.....................    4,010        20            4,030
                                                   -------    ------          -------
          Total operating expenses...............   16,193     1,110           17,303
                                                   -------    ------          -------
          Operating loss.........................   16,193     1,110           17,303
                                                   -------    ------          -------
Other expenses (income):
  Interest expense (income), net.................      (26)      549              523
                                                   -------    ------          -------
          Total other (expense) income...........      (26)      549              523
                                                   -------    ------          -------
          Net loss...............................  $16,167    $1,659          $17,826
                                                   =======    ======          =======
Net loss per share:
  Basic and diluted..............................  $   129    $   14
                                                   =======    ======
Weighted average shares used in computing net
  loss per share -- basic and diluted............      125       119
                                                   =======    ======

See accompanying notes to consolidated financial statements.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
        YEARS ENDED DECEMBER 31, 1998 AND 1997, AND FOR THE PERIOD FROM
           DECEMBER 15, 1992 (DATE OF INCEPTION) TO DECEMBER 31, 1998

                                                                 DEFICIT
                                                               ACCUMULATED
                               COMMON STOCK      ADDITIONAL      DURING
                             ----------------     PAID-IN      DEVELOPMENT    TOTAL STOCKHOLDERS'
                             SHARES    AMOUNT     CAPITAL         STAGE         EQUITY (DEFICIT)
                             ------    ------    ----------    -----------    --------------------
                                             (IN THOUSANDS, EXCEPT FOR SHARE DATA)
Issuance of common stock
  (December 15, 1992)......   100       $--       $    --       $     --            $     --
                              ---        --       -------       --------            --------
Balance at December 31,
  1992.....................   100        --            --             --                  --
Net loss...................    --        --            --             --                  --
                              ---        --       -------       --------            --------
Balance at December 31,
  1993.....................   100        --            --             --                  --
Net loss...................    --        --            --             --                  --
                              ---        --       -------       --------            --------
Balance at December 31,
  1994.....................   100        --            --             --                  --
Net loss...................    --        --            --             --                  --
                              ---        --       -------       --------            --------
Balance at December 31,
  1995.....................   100        --            --             --                  --
Net loss...................    --        --            --             --                  --
                              ---        --       -------       --------            --------
Balance at December 31,
  1996.....................   100        --            --             --                  --
Contributions to paid-in
  capital..................    --        --           143             --                 143
Issuance of common stock
  and capital
  contributions............    25        --         9,000             --               9,000
Issuance of options........    --        --         1,500             --               1,500
Net loss...................    --        --            --         (1,659)             (1,659)
                              ---        --       -------       --------            --------
Balance at December 31,
  1997.....................   125        --        10,643         (1,659)              8,984
Net loss...................    --        --            --        (16,167)            (16,167)
                              ---        --       -------       --------            --------
Balance at December 31,
  1998.....................   125       $--       $10,643       $(17,826)           $ (7,183)
                              ===        ==       =======       ========            ========

See accompanying notes to consolidated financial statements.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
        YEARS ENDED DECEMBER 31, 1998 AND 1997, AND FOR THE PERIOD FROM
           DECEMBER 15, 1992 (DATE OF INCEPTION) TO DECEMBER 31, 1998

                                                                                    DECEMBER 15, 1992
                                                                                        (DATE OF
                                                                                      INCEPTION) TO
                                                                1998       1997     DECEMBER 31, 1998
                                                              --------   --------   -----------------
                                                                          (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................  $(16,167)  $ (1,659)      $ (17,826)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation............................................        57         --              57
    Note discount amortization..............................        --         33              33
    Changes in operating assets and liabilities:
      Increase in prepaid and other current assets..........      (212)        --            (212)
      Increase in accounts payable and accrued expenses.....     1,701         --           1,701
      Increase in amounts due to related parties............    13,322        445          13,767
      Increase (decrease) in accrued interest...............        (2)       517             515
                                                              --------   --------       ---------
         Net cash provided by (used in) operating
           activities.......................................    (1,301)      (664)         (1,965)
                                                              --------   --------       ---------
Cash flows from investing activities:
  Purchase of property and equipment........................      (506)        --            (506)
  Additions to system under construction....................   (43,406)   (90,031)       (133,437)
                                                              --------   --------       ---------
         Net cash used in investing activities..............   (43,912)   (90,031)       (133,943)
                                                              --------   --------       ---------
Cash flows from financing activities:
  Proceeds from sale of common stock and capital
    contribution............................................        --      9,143           9,143
  Proceeds from issuance of loan payable to related party...       337     80,053          80,390
  Proceeds from issuance of options.........................        --      1,500           1,500
  Proceeds from issuance of convertible notes to related
    party...................................................    45,583         --          45,583
  Payment to establish collateral for term loan.............       (92)        --             (92)
  Proceeds from term loan...................................        92         --              92
  Repayments of term loan...................................        (5)        --              (5)
  Payments for deferred financing costs.....................      (393)        --            (393)
                                                              --------   --------       ---------
         Net cash provided by financing activities..........    45,522     90,696         136,218
                                                              --------   --------       ---------
         Net increase in cash and cash equivalents..........       309          1             310
Cash and cash equivalents at beginning of year..............         1         --              --
                                                              --------   --------       ---------
Cash and cash equivalents at end of year....................  $    310   $      1       $     310
                                                              ========   ========       =========
Supplemental cash flow disclosure:
  Interest capitalized......................................  $ 11,824   $  1,901       $  13,725
                                                              ========   ========       =========
  Interest converted into principal note balance............  $  9,157   $    501       $   9,658
                                                              ========   ========       =========
  Accrued system milestone payments.........................  $ 21,867   $     --       $  21,867
                                                              ========   ========       =========

See accompanying notes to consolidated financial statements.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE PERIOD FROM DECEMBER 15, 1992 (DATE OF INCEPTION) TO DECEMBER 31, 1998

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(a) NATURE OF BUSINESS

     XM Satellite Radio Inc. ("XMSR"), formerly American Mobile Radio Corporation, was incorporated on December 15, 1992 in the State of Delaware as a wholly owned subsidiary of American Mobile Satellite Corporation ("AMSC") for the purpose of procuring a digital audio radio service license ("DARS"). Business activity for the period December 15, 1992 through December 31, 1996 was insignificant.

     XM Satellite Radio Holdings Inc. (the "Company"), formerly AMRC Holdings Inc., was incorporated in the State of Delaware on May 16, 1997 for the purpose of constructing, launching and operating a domestic communications satellite system for the provision of DARS. Pursuant to various financing agreements entered in 1997 between AMSC, XMSR and WorldSpace, Inc. ("WSI"), WSI acquired a 20 percent interest in XMSR. In May 1997, AMSC and WSI exchanged their respective interests in XMSR for all of the Company's common stock.

(b) PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of XM Satellite Radio Holdings Inc. and its subsidiary, XM Satellite Radio Inc. All significant intercompany transactions and accounts have been eliminated. The Company's management has devoted substantially all of its time to the planning and organization of the Company and to the process of addressing regulatory matters, initiating research and development programs, conducting market research, initiating construction of the satellite system, securing content providers, and securing adequate debt and equity capital for anticipated operations and growth. Accordingly, the Company's financial statements are presented as those of a development stage enterprise, as prescribed by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.

(c) CASH AND CASH EQUIVALENTS

     The Company considers short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents.

(d) PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the following estimated useful lives:

Furniture, fixtures and computer equipment.......                 3 years
Machinery and equipment..........................                 7 years
Leasehold improvements...........................    Remaining lease term

(e) SYSTEM UNDER CONSTRUCTION

     The Company is currently developing its satellite system. Costs related to the project are being capitalized to the extent that they have future benefits. As of December 31, 1998, all amounts

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

recorded as system under construction relate to costs incurred in obtaining a Federal Communications Commission ("FCC") license and approval as well as the system development.

     On October 16, 1997, the FCC granted XMSR a license to launch and operate two geostationary satellites for the purpose of providing digital audio radio in the United States in the 2332.5 -- 2345 Mhz (space-to-earth) frequency band, subject to achieving certain technical milestones and international regulatory requirements. The license is valid for eight years upon successful launch and orbital insertion of the satellites. The Company's license requires that it comply with a construction and launch schedule specified by the FCC for each of the two authorized satellites. The FCC has the authority to revoke the authorizations and in connection with such revocation could exercise its authority to rescind the Company's license. The Company believes that the exercise of such authority to rescind the license is unlikely.

     The license asset value consists of the total payments made to the FCC for the license of $90,031,000. Associated with this license is capitalized interest of $10,991,000 and $1,901,000 as of December 31, 1998 and 1997, respectively.
Costs incurred for system development were $65,273,000. Associated with the system development costs is capitalized interest of $2,734,000 at December 31, 1998.

     The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121), during fiscal year 1997. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. Adoption of this SFAS No. 121 did not have a material impact on the Company's financial position, results of operations, or liquidity during 1998 or 1997.

(f) STOCK-BASED COMPENSATION

     During fiscal year 1997, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-based Compensation (SFAS No. 123), which encourages, but does not require, the recognition of stock-based employee compensation at fair value. SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and to provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made during the year of adoption and in future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. Accordingly, compensation cost for options to purchase common stock granted to employees is measured as the excess, if any, of the fair value of common stock at the date of the grant over the exercise price an employee must pay to acquire the common stock.

     Warrants to purchase common stock granted to other than employees as consideration for goods or services rendered are recognized at fair market value.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(g) RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

(h) NET LOSS PER SHARE

     In December 1997, the Company adopted the provisions of SFAS No. 128, Earnings per Share, (SFAS 128). SFAS 128 supersedes APB. 15, Earnings per Share and its related interpretations, and promulgates new accounting standards for the computation and manner of presentation of the Company's loss per share. SFAS 128 requires the presentation of basic and diluted loss per share. Basic earnings per share is calculated by dividing net income by the weighted-average number of common shares outstanding during the period. The computation of diluted earnings per share includes all common stock options and warrants and other common stock, to the extent dilutive, that potentially may be issued as a result of conversion privileges, including the convertible notes payable due to related party. The Company has not previously reported annual loss per share data. Due to losses incurred during 1998 and 1997, the impact of other potentially dilutive securities is anti-dilutive and is not included in the diluted loss per share calculation.

(i) INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and the financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the sum of tax payable for the period and the change during the period in deferred tax assets and liabilities.

(j) COMPREHENSIVE INCOME

     In December 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income (SFAS 130). This statement establishes standards for reporting and displaying comprehensive income and its components in the financial statements. This statement is effective for all interim and annual periods with the year ended December 31, 1998. The Company has evaluated the provisions of SFAS 130 and has determined that there were no transactions that have taken place during the years ended December 31, 1998 and 1997 that would be classified as other comprehensive income.

(k) ACCOUNTING ESTIMATES

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Significant estimates include valuation of the Company's investment in the DARS license and the benefit for income taxes and related valuation allowances. Accordingly, actual amounts could differ from these estimates.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(l) RECLASSIFICATIONS

     Certain fiscal year 1997 amounts have been reclassified to conform to the fiscal 1998 consolidated financial statement presentation.

(2) RELATED PARTY TRANSACTIONS

     The Company had related party transactions with the following shareholders:

(a) AMSC

     In 1997, AMSC contributed $143,000 for the Company to establish the original application for the FCC license. On March 28, 1997, the Company received $1,500,000 as a capital contribution from AMSC. During 1998, AMSC incurred general and administrative costs and professional fees for the Company and established an intercompany balance of $458,000 (see note 3).

(b) WSI

     On March 28, 1997, the Company received $1,500,000 as a capital contribution from WSI. The Company issued WSI 25 shares of common stock for this consideration.

     On April 16, 1997, the Company received $15,000,000 from WSI, which represented $6,000,000 as an additional capital contribution and $9,000,000 as a six-month bridge loan (see note 4).

     On May 16, 1997, the Company obtained a $1,000,000 working capital loan facility from WSI. During 1997, the Company drew down $663,000 against the facility with the remaining $337,000 drawn in 1998 (see note 4).

     On October 16, 1997, the Company received $71,911,000 from WSI, which represented an additional $13,522,000 under the bridge loan and $58,389,000 under the additional amounts loan (see note 4).

     On April 1, 1998, the Company entered into an agreement with WSI to issue $54,536,000 in convertible notes. During 1998, the Company drew down $45,583,000 under the agreement (see note 4).

     In July 1998, the Company acquired furniture and equipment from WSI for $104,000 and has established a due to WSI for the balance (see note 3).

     In addition to financing, the Company has relied upon certain related parties for legal and technical services. Total expenses incurred in transactions with related parties are as follows (in thousands):

                                                              YEAR ENDED DECEMBER 31, 1998
                                                              ----------------------------
                                                                WSI       AMSC      TOTAL
                                                              --------    -----    -------
Research and development....................................  $ 6,624       --      6,624
Professional fees...........................................    2,529      353      2,882
General and administrative..................................      903       60        963
                                                              -------      ---     ------
          Total.............................................  $10,056      413     10,469
                                                              =======      ===     ======

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                              YEAR ENDED DECEMBER 31, 1997
                                                              ----------------------------
                                                                WSI       AMSC      TOTAL
                                                              --------    -----    -------
Professional fees...........................................  $   960      130      1,090
General and administrative..................................       --       20         20
                                                              -------      ---     ------
          Total.............................................  $   960      150      1,110
                                                              =======      ===     ======

     Additionally, during 1998 the Company incurred $925,000 of WSI project management costs that were capitalized to the satellite system.

(3) DUE TO RELATED PARTIES

     Due to related parties included the following amounts:

                                                               DECEMBER 31,
                                                              ---------------
                                                               1998      1997
                                                              -------    ----
Advances from WSI...........................................  $ 7,405     --
Due to WSI..................................................    5,904    390
Due to AMSC.................................................      458     55
                                                              -------    ---
                                                              $13,767    445
                                                              =======    ===

     Advances represent funding provided by WSI for 30 days. If amounts are not repaid within this time period, additional convertible notes will be issued.

(4) DEBT

(a) LOANS PAYABLE DUE TO RELATED PARTY

     In March 1997, XMSR entered into a series of agreements (the "Participation Agreement") with AMSC and WSI in which both companies provided various equity and debt funding commitments to XMSR for the purpose of financing the activities of XMSR in connection with the establishment of a DARS satellite system in the United States. On May 16, 1997 certain portions of the Participation Agreement were subsequently ratified with substantially the same terms and conditions under the Bridge Loan, Additional Amounts Loan and Working Capital Credit Facility (the "Loan Agreement").

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has loans payable with a face amount of $91,546,000 and $82,053,000 with a carrying amount of $91,546,000 and $80,618,000 at December 31, 1998 and 1997, respectively, outstanding with WSI as follows (in thousands):

                                                               1998       1997
                                                              -------    ------
Bridge loan.................................................  $25,556    23,001
Additional amounts loan.....................................   64,875    58,389
Working capital loan........................................    1,115       663
                                                              -------    ------
                                                               91,546    82,053
Discount arising from concurrent issuance of options (note
  7), net...................................................       --    (1,435)
                                                              -------    ------
                                                              $91,546    80,618
                                                              =======    ======

Bridge Loan

     The Company executed the bridge loan with WSI in two tranches. On April 16, 1997, the Company received proceeds of $8,479,000 for a loan with a face amount of $9,000,000. On October 16, 1997, the Company received proceeds of $12,771,000 for a loan with a face amount of $13,522,000. The first tranche was a six-month loan at LIBOR plus five percent per annum, equaling 11.03 percent. The first tranche was rolled over with the establishment of the second tranche, which is a six-month loan at LIBOR plus five percent per annum, equaling 9.94 percent at December 31, 1998 and due in April 1999. The accrued interest under the bridge loan is compounded to the loan balance each April and October.

Additional Amounts Loan

     On October 16, 1997, the Company executed the additional amounts loan with WSI and received proceeds of $58,219,000 for a loan with a face amount of $58,389,000. This loan is a six-month loan at LIBOR plus five percent per annum, equaling 9.94 percent at December 31, 1998 and due in April 1999. The accrued interest under the additional amounts loan is compounded to the loan balance each April and October.

Working Capital Loan

     On May 16, 1997, the Company executed the working capital loan with WSI whereby the Company would receive proceeds of $920,000 for a loan with a face amount of $1,000,000. The Company drew down $663,000 against the line of credit through December 31, 1997. This loan is a six-month loan at LIBOR plus five percent per annum, with an interest rate of 10.19 percent at December 31, 1998 and due in May 1999. The accrued interest on the loan is compounded to the balance in May and November.

Restrictive Covenants

     The financing agreements contain restrictive covenants which include a prohibition of the Company or its subsidiary to merge or consolidate, or sell, transfer, or otherwise dispose of substantially all of its assets. The Company or the subsidiary may not incur additional indebtedness in

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

excess of $1,000,000 without prior written consent of WSI. Additionally, the financing agreements provide for other restrictive covenants including a restriction on the payment of dividends.

     The Company has pledged 64.7511 percent of its share of the issued and outstanding common stock of the subsidiary to WSI as collateral for the financings.

(b) CONVERTIBLE NOTES PAYABLE DUE TO RELATED PARTY

     Effective April 1, 1998, the Company entered into a convertible note agreement with WSI that provides for a maximum of $54,536,000 through the issuance of convertible notes. The notes mature on September 30, 2006 and carry an interest rate of LIBOR plus five percent per annum, which was 10.15 percent as of December 31, 1998. Under the terms of the note agreement, WSI shall have the right to convert all or a portion of the aggregate principal amount of the notes into shares of common stock at a conversion price of $875,000 per share. As of December 31, 1998, $45,583,000 had been drawn through the issuance of convertible notes. Interest is payable upon maturity.

(c) TERM LOAN

     On November 1, 1998, the Company reached an agreement with a commercial bank for a $92,000 installment loan with a 36 month term at 7 percent interest per annum. The Company pledged $92,000 as collateral for the loan and placed this balance on deposit at the commercial bank. At December 31, 1998, the Company's outstanding balance was $87,000.

(5) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, receivables, accounts payable, accrued expenses, and the term loan approximate their fair market value because of the relatively short duration of these instruments as of December 31, 1998 and 1997, in accordance with SFAS No. 107, Disclosures about Fair Value of Financial Instruments.

     The fair value of the loans and convertible notes due to related party could not be estimated as such amounts are due to the Company's stockholders.

(6) COMMON STOCK

(a) 1998 SHARES AWARD PLAN

     On June 1, 1998, the Company adopted the 1998 Shares Award Plan (the "Plan") under which employees, consultants, and non-employee directors may be granted options to purchase shares of common stock of the Company. The Company has authorized 25 shares of common stock under the Plan. The options are exercisable in installments determined by the compensation committee of the Company's board of directors. The options expire as determined by the committee, but no later than

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

ten years from the date of grant. Transactions and other information relating to the Plan for the year ended December 31, 1998 are summarized below:

                                                              OUTSTANDING OPTIONS
                                                           --------------------------
                                                                         WEIGHTED-
                                                           NUMBER OF      AVERAGE
                                                            SHARES     EXERCISE PRICE
                                                           ---------   --------------
Balance, January 1, 1998.................................       --              --
  Options granted........................................   14.712        $875,000
  Options canceled or expired............................       --              --
  Options exercised......................................       --              --
                                                            ------        --------
Balance, December 31, 1998...............................   14.712        $875,000
                                                            ======        ========

     The following table summarizes information about stock options outstanding at December 31, 1998:

                            OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                -------------------------------------------   -----------------------------
                                     WEIGHTED-
                                      AVERAGE     WEIGHTED-                       WEIGHTED-
                     NUMBER          REMAINING     AVERAGE         NUMBER          AVERAGE
     EXERCISE    OUTSTANDING AT     CONTRACTUAL   EXERCISE     EXERCISABLE AT     EXERCISE
      PRICE     DECEMBER 31, 1998      LIFE         PRICE     DECEMBER 31, 1998     PRICE
     --------   -----------------   -----------   ---------   -----------------   ---------
     $875,000        14.712          9.5 years    $875,000            --          $875,000
     ========        ======          =========    ========            ==          ========

     There were no stock options exercisable at December 31, 1998. There were
10.288 shares available under the plan for future grants at December 31, 1998. At December 31, 1998, all options have been issued to employees.

     The per share weighted-average fair value of employee options granted during the year ended December 31, 1998 was $564,000 on the date of grant using the Black-Scholes Option Pricing Model with the following weighted-average assumptions:

                                                         DECEMBER 31, 1998
                                                         -----------------
Expected dividend yield................................                0%
Volatility.............................................            56.23%
Risk-free interest rate range..........................    4.53% to 5.67%
Expected life..........................................         7.5 years
                                                          ===============

     The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

under SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands):

                                                            YEAR ENDED
                                                         DECEMBER 31, 1998
                                                         -----------------
                                                            (DOLLARS IN
                                                            THOUSANDS)
Net loss:
  As reported..........................................       $16,167
  Pro forma............................................        17,508
  As reported -- net loss per share -- basic and
     diluted...........................................           129
  Pro forma -- net loss per share -- basic and
     diluted...........................................           140
                                                              =======

(b) RESTRICTIVE COVENANTS

     Certain actions require the unanimous affirmative vote of the board of directors of the Company. Such actions include the entry into, or the amendment, modification, extension or termination of any agreements for amounts in excess of $40,000,000 or with AMSC or WSI; the entry into any agreements outside of the ordinary course of business; merger or consolidation; issuance of additional shares of capital stock; and the declaration and payment of dividends. If WSI holds more than 50 percent of the shares of common stock, this provision requiring the unanimous affirmative vote of the board of directors will be of no further force and effect. Additionally, an affirmative vote of 81 percent of all the issued and outstanding shares of common stock shall be required to approve any voluntary filing of a bankruptcy petition by the Company or its subsidiary.

(7) WSI OPTIONS

     The Company issued WSI three options. Under the first option, WSI may purchase 97.2222 shares of common stock at $241,714 per share to acquire common stock. The option may be exercised in whole or in incremental amounts between April 16, 1998 and October 16, 2002. Under certain circumstances, AMSC may require WSI to exercise the option in whole. The Company allocated $1,250,000 to the option. Under the second option, WSI may purchase 128.8876 shares at $477,005 per share. The option may be exercised between October 16, 1997 and October 16, 2003. The Company allocated $170,000 to the option. Under the third option, WSI may purchase 3.5111 shares of common stock at $284,811 per share. The option may be exercised between October 16, 1997 and October 17, 2002. The Company allocated $80,000 to the option.

     The exercise of these options is subject to prior approval of the FCC to the extent that such exercise would constitute transfer of control. The allocation was based upon independent valuation.

(8) EMPLOYEE BENEFIT PLAN

     On July 1, 1998, the Company has adopted a profit sharing and employee savings plan under Section 401(k) of the Internal Revenue Code. This plan allows eligible employees to defer up to 15 percent of their compensation on a pre-tax basis through contributions to the savings plan. The company contributed $0.50 in 1998 for every dollar the employees contributed up to 6 percent of compensation, which amounted to $14,000.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(9) INTEREST COST

     The Company capitalizes a portion of interest cost as a component of the cost of the FCC license and satellite system under construction. The following is a summary of interest cost incurred during December 31, 1998 and 1997, and for the period from December 15, 1992 (date of inception) to December 31, 1998 (in thousands):

                                                                           DECEMBER 15, 1992
                                                                         (DATE OF INCEPTION) TO
                                                       1998      1997      DECEMBER 31, 1998
                                                      -------    -----   ----------------------
Interest cost capitalized...........................  $11,824    1,901           13,725
Interest cost charged to expense....................       --      549              549
                                                      -------    -----           ------
          Total interest cost incurred..............  $11,824    2,450           14,274
                                                      =======    =====           ======

     Interest costs incurred prior to the award of the license were expensed in 1997.

(10) INCOME TAXES

     For the period from December 15, 1992 (date of inception) to December 31, 1998, the Company filed consolidated federal and state tax returns with its majority stockholder AMSC. The Company generated net operating losses and other deferred tax benefits which were not utilized by AMSC. As no formal tax sharing agreement has been finalized, the Company was not compensated for the net operating losses. Had the Company filed on a stand-alone basis, it would have had no tax provision as the deferred tax benefit of approximately $7,164,000 and $650,000 for 1998 and 1997, respectively, would have been fully offset by a valuation allowance.

(11) ACCUMULATED DEFICIT

     The Company is devoting its efforts to develop, construct and expand a digital audio radio network. This effort involves substantial risk and future operating results will be subject to significant business, economic, regulatory, technical, and competitive uncertainties and contingencies. These factors individually or in the aggregate could have an adverse effect on the Company's financial condition and future operating results and create an uncertainty as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

     In order to commence satellite-based radio broadcasting services, the Company will require substantial funds to develop and construct the DARS system, develop and launch radio communications satellites, retire debt incurred in connection with the acquisition of the DARS license and to sustain operations until it generates positive cash flow. At December 31, 1998, the Company has negative working capital of $130,341,000.

     At the Company's current stage of development, economic uncertainties exist regarding successful acquisition of additional debt and equity financing and ultimate profitability of the Company's proposed service. The Company is currently constructing its satellites and will require substantial additional financing before construction is completed. Failure to obtain the required long-term financing will prevent the Company from realizing its objective of providing satellite-delivered radio programming. Management's plan to fund operations and capital expansion includes the

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

additional sale of debt and equity securities through public and private sources. There are no assurances, however, that such financing will be obtained.

(12) COMMITMENTS AND CONTINGENCIES

(a) FCC LICENSE

     The FCC has established certain system development milestones that must be met for the Company to maintain its license to operate the system. The Company believes that it is proceeding into the system development as planned and in accordance with the FCC milestones.

(b) APPLICATION FOR REVIEW OF FCC LICENSE

     One of the losing bidders for the DARS licenses filed an Application for Review by the full FCC of the Licensing Order which granted the Company its FCC license. The Application for Review alleges that WorldSpace has effectively taken control of the Company without FCC approval. The FCC or the U.S. Court of Appeals has the authority to overturn the award of the FCC license should they rule in favor of the losing bidder. Although the Company believes that the FCC license will withstand the challenge, no prediction of the outcome of this challenge can be made with any certainty.

(c) SATELLITE PURCHASE CONTRACT

     On March 20, 1998, as amended on June 5, 1998, the Company entered into an agreement for the construction of two satellites, two launch vehicles, and related equipment, services and spare parts, including launch services. The total commitment under the amended agreement, excluding financing fees, is approximately $438,013,000 as of December 31, 1998. These amounts are due upon the completion of certain milestones. The Company has incurred costs of $64,348,000 as of December 31, 1998. One of the members of the board of directors is an executive of an affiliate of the Contractor.

     Under the terms of this agreement, the Contractor shall invest $15,000,000 in a private or public equity offering of the Company, should it be consummated prior to March 20, 1999.

(d) TECHNICAL SERVICES AND TECHNOLOGY LICENSES

     Effective January 1, 1998, the Company entered into an agreement with AMSC and WorldSpace Management Corporation ("WorldSpace MC"), an affiliate of WSI, in which WorldSpace MC provides technical support in areas related to the development of a DARS system. Payments for services provided under this agreement are made based on negotiated hourly rates. This agreement may be terminated by either party on or after the date of the commencement of commercial operation following the launch of the Company's first satellite. There is no minimum services purchase requirement. The Company incurred costs of $4,770,000 under the agreement during 1998.

     Effective January 1, 1998, XMSR entered into a technology licensing agreement with AMSC and WorldSpace MC by which as compensation for certain licensed technology currently under development to be used in the XM Radio system, XMSR will pay up to $14,300,000 over a ten-year period. In addition, XMSR agreed to pay 1.2 percent of quarterly net revenues to WorldSpace MC and a royalty for equipment manufactured using the technology, if it were to use the source encoding

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

and decoding of transmission signals under development. No liability exists to AMSC or WorldSpace MC should such developments prove unsuccessful. XMSR incurred costs of $6,624,000 under the agreement during 1998.

(e) FCC OCCURRENCES

     On October 30, 1998, AMSC and WSI submitted an application for Consent and Transfer Control with the FCC. These entities have requested the FCC's consent to WSI's exercise of certain options that would increase its shareholding interest in the Company. There have been challenges filed against the application.

(f) LEASES

     The Company has two noncancelable operating leases for office space that expire over the next four years. The future minimum lease payments under noncancelable leases as of December 31, 1998 are (in thousands):

YEAR ENDING DECEMBER 31:
------------------------
1999........................................................  $ 42
2000........................................................    44
2001........................................................    46
2002........................................................    48
2003........................................................    --
                                                              ----
                                                              $180
                                                              ====

     Rent expense for 1998 and 1997 was $231,000 and $0, respectively.

(13) SUBSEQUENT EVENTS

     On January 12, 1999, a competitor of the Company commenced action against the Company for patent infringement and for a declaratory judgment of future patent infringement by the Company. There have been no damages specified in the action and the Company is in the process of responding to the complaint. Should it be unsuccessful in its defense, the Company could be liable for monetary damages, and could be forced to engineer alternative technologies related to signal reception or seek a license from, or pay royalties to, the competitor. The Company intends to vigorously defend against the suit; however, the outcome is uncertain at this time.

     Effective January 15, 1999, the Company issued a convertible note to AMSC for $21,419,000. This note matures on September 30, 2006 and carries an interest rate of LIBOR plus five percent per annum. Under the terms of this note, AMSC shall have the right to convert all or a portion of the aggregate principal amount of the note into shares of common stock at a conversion price of $875,000 per share. Interest is payable upon maturity.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(14) QUARTERLY DATA (UNAUDITED)

                                                                       1998
                                                     ----------------------------------------
                                                       1ST        2ND        3RD        4TH
                                                     QUARTER    QUARTER    QUARTER    QUARTER
                                                     -------    -------    -------    -------
                                                                  (IN THOUSANDS)
Revenues...........................................  $   --         --         --         --
Operating loss.....................................   3,100      5,032      3,849      4,204
Loss before income taxes...........................   3,100      5,032      3,857      4,178
Net loss...........................................   3,100      5,032      3,857      4,178
                                                     ======      =====      =====      =====
Net loss per share -- basic and diluted............  $   25         40         31         33
                                                     ======      =====      =====      =====

                                                                       1997
                                                     ----------------------------------------
                                                       1ST        2ND        3RD        4TH
                                                     QUARTER    QUARTER    QUARTER    QUARTER
                                                     -------    -------    -------    -------
Revenues...........................................  $   --         --         --         --
Operating loss.....................................      --         51        185        874
Loss before income taxes...........................      --        270        459        930
Net loss...........................................      --        270        459        930
                                                     ======      =====      =====      =====
Net loss per share -- basic and diluted............  $   --          2          4          7
                                                     ======      =====      =====      =====

     The sum of quarterly per share net losses for 1997 do not necessarily agree to the net loss per share for the year due to the timing of stock issuances.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                                                   MARCH 31, 1999
                                                              ------------------------
                                                                   (IN THOUSANDS,
                                                                 EXCEPT SHARE DATA)
                                        ASSETS
Current assets:
  Cash......................................................          $  3,442
  Prepaid and other current assets..........................               157
                                                                      --------
Total current assets........................................             3,599
  Other assets:
  Property and equipment net of accumulated depreciation....               598
  System under construction.................................           219,455
  Other assets..............................................               753
                                                                      --------
Total assets................................................          $224,405
                                                                      ========
                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses.....................          $ 55,088
  Due to related parties....................................             6,243
  Accrued interest on loans payable.........................             4,138
  Loans payable due to related parties......................            91,546
  Term loan.................................................                34
                                                                      --------
Total current liabilities...................................           157,049
Noncurrent liabilities:
  Accrued interest on notes payable.........................             2,905
  Notes payable due to related parties......................            75,955
  Term loan, net of current portion.........................                46
                                                                      --------
Total liabilities...........................................           235,955
                                                                      --------
Stockholders' deficit:
  Common stock -- $0.10 par value; authorized 3,000 shares;
     issued and outstanding 125 shares......................                --
  Additional paid-in capital................................            10,643
  Deficit accumulated during development stage..............           (22,193)
                                                                      --------
Total stockholders' deficit.................................           (11,550)
                                                                      --------
Commitments and contingencies
Total liabilities and stockholders' deficit.................          $224,405
                                                                      ========

See accompanying notes to condensed consolidated financial statements.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
       THREE MONTHS ENDED MARCH 31, 1999 AND 1998 AND FOR THE PERIOD FROM
            DECEMBER 15, 1992 (DATE OF INCEPTION) TO MARCH 31, 1999

                                                   THREE MONTHS ENDED      DECEMBER 15, 1992
                                                       MARCH 31,          (DATE OF INCEPTION)
                                                  --------------------       TO MARCH 31,
                                                    1999        1998             1999
                                                  --------    --------    -------------------
                                                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)
Revenue.........................................  $     --    $     --         $     --
                                                  --------    --------         --------
Operating expenses:
  Research and development......................       748       1,933            7,689
  Professional fees.............................     1,297       1,050            7,629
  General and administrative....................     2,376         117            6,406
                                                  --------    --------         --------
Total operating expenses........................     4,421       3,100           21,724
                                                  --------    --------         --------
Operating loss..................................    (4,421)     (3,100)         (21,724)
                                                  --------    --------         --------
Other expense -- interest income (expense)......        54          --             (469)
                                                  --------    --------         --------
Net loss........................................  $ (4,367)   $ (3,100)        $(22,193)
                                                  ========    ========         ========
Net loss per share:
  Basic and diluted.............................  $(34,936)   $(24,800)
                                                  ========    ========
Weighted average shares used in computing net
  loss per share:
  Basic and diluted.............................       125         125
                                                  ========    ========

See accompanying notes to condensed consolidated financial statements.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
       THREE MONTHS ENDED MARCH 31, 1999 AND 1998 AND FOR THE PERIOD FROM
            DECEMBER 15, 1992 (DATE OF INCEPTION) TO MARCH 31, 1999

                                                                                    DECEMBER 15,
                                                                THREE MONTHS            1992
                                                               ENDED MARCH 31,        (DATE OF
                                                              -----------------      INCEPTION)
                                                               1999      1998     TO MARCH 31, 1999
                                                              -------   -------   -----------------
                                                                         (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................  $(4,367)  $(3,100)      $ (22,193)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation............................................       57        --             114
    Note discount amortization..............................       --        --              33
    Changes in operating assets and liabilities:
      (Increase) decrease in prepaid and other current
         assets.............................................       15        (2)           (197)
      Decrease in other assets..............................       21        --              21
      Increase in accounts payable and accrued expenses.....      847        --           2,548
      Increase (decrease) in amounts due to related
         parties............................................     (119)    2,251          13,648
      Increase in accrued interest..........................       --        --             515
                                                              -------   -------       ---------
Net cash used in operating activities.......................   (3,546)     (851)         (5,511)
                                                              -------   -------       ---------
Cash flows used in investing activities
  Purchase of property and equipment........................     (206)       --            (712)
  Additions to system under construction....................  (15,827)   (5,168)       (149,264)
                                                              -------   -------       ---------
  Net cash used in investing activities.....................  (16,033)   (5,168)       (149,976)
Cash flows from financing activities:
  Proceeds from sale of common stock and capital
    contribution............................................       --        --           9,143
  Proceeds from issuance of loan payable to related party...    1,548       336          81,938
  Proceeds from issuance of convertible note to related
    party...................................................   21,419     5,683          67,002
  Proceeds from issuance of options.........................       --        --           1,500
  Payment to establish collateral for term loan.............       --        --             (92)
  Proceeds for term loan....................................       --        --              92
  Repayments of term loan...................................       (7)       --             (12)
  Payment for deferred financing costs......................     (249)       --            (642)
                                                              -------   -------       ---------
Net cash provided by financing activities...................   22,711     6,019         158,929
                                                              -------   -------       ---------
Net cash increase in cash and cash equivalents..............    3,132        --           3,442
Cash and cash equivalents -- beginning......................      310         1              --
                                                              -------   -------       ---------
Cash and cash equivalents -- ending.........................  $ 3,442   $     1       $   3,442
                                                              =======   =======       =========
Supplemental cash flow disclosure:
  Interest capitalized......................................  $ 4,236   $ 2,280       $  17,961
                                                              =======   =======       =========
  Interest converted into principal note balance............  $    --   $    --       $   9,658
                                                              =======   =======       =========
  Accrued system milestone payments.........................  $30,363   $    --       $  52,230
                                                              =======   =======       =========

See accompanying notes to condensed consolidated financial statements.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

     In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of the consolidated financial position of XM Satellite Radio Holdings Inc. and subsidiary, a development stage entity, (the "Company") as of March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998, and the period from December 15, 1992 (date of inception) through March 31, 1999. The results of operations for the three months ended March 31, 1999 and 1998 are not necessarily indicative of the results that may be expected for the full year. These condensed financial statements are unaudited, and do not include all related footnote disclosures.

     The interim unaudited condensed financial statements should be read in conjunction with the audited financial statements of the Company.

(2) LOANS PAYABLE TO RELATED PARTY

     The Company's loan facility with WorldSpace, Inc., including the $25,556,000 outstanding on the bridge loan, the $64,875,000 outstanding on the additional amounts loan and the $1,115,000 outstanding under the working capital loan expired in April 1999 for the bridge loan and additional amounts loan and May 1999 for the working capital loan. Upon maturity, the notes were converted to demand notes. These demand notes are expected to be settled in connection with AMSC's acquisition of the WSI debt and equity interest (see note 5). These demand notes bear interest at LIBOR plus five percent per annum, approximately
10.0 percent.

(3) CONVERTIBLE NOTES PAYABLE DUE TO RELATED PARTY

     During the period from January 1, 1999 through March 31, 1999 the Company issued an additional $8,953,000 in convertible notes to WorldSpace, Inc. ("WSI") under its agreement for an aggregate of $54,536,000 in convertible notes with WSI. The notes mature on September 30, 2006 and carry an interest rate of LIBOR plus five percent per annum, which was 9.97 percent as of March 31, 1999. As of March 31, 1999, the full $54,536,000 had been drawn through the issuance of convertible notes.

     On January 15, 1999, the Company issued a convertible note to American Mobile Satellite Corporation ("AMSC") for $21,419,000. This note matures on September 30, 2006 and carries an interest rate of LIBOR plus five percent per annum. Interest is payable upon maturity. AMSC shall have a right to convert all or a portion of the aggregate principal amount of the note into shares of common stock at a conversion price of $875,000 per share.

(4) SATELLITE CONTRACT

     During the first half of 1999, the Company and Hughes Space and Communications, Inc. ("Hughes") amended the satellite contract to implement a revised work time table and payment schedule to reflect the timing of the receipt of additional funding.

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(5) SUBSEQUENT EVENTS

EXCHANGE OF WORLDSPACE'S INTEREST IN XM RADIO (WORLDSPACE TRANSACTION)

     On July 7, 1999, AMSC acquired WSI's remaining debt and equity interests in the Company in exchange for approximately 8.6 million shares of AMSC's common stock, the issuance of approximately 2.1 million of which is subject to AMSC stockholder approval. Additionally, the Company issued an aggregate $250 million of Series A subordinated convertible notes to several new investors and used $75 million of the proceeds it received from the issuance of these notes to redeem certain outstanding loan obligations owed to WSI. As a result of these transactions, AMSC owns all of the issued and outstanding stock of the Company. Assuming subsequent conversion of all outstanding convertible notes of the Company, and assuming AMSC obtains stockholder approval to issue the remaining
2.1 million shares discussed above, AMSC would own approximately 37% of the equity of the Company, and would have approximately 62% of the voting power in the Company.

RECAPITALIZATION

     Concurrently with the transaction discussed above, the Company's capital structure was reorganized. As a result, AMSC holds 125 shares of Class B common stock, which are the only shares of the Company's capital stock outstanding. The Class B common stock has three votes per share. The Company also has Class A common stock, which is entitled to one vote per share and non-voting Class C common stock. The Class B common stock is convertible into Class A common stock on a one for one basis, as follows: (1) at any time at the discretion of AMSC,
(2) following the Company's initial public offering, at the direction of the holders of a majority of the then outstanding shares of Class A common stock (which majority must include at least 20% of the public holders of Class A common stock), and (3) on or after January 1, 2002, at the direction of the holders of a majority of the then outstanding shares of the Company's Class A common stock. Such conversion will be effected only upon receipt of FCC approval of AMSC's transfer of control of the Company to a diffuse group of shareholders.

     The Company also authorized 1,000 shares of preferred stock, of which 500 shares are designated Series A convertible preferred stock, par value $1.00 per share. The Series A convertible preferred stock is convertible into Class A common stock at the option of the holder. The Series A preferred stock is non-voting and receives dividends, if declared, ratably with the common stock. No such shares have been issued.

ISSUANCE OF SERIES A SUBORDINATED CONVERTIBLE NOTES OF XM RADIO TO NEW INVESTORS

     At the closing of the transaction described above, the Company issued an aggregate $250 million of Series A subordinated convertible notes to six new investors -- General Motors Corporation, $50 million; Clear Channel Investments, Inc., $75 million; DIRECTV Enterprises, Inc., $50 million; and Columbia Capital, Telcom Ventures, L.L.C. and Madison Dearborn Partners, $75 million. The Series A convertible notes issued by the Company are convertible into shares of the Company's Class A common stock or Series A convertible preferred stock at the election of the holders or upon the occurrence of certain events, including an initial public offering of a prescribed size. The conversion price is $509,711 aggregate principal amount of notes for each share of the Company's stock. The notes mature on December 31, 2004, or, if the Company issues at least $50 million aggregate principal amount of high yield debt securities, the Company will be entitled to extend the

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

maturity date of the convertible notes to a date no later than the six month anniversary of the stated maturity date of such high yield debt securities. The notes are senior to all existing Company indebtedness, including certain notes held by AMSC that are convertible into the Company's stock, but will be subordinate to any future high yield debt securities issued by the Company.

REPAYMENT OF LOANS

     Using part of the proceeds from the issuance of its Series A subordinated convertible notes, the Company paid WSI $75 million to repay an outstanding portion of loans payable to WSI.

(6) CONTINGENCIES

PATENT INFRINGEMENT ACTION

     In January, 1999, a competitor of the Company commenced an action against the Company for patent infringement. In February, 1999, the Company filed an answer to the action. The Company does not believe that it has infringed and will not infringe any of the competitor's patents and intends to vigorously defend against the suit; however, the outcome is uncertain at this time.

FCC OCCURRENCES

     AMSC and WSI had previously submitted an application for Consent and Transfer of Control with the FCC. Challenges have been filed against the application. The Company withdrew this application on July 7, 1999 based upon the WorldSpace Transaction.

GENERAL MOTORS DISTRIBUTION AGREEMENT

     XM Radio has signed a long-term distribution agreement with the OnStar division of General Motors providing for the installation of XM radios in General Motors vehicles. During the term of the agreement, which expires 12 years from the commencement date of XM Radio's commercial operations, General Motors has agreed to distribute XM Radio's service to the exclusion of other S-band satellite digital radio services. XM Radio will also have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-General Motors vehicles that are sold for use in the United States. XM Radio has significant annual, fixed payment obligations to General Motors for four years following commencement of commercial service. These payments approximate $35 million in the aggregate during this period. Additional annual fixed payment obligations beyond the initial four years of the contract term range from less than $35 million to approximately $130 million through 2009, aggregating approximately $400 million. In order to encourage the broad installation of XM radios in General Motors vehicles, XM Radio has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to General Motors when the owners of General Motors vehicles with installed XM radios become subscribers for the XM Radio service. XM Radio must also share with General Motors a percentage of the subscription revenue attributable to General Motors vehicles with installed XM radios, which percentage increases until there are more than 8 million General Motors vehicles with installed XM radios. XM Radio will also make available to General Motors bandwidth and advertising time on the XM Radio system. The agreement is subject to renegotiation at any time based upon the installation of radios that are interoperable or capable of receiving CD Radio's service. The agreement is subject to renegotiation if, four years after the commencement of XM Radio's commercial operations and at two-year intervals

                XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

thereafter GM does not achieve and maintain specified installation levels of General Motors vehicles capable of receiving XM Radio's service, starting with
1.24 million units after four years, and the lesser of 600,000 units per year thereafter and amounts proportionate to target market shares in the satellite digital radio service market. There can be no assurances as to the outcome of any such renegotiations. General Motors' exclusivity obligations will discontinue if, four years after XM Radio commences commercial operations and at two-year intervals thereafter, XM Radio fails to achieve and maintain specified minimum market share levels in the satellite digital radio service market.

AMENDMENT TO AMSC NOTE AGREEMENT

     On July 7, 1999 the Company amended the convertible note agreement with AMSC to change the maturity date to December 31, 2004, unless extended, in certain circumstances if the Company issues high yield debt securities, and to provide for the payment of the accrued interest in Class B common stock at a price of $509,711 per share.